                                                                     EXHIBIT 4.3

                              WH ACQUISITION CORP.
                                   (as Issuer)

                          WH INTERMEDIATE HOLDINGS LTD.
                           WH LUXEMBOURG HOLDINGS SaRL
                    WH LUXEMBOURG INTERMEDIATE HOLDINGS SaRL
                              WH LUXEMBOURG CM SaRL
                                 (as Guarantors)


                   11 3/4% Senior Subordinated Notes due 2010

                              ---------------------

                                    INDENTURE

                            Dated as of June 27, 2002

                               ------------------

                              THE BANK OF NEW YORK
                                  (as Trustee)

                                TABLE OF CONTENTS

                                                                                                 PAGE
                                                                                                 ----

ARTICLE I         DEFINITIONS AND INCORPORATION BY REFERENCE........................................2
         SECTION 1.1       DEFINITIONS..............................................................2
         SECTION 1.2       OTHER DEFINITIONS.......................................................31
         SECTION 1.3       INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.......................32
         SECTION 1.4       RULES OF CONSTRUCTION...................................................32

ARTICLE II        THE NOTES........................................................................33
         SECTION 2.1       FORM AND DATING.........................................................33
         SECTION 2.2       EXECUTION AND AUTHENTICATION............................................34
         SECTION 2.3       REGISTRAR, PAYING AGENT AND DEPOSITARY..................................34
         SECTION 2.4       PAYING AGENT TO HOLD MONEY IN TRUST.....................................34
         SECTION 2.5       HOLDER LISTS............................................................35
         SECTION 2.6       TRANSFER AND EXCHANGE...................................................35
         SECTION 2.7       REPLACEMENT NOTES.......................................................46
         SECTION 2.8       OUTSTANDING NOTES.......................................................46
         SECTION 2.9       TREASURY NOTES..........................................................46
         SECTION 2.10      TEMPORARY NOTES.........................................................47
         SECTION 2.11      CANCELLATION............................................................47
         SECTION 2.12      DEFAULTED INTEREST......................................................47
         SECTION 2.13      CUSIP NUMBERS...........................................................48
         SECTION 2.14      ISSUANCE OF ADDITIONAL NOTES............................................48

ARTICLE III       REDEMPTION.......................................................................48
         SECTION 3.1       NOTICES TO TRUSTEE......................................................48
         SECTION 3.2       SELECTION OF NOTES TO BE REDEEMED.......................................48
         SECTION 3.3       NOTICE OF REDEMPTION....................................................49
         SECTION 3.4       EFFECT OF NOTICE OF REDEMPTION..........................................50
         SECTION 3.5       DEPOSIT OF REDEMPTION PRICE.............................................50
         SECTION 3.6       NOTES REDEEMED IN PART..................................................50
         SECTION 3.7       OPTIONAL REDEMPTION.....................................................50
         SECTION 3.8       MANDATORY REDEMPTION....................................................51

ARTICLE IV        COVENANTS........................................................................52
         SECTION 4.1       PAYMENT OF NOTES........................................................52
         SECTION 4.2       MAINTENANCE OF OFFICE OR AGENCY.........................................52
         SECTION 4.3       SEC REPORTS AND REPORTS TO HOLDERS......................................52
         SECTION 4.4       COMPLIANCE CERTIFICATE..................................................53
         SECTION 4.5       TAXES...................................................................53
         SECTION 4.6       STAY, EXTENSION AND USURY LAWS..........................................54
         SECTION 4.7       LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS AND DISQUALIFIED
                           CAPITAL STOCK...........................................................54
         SECTION 4.8       LIMITATION ON LIENS.....................................................55
         SECTION 4.9       LIMITATION ON RESTRICTED PAYMENTS.......................................56
         SECTION 4.10      LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING
                           SUBSIDIARIES............................................................58
         SECTION 4.11      LIMITATION ON LINES OF BUSINESS ........................................59
         SECTION 4.12      LIMITATION ON TRANSACTIONS WITH AFFILIATES..............................60
         SECTION 4.13      LIMITATION ON SALE OF ASSETS AND SUBSIDIARY STOCK.......................60
         SECTION 4.14      REPURCHASE OF NOTES AT THE OPTION OF THE HOLDER UPON A CHANGE OF
                           CONTROL.................................................................63


         SECTION 4.15      ........................................................................64
         SECTION 4.16      LIMITATION ON LAYERING..................................................65
         SECTION 4.17      FUTURE GUARANTORS.......................................................65
         SECTION 4.18      LIMITATION ON STATUS AS INVESTMENT COMPANY..............................66
         SECTION 4.19      MAINTENANCE OF PROPERTIES AND INSURANCE.................................66
         SECTION 4.20      CORPORATE EXISTENCE.....................................................66
         SECTION 4.21      LIMITATION ON ABILITY OF COMPANY TO RELEASE FUNDS FROM SECURED
                           PROCEEDS ACCOUNT........................................................67
         SECTION 4.22      LIMITATION ON ACTIVITIES PRIOR TO CONSUMMATION OF THE MERGER............67

ARTICLE V         SUCCESSORS.......................................................................67
         SECTION 5.1       MERGER, CONSOLIDATION OR SALE OF ASSETS OF THE COMPANY..................67
         SECTION 5.2       SUCCESSOR CORPORATION SUBSTITUTED.......................................68
         SECTION 5.3       MERGER, CONSOLIDATION OR SALE OF ASSETS OF PARENT.......................68
         SECTION 5.4       SUCCESSOR CORPORATION SUBSTITUTED FOR THE PARENT........................69

ARTICLE VI        DEFAULTS AND REMEDIES ...........................................................69
         SECTION 6.1       EVENTS OF DEFAULT.......................................................69
         SECTION 6.2       ACCELERATION............................................................70
         SECTION 6.3       OTHER REMEDIES..........................................................72
         SECTION 6.4       WAIVER OF PAST DEFAULTS.................................................72
         SECTION 6.5       CONTROL BY MAJORITY.....................................................72
         SECTION 6.6       LIMITATION ON SUITS ....................................................73
         SECTION 6.7       RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT...........................73
         SECTION 6.8       COLLECTION SUIT BY TRUSTEE..............................................73
         SECTION 6.9       TRUSTEE MAY FILE PROOFS OF CLAIM........................................73
         SECTION 6.10      PRIORITIES..............................................................74
         SECTION 6.11      UNDERTAKING FOR COSTS...................................................74

ARTICLE VII       TRUSTEE..........................................................................75
         SECTION 7.1       DUTIES OF TRUSTEE ......................................................75
         SECTION 7.2       RIGHTS OF TRUSTEE.......................................................76
         SECTION 7.3       INDIVIDUAL RIGHTS OF TRUSTEE ...........................................77
         SECTION 7.4       TRUSTEE'S DISCLAIMER ...................................................77
         SECTION 7.5       NOTICE OF DEFAULTS......................................................77
         SECTION 7.6       REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES..............................77
         SECTION 7.7       COMPENSATION AND INDEMNITY..............................................78
         SECTION 7.8       REPLACEMENT OF TRUSTEE..................................................78
         SECTION 7.9       SUCCESSOR TRUSTEE BY MERGER, ETC........................................79
         SECTION 7.10      ELIGIBILITY; DISQUALIFICATION...........................................79
         SECTION 7.11      PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.......................80

ARTICLE VIII      LEGAL DEFEASANCE AND COVENANT DEFEASANCE.........................................80
         SECTION 8.1       OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE ...............80
         SECTION 8.2       LEGAL DEFEASANCE AND DISCHARGE .........................................80
         SECTION 8.3       COVENANT DEFEASANCE.....................................................80
         SECTION 8.4       CONDITIONS TO LEGAL OR COVENANT DEFEASANCE..............................81
         SECTION 8.5       DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER
                           MISCELLANEOUS PROVISIONS................................................82
         SECTION 8.6       REPAYMENT TO COMPANY....................................................82
         SECTION 8.7       REINSTATEMENT...........................................................83

ARTICLE IX        AMENDMENT, SUPPLEMENT AND WAIVER.................................................83


         SECTION 9.1       WITHOUT CONSENT OF HOLDERS OF NOTES.....................................83
         SECTION 9.2       WITH CONSENT OF HOLDERS OF NOTES........................................84
         SECTION 9.3       COMPLIANCE WITH TRUST INDENTURE ACT.....................................85
         SECTION 9.4       REVOCATION AND EFFECT OF CONSENTS.......................................85
         SECTION 9.5       NOTATION ON OR EXCHANGE OF NOTES........................................86
         SECTION 9.6       TRUSTEE TO SIGN AMENDMENTS, ETC.........................................86

ARTICLE X         GUARANTEES.......................................................................86
         SECTION 10.1      GUARANTEES..............................................................86
         SECTION 10.2      EXECUTION AND DELIVERY OF GUARANTEES....................................88
         SECTION 10.3      GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS......................88
         SECTION 10.4      RELEASE OF GUARANTORS...................................................89
         SECTION 10.5      LIMITATION OF GUARANTOR'S LIABILITY; CERTAIN BANKRUPTCY EVENTS..........90
         SECTION 10.6      APPLICATION OF CERTAIN TERMS AND PROVISIONS TO THE GUARANTORS...........90
         SECTION 10.7      SUBORDINATION OF GUARANTEES.............................................91

ARTICLE XI        SUBORDINATION....................................................................91
         SECTION 11.1      NOTES SUBORDINATED TO SENIOR DEBT.......................................91
         SECTION 11.2      NO PAYMENT ON NOTES IN CERTAIN CIRCUMSTANCES............................91
         SECTION 11.3      NOTES SUBORDINATED TO PRIOR PAYMENT OF ALL SENIOR DEBT ON DISSOLUTION,
                           LIQUIDATION OR REORGANIZATION...........................................92
         SECTION 11.4      HOLDERS TO BE SUBROGATED TO RIGHTS OF HOLDERS OF SENIOR DEBT............93
         SECTION 11.5      RELATIVE RIGHTS.........................................................93
         SECTION 11.6      TRUSTEE ENTITLED TO ASSUME PAYMENTS NOT PROHIBITED
                           IN ABSENCE OF NOTICE....................................................93
         SECTION 11.7      APPLICATION BY TRUSTEE OF ASSETS DEPOSITED WITH IT......................94
         SECTION 11.8      SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR
                           OMISSIONS OF THE COMPANY, THE GUARANTORS OR HOLDERS
                           OF SENIOR DEBT..........................................................94
         SECTION 11.9      HOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE
                           SUBORDINATION OF NOTES..................................................94
         SECTION 11.10     RIGHT OF TRUSTEE TO HOLD SENIOR DEBT....................................95
         SECTION 11.11     ARTICLE XI NOT TO PREVENT EVENTS OF DEFAULT.............................95
         SECTION 11.12     NO FIDUCIARY DUTY OF TRUSTEE TO HOLDERS OF SENIOR DEBT..................95

ARTICLE XII       MISCELLANEOUS....................................................................95
         SECTION 12.1      TRUST INDENTURE ACT CONTROLS............................................95
         SECTION 12.2      NOTICES.................................................................96
         SECTION 12.3      COMMUNICATION BY HOLDERS OF NOTES WITH OTHER
                           HOLDERS OF NOTES .......................................................97
         SECTION 12.4      CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT......................97
         SECTION 12.5      STATEMENTS REQUIRED IN CERTIFICATE OR OPINION...........................97
         SECTION 12.6      RULES BY TRUSTEE AND AGENTS ............................................97
         SECTION 12.7      NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS,
                           EMPLOYEES AND STOCKHOLDERS..............................................98
         SECTION 12.8      GOVERNING LAW ..........................................................98
         SECTION 12.9      NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS ..........................98
         SECTION 12.10     SUCCESSORS .............................................................98
         SECTION 12.11     SEVERABILITY ...........................................................98
         SECTION 12.12     COUNTERPART ORIGINALS...................................................98
         SECTION 12.13     TABLE OF CONTENTS, HEADINGS, ETC........................................98


EXHIBIT A [FORM OF NOTE]..........................................................................A-1

EXHIBIT BFORM OF CERTIFICATE OF TRANSFER..........................................................B-1

EXHIBIT CFORM OF CERTIFICATE OF EXCHANGE..........................................................C-1

EXHIBIT DFORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR.....................D-1

EXHIBIT EFORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS..................E-1

EXHIBIT FFORM OF SECURITY AGREEMENT...............................................................F-1

EXHIBIT GFORM OF SUPPORT AGREEMENT TO BE DELIVERED BY WHITNEY V, L.P..............................G-1

EXHIBIT HFORM OF SUPPORT AGREEMENT TO BE DELIVERED BY CCG INVESTMENTS (BVI), L.P..................H-1

                                                                                                 PAGE
                                                                                                 ----

EXHIBIT I
         FORM OF MONITORING FEES AGREEMENT AMONG  HOLDINGS, THE COMPANY AND WHITNEY & CO., LLC ...I-1

EXHIBIT J
         FORM OF MONITORING FEES AGREEMENT AMONG HOLDINGS, THE COMPANY AND GGC
ADMINISTRATION, LLC...............................................................................J-1

                             CROSS-REFERENCE TABLE*

TIA SECTION                                                                         INDENTURE SECTION
-----------                                                                         -----------------
310(a)(1)........................................................................................7.10
     (a)(2)......................................................................................7.10
     (a)(3)......................................................................................N.A.
     (a)(4)......................................................................................N.A.
     (a)(5).................................................................................7.8; 7.10
     (b)..............................................................................7.8; 7.10; 12.2
     (c).........................................................................................N.A.
311(a)...........................................................................................7.11
     (b).........................................................................................7.11
     (c).........................................................................................N.A.
312(a)............................................................................................2.5
     (b).........................................................................................12.3
     (c).........................................................................................12.3
313(a)............................................................................................7.6
     (b)(1)......................................................................................N.A.
     (b)(2).......................................................................................7.6
     (c)....................................................................................7.6; 12.2
     (d)..........................................................................................7.6
314(a).................................................................................4.3; 4.4; 12.2
     (b).........................................................................................N.A.
     (c)(1)......................................................................................12.4
     (c)(2)......................................................................................12.4
     (c)(3)......................................................................................N.A.
     (d).........................................................................................N.A.
     (e).........................................................................................12.5
     (f).........................................................................................N.A.
315(a).........................................................................................7.1(b)
     (b)....................................................................................7.5; 12.2
     (c).......................................................................................7.1(a)
     (d).......................................................................................7.1(c)
     (e).........................................................................................6.11
316(a)(last sentence).............................................................................2.9
     (a)(1)(A)....................................................................................6.5
     (a)(1)(B)....................................................................................6.4
     (a)(2)......................................................................................N.A.
     (b)..........................................................................................6.7
     (c)..........................................................................................6.4
317(a)(1).........................................................................................6.8
     (a)(2).......................................................................................6.9
     (b)..........................................................................................2.4
318(a)...........................................................................................12.1
     (c).........................................................................................12.1

------------------------------
N.A. means not applicable
*This Cross-Reference table shall not, for any purpose, be deemed to be part of this Indenture.

      INDENTURE, dated as of June 27, 2002, among WH Acquisition Corp. and, upon consummation of the Merger (as defined herein), Herbalife International, Inc., a Nevada corporation (the "Company"), the Guarantors (as defined herein), and The Bank of New York, as trustee (the "Trustee").

      Pursuant to the Agreement and Plan of Merger, dated as of April 10, 2002, by and among WH Holdings (Cayman Islands) Ltd. (" Holdings"), the Company, and Herbalife International, Inc., the Company will be merged with and into Herbalife International, Inc., with Herbalife International, Inc. as the surviving corporation (the "Merger"). Upon consummation of the Merger, Herbalife International, Inc. will assume the Company's obligations under this Indenture and will cause its subsidiaries to become Guarantors to the extent required by this Indenture.

      Each party agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 11 3/4% Senior Subordinated Notes due 2010 issued hereunder (the "Notes"):

                                    ARTICLE I
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.1 Definitions

            "144A Global Note" means one or more Global Notes bearing the Private Placement Legend, that shall be issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

            "Accrued Bankruptcy Interest" means, with respect to any Indebtedness, all interest accruing thereon after the filing of a petition by or against the Company or the Parent or any Subsidiary of the Company or the Parent under any Bankruptcy Law, in accordance with and at the rate (including any rate applicable upon any default or event of default, to the extent lawful) specified in the documents evidencing or governing such Indebtedness, whether or not the claim for such interest is allowed as a claim after such filing in any proceeding under such Bankruptcy Law.

            "Acquired Indebtedness" means Indebtedness (including Disqualified Capital Stock) of any Person existing at the time such Person becomes a Subsidiary of the Company or the Parent, including by designation, or is merged or consolidated into or with the Company or the Parent or a Subsidiary of the Company or the Parent.

            "Acquisition" means the purchase or other acquisition of any Person or all or substantially all the assets of any Person by any other Person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

            "Affiliate" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For purposes of this definition, the term "control" means the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise; provided, that with respect to ownership interests in the Company and its Subsidiaries, a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to possess control.

            "Agent" means any Registrar, Paying Agent or co-registrar.

            "Applicable Leverage Ratio" means, (1) with respect to any Incurrence Date on or prior to December 31, 2002, 4.00 to 1.0, (2) with respect to any Incurrence Date after December 31, 2002 and on or prior to December 31, 2003, 3.50 to 1.0, (3) with respect to any Incurrence Date after December 31, 2003 and on or prior to December 31, 2004, 3.00 to 1.0, and (4) with respect to any Incurrence Date after December 31, 2004, 2.50 to 1.0.

            "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange at the relevant time.

            "Applicable Tax Rate" means, in respect of any particular Tax Determination Year, a percentage equal to the highest marginal United States federal income tax rate applicable to an individual in respect of such Tax Determination Year as determined by the Tax Amounts CPA.

            "Asset Disposition" means (a) any conveyance, sale, lease, sublease, assignment, transfer or other disposition (including by way of merger or consolidation and including any sale and leaseback transaction) of any property (including stock of any of Parent's Subsidiaries by the holder thereof) by Parent or any of its Subsidiaries to any person other than Holdings and its Subsidiaries party to the Credit Agreement (other than sales and other dispositions of inventory in the ordinary course of business) and (b) any issuance or sale by any Subsidiary of Parent of its Equity Interests to any person other than Holdings and its Subsidiaries party to the Credit Agreement.

            "Attributable Indebtedness" means, when used with respect to any sale and leaseback transaction, as at the time of determination, the present value (discounted at a rate equivalent to the Company's then-current weighted-average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such sale and leaseback transaction.

            "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (1) the sum of the products (a) of the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (2) the sum of all such principal (or redemption) payments.

            "Bankruptcy Code" means the United States Bankruptcy Code, codified at 11 U.S.C. Section 101-1330, as amended.

            "Bankruptcy Law" means Title 11, U.S. Code, or any similar Federal, state or foreign law for the relief of debtors.

            "Beneficial Owner" or "beneficial owner" for purposes of the definition of Change of Control and Affiliate has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue
Date), whether or not applicable.

            "Board of Directors" means, with respect to any Person, the board of directors (or if such Person is not a corporation, the equivalent board of managers or members or body performing similar functions for such Person) of such Person or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the board of directors of such Person.

            "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

            "Capital Contribution" means any contribution to the equity of the Company from the Parent or Holdings for which no consideration other than the issuance of Qualified Capital Stock is given.

            "Capital Expenditures" means, with respect to any person, for any period, the aggregate of all expenditures of such person and its Consolidated Subsidiaries for the acquisition of fixed or capital assets which should be capitalized under GAAP on a consolidated balance sheet of such person and its Consolidated Subsidiaries. Notwithstanding the foregoing, Capital Expenditures shall not include (i) expenditures with Proceeds from Asset Dispositions (other than through leases), to the extent such expenditures do not exceed the book value of such assets, and (ii) expenditures of Proceeds from a Casualty Event.

            "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

            "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness that is not itself otherwise capital stock), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

            "Cash Equivalent" means:

            (1) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided, that the full faith and credit of the United States of America is pledged in support thereof),

            (2) demand deposits, time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000,

            (3) commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc.,

            (4) repurchase obligations having terms not more than seven days, with institutions meeting the criteria set forth in clause (2) above, for direct obligations issued by or fully guaranteed by the United States of America (provided, that the full faith and credit of the United States of America is pledged in support thereof), having, on the date of purchase thereof, a fair market value of at least 100% of the amount of repurchase obligations,

            (5) interests in money market or mutual funds all of whose assets are invested in assets or securities of the type described in clauses (1) through (4) above,

            (6) with respect to Investments by any Foreign Subsidiary, any demand deposit account,

            (7) direct investments in tax exempt obligations of any state of the United States of America, or any municipality of any such state, in each case rated "AA" or better by Standard & Poor's Rating Service, "Aa2" or better by Moody's Investor Service, Inc. or an equivalent rating by any other credit rating agency of recognized national standing, provided that such obligations mature within six months from the date of acquisition thereof, and

            (8) investments in mutual funds or variable rate notes that invest in tax exempt obligations of the types described in clause (7) above,

            and in the case of each of (1) and (2) maturing within one year after the date of acquisition.

            "Casualty Event" means, with respect to any property (including Real Property) of any person, any loss of title with respect to such property or any loss of or damage to or destruction of, or any condemnation or other taking (including by any Governmental Authority) of, such property for which such person or any of its subsidiaries receives insurance proceeds or proceeds of a condemnation award or other compensation. "Casualty Event" includes any taking of all or any part of any Real Property of any person or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property of any person or any part thereof by any Governmental Authority, civil or military.

            "CL Obligations" of any person means the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

            "CNI" means, with respect to any person for any period, the consolidated net after tax income of such person and its Consolidated Subsidiaries determined in accordance with GAAP, reduced by the amount of any Tax Amounts Payment made during such period, but excluding in any event (a) net earnings or loss of any other person (other than a Subsidiary of Holdings) in which such person or any of its Consolidated Subsidiaries has an ownership interest, except (in the case of any such net earnings) to the extent such net earnings shall have actually been received by such person or any of its Consolidated Subsidiaries (subject to the limitation in clause (b) below) in the form of cash distributions, (b) any portion of the net earnings of any of such person's Consolidated Subsidiaries that is unavailable for payment of dividends to such person or any other of its Consolidated Subsidiaries by reason of the provisions of any agreement or applicable law or regulation, and (c) the income (or loss) of any other person accrued prior to the date it becomes a Subsidiary of such person or any of its Consolidated Subsidiaries or is merged into or consolidated with such person or any of its Consolidated Subsidiaries or that other person's assets are acquired by such person or its Consolidated Subsidiaries (other than pursuant to the Merger).

            "Change of Control" means:

            (1) prior to consummation of an Initial Public Offering the Principals and their Related Parties shall cease to beneficially own at least 51% of the voting power of the Voting Equity Interests of the Parent;

            (2) the Parent shall cease to beneficially own at least 80% of the voting power of the Voting Equity Interests of the Company;

            (3) following the consummation of an Initial Public Offering, (A) any merger or consolidation of the Parent or the Company with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Parent or the Company, respectively, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any "person" (including any group that is deemed to be a "person") (other than the Principals and their Related Parties, or, in the case of the Company, the Parent or any Wholly-Owned Subsidiary of the Parent) is or becomes the "beneficial owner," directly or indirectly, of more than 35% of voting power of the aggregate Voting Equity Interests of the transferee(s) or surviving entity or entities, (B) any "person" (including any group that is deemed to be a "person") (other than the Principals and their Related Parties, or, in the case of the Company, the Parent or any Wholly-Owned Subsidiary of the Parent) is or becomes the "beneficial owner," directly or indirectly, of more than 35% of the voting power of the aggregate Voting Equity Interests of the Company or the Parent, or (C) the Continuing Directors cease for any reason to constitute a majority of the Parent's Board of Directors then in office.

            "Clearstream" means Clearstream Banking Luxembourg, or its successors.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Consolidated Cash Flow" means, with respect to any person for any period, CNI for such period, adjusted, in each case only to the extent (and in the same proportion) deducted in determining CNI (and with respect to the portion of CNI attributable to any Subsidiary of Parent only to the extent a corresponding amount would be permitted at the date of determination to be distributed to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Subsidiary or its stockholders), by (x) adding thereto (i) the amount of Consolidated Interest Expense, (ii) provision for taxes based on income, (iii) any Tax Amounts Payment made during such period,
(iv) amortization, (v) depreciation, (vi) all other noncash items subtracted in determining CNI (including, without limitation, any noncash compensation charge arising from any grant of stock, stock options or other equity-based awards of such Person or any of its Subsidiaries and noncash losses or charges related to impairment of goodwill and other intangible assets and excluding any noncash charge that results in an accrual of a reserve for cash charges in any future period) for such period, (vii) nonrecurring expenses and charges of the Company and Herbalife International, Inc., related to the Merger and Merger Financing Transactions; and (y) subtracting therefrom (i) dividends paid to Holdings for the purpose of paying its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including legal and accounting expenses and similar expenses) and (ii) the aggregate amount of all noncash items, determined on a consolidated basis, to the extent such items were added in determining CNI for such period.

            "Consolidated Coverage Ratio" of any Person on any date of determination (the "Transaction Date") means the ratio, on a pro forma basis, of
(a) the aggregate amount of Consolidated EBITDA of such Person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period to (b) the aggregate Consolidated Fixed Charges of such Person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such Person's Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period; provided, that for purposes of such calculation:

            (9) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period,

            (10) transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period,

            (11) the incurrence of any Indebtedness (including issuance of any Disqualified Capital Stock) during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) (other than Indebtedness incurred under any revolving credit facility) shall be assumed to have occurred on the first day of the Reference Period, and

            (12) the Consolidated Fixed Charges of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

            "Consolidated Current Assets" means, with respect to any person as at any date of determination, the total assets of such person and its Consolidated Subsidiaries that may properly be classified as current assets on a consolidated balance sheet of such person and its Consolidated Subsidiaries in accordance with GAAP.

            "Consolidated Current Liabilities" means, with respect to any person as at any date of determination, the total liabilities of such person and its Consolidated Subsidiaries that may properly be classified as current liabilities (other than the current portion of any loans outstanding under the Credit Agreement or CL Obligations) on a consolidated balance sheet of such person and its Consolidated Subsidiaries in accordance with GAAP.

            "Consolidated EBITDA" means, with respect to any Person, for any period, the Consolidated Net Income of such Person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of

            (13) Consolidated income tax expense,

            (14) any Tax Amounts Payments made by such Person during such period,

            (15) Consolidated depreciation and amortization expense,

            (16) Consolidated Fixed Charges,

            (17) non-cash charges relating to employee benefit or other management compensation plans of such Person or any of its Consolidated Subsidiaries or any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards of such Person or any of its Subsidiaries (excluding in each case any non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense incurred in a prior period),

            (18) non-cash loses or charges related to impairment of goodwill and other intangible assets, and

            (19) for purposes of determining the Parent's Consolidated Coverage Ratio and the Parent's Leverage Ratio for any Reference Period that includes the date upon which the Merger was consummated, nonrecurring expenses and charges of the Company and Herbalife International, Inc., related to the Merger and Related Financing Transactions.

less the amount of all cash payments made by such Person or any of its Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior period; provided, that consolidated income tax expense and depreciation and amortization of a Subsidiary that is a less than Wholly-Owned Subsidiary shall only be added to the extent of the equity interest of the Company in such Subsidiary.

            "Consolidated Fixed Charges" of any Person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of:

            (1) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such Person and its Consolidated Subsidiaries during such period, including (1) original issue discount and non-cash interest payments or accruals on any Indebtedness, (2) the interest portion of all deferred payment obligations, and (3) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period, and

            (2) the amount of dividends accrued or payable (or guaranteed) by such Person or any of its Consolidated Subsidiaries in respect of Preferred Stock (other than by Subsidiaries of such Person to such Person or such Person's Wholly-Owned Subsidiaries).

For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined in good faith by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guaranty by such Person or a Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

            "Consolidated Interest Expense" means, with respect to any person for any period, the total consolidated interest expense of such person and its Consolidated Subsidiaries for such period (calculated without regard to any limitations on the payment thereof and including commitment fees, letter-of-credit fees and net amounts payable under Interest Rate Protection Agreements) determined in accordance with GAAP plus, without duplication, (a) the portion of CL Obligations of such person and its Consolidated Subsidiaries representing the interest factor for such period, (b) imputed interest on Attributable Indebtedness, (c) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any person (other than the Company or a Wholly-Owned Subsidiary of the Company) in connection with Indebtedness incurred by such plan or trust, (d) all interest payable with respect to discontinued operations, and (e) imputed interest on SL Obligations.

            "Consolidated Net Income" means, with respect to any Person for any period, the net income (or loss) of such Person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, reduced by the amount of any Tax Amounts Payments made during such period and adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication):

            (3) all gains (but not losses) which are either extraordinary (as determined in accordance with GAAP) or are nonrecurring (including any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any capital stock),

            (4) the net income, if positive, of any Person, other than a Consolidated Subsidiary, in which such Person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such Person or a Consolidated Subsidiary of such Person during such period, but in any case not in excess of such Person's pro rata share of such Person's net income for such period,

            (5) the net income, if positive, of any of such Person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary, and

            (6) solely for purposes of Section 4.9 and to avoid duplication, any Monitoring Fees (or any comparable fees, reimbursements or payments of out-of-pocket expenses) paid by the Company or the Parent.

            "Consolidated Subsidiary" means, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such Person in accordance with GAAP.

            "Consolidation" means, with respect to the Company or the Parent, the consolidation of the accounts of the Subsidiaries with those of the Company or the Parent, as applicable, all in accordance with GAAP; provided, that "consolidation" shall not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of the Company or the Parent. The term "consolidated" has a correlative meaning to the foregoing.

            "Contingent Obligation" means, as to any person, any obligation of such person guaranteeing or intended to guarantee any Debt, leases, dividends or other obligations ("primary obligations") of any other person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of such person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (d) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include (w) endorsements of instruments for deposit or collection in the ordinary course of business, (x) any product warranties issued on products by Parent or any of its Subsidiaries in the ordinary course of business, (y) any obligation to buy back products in the ordinary course of business made pursuant to the buyback policy of Parent and its Subsidiaries or pursuant to applicable Requirements of Law, and (z) any operating lease guarantees (other than in respect of SL Obligations) executed by Parent, Luxembourg Holdings, Luxembourg Intermediate Holdings, Luxembourg CM or the Company in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

            "Continuing Director" means during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, including new directors designated in or provided for in an agreement regarding the merger, consolidation or sale, transfer or other conveyance, of all or substantially all of the assets of the Company or the Parent, if such agreement was approved by a vote of such majority of directors).

            "Corporate Trust Office" shall be at the address of the Trustee specified in Section 12.2 hereof or such other address as to which the Trustee may give notice to the Company.

            "Credit Agreement" means the credit agreement dated on or prior to the date the Merger is consummated as part of the Related Financing Transactions, by and among the Parent, Herbalife International, Inc. (or WH Acquisition Corp.), Holdings, certain Subsidiaries of Holdings, certain financial institutions and UBS AG Stamford Branch, as agent, providing for a term loan facility and a revolving credit facility, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith (such credit agreement, as amended or supplemented from time to time, the "Original Credit Agreement"), as such Original Credit Agreement and/or related documents may be restated, renewed or replaced from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Credit Agreement" shall include agreements in respect of Interest Swap and Hedging Obligations with lenders (or Affiliates thereof) party to the Credit Agreement and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Credit Agreement and all refundings, refinancings and replacements of any Credit Agreement, including any credit agreement:

            (20) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby,

            (21) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Company and its Subsidiaries and their respective successors and assigns,

            (22) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder; provided, that on the date such Indebtedness is incurred it would not be prohibited by the Section 4.7, or

            (23) otherwise altering the terms and conditions thereof in a manner not expressly prohibited by the terms of this Indenture.

            "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

            "Debt" of any person means, without duplication, (a) all obligations of such person for borrowed money; (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such person upon which interest charges are customarily paid or accrued; (d) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person; (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable incurred in the ordinary course of business on normal trade terms and not overdue by more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established); (f) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Encumberance on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed; (g) all CL Obligations, PM Obligations and SL Obligations of such person; (h) all obligations of such person in respect of Hedging Agreements; provided that, the amount of Debt of the type referred to in this clause (h) of any person shall be zero unless and until such Debt shall be terminated, in which case the amount of such Debt shall be the then termination payment due thereunder by such person; (i) all obligations of such person as an account party in respect of letters of credit, letters of guaranty and bankers' acceptances; (j) all

Attributable Debt of such person; and (k) all Contingent Obligations of such person in respect of Debt or obligations of others of the kinds referred to in clauses (a) through (j) above. The Debt of any Person shall include the Debt of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Debt provide that such Person is not liable therefor.

            "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

            "Definitive Note" means one or more certificated Notes registered in the name of the Holder thereof and issued in accordance with Section 2.6 hereof, in the form of Exhibit A hereto except that such Note shall not include the information called for by footnotes 3, 4 and 5 thereof.

            "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean or include such successor.

            "Disqualified Capital Stock" means with respect to the Parent, (a) Equity Interests of the Parent that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased including at the option of the holder thereof by the Parent or any of its Subsidiaries or the Company, in whole or in part, on or prior to 91 days following the Stated Maturity of the Notes and (b) any Equity Interests of the Company or of any Subsidiary of the Parent other than any common equity with no preferences, privileges, and no redemption or repayment provisions. Notwithstanding the foregoing, any Equity Interests that would constitute Disqualified Capital Stock solely because the holders thereof have the right to require the Parent or Company to repurchase such Equity Interests upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Capital Stock if the terms of such Equity Interests provide that the Parent or Company may not repurchase or redeem any such Equity Interests pursuant to such provisions prior to the Company's purchase of the Notes as are required to be purchased pursuant to the provisions of this Indenture as described under Section 4.14 hereof.

            "Distribution Compliance Period" means the 40-day distribution compliance period as defined in Regulation S.

            "Encumberance" means, with respect to any property, (a) any mortgage, deed of trust, lien, pledge, encumbrance, claim, charge, assignment, hypothecation, security interest or encumbrance of any kind, any other type of preferential arrangement in respect of such property or any filing of any financing statement under the UCC or any other similar notice of lien under any similar notice or recording statute of any Governmental Authority, including any easement, right-of-way or other encumbrance on title to Real Property, in each of the foregoing cases whether voluntary or imposed by law, and any agreement to give any of the foregoing; (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such property; and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

            "Equity Financing" means the initial cash equity investment in Holdings by the Principals and their Affiliates and selected co-investors on or prior to the date the Merger is consummated, in an amount not less than $176,000,000, and the concurrent or subsequent cash equity investment in Holdings by certain distributors and management on or after the date the Merger is consummated.

            "Equity Interests" means Capital Stock or partnership, participation or membership interests and all warrants, options or other rights to acquire Capital Stock or partnership, participation or membership interests (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock or partnership, participation or membership interests).

            "Euroclear" means Euroclear Bank S.A./N.V., or its successor, as operator of the Euroclear system.

            "Event of Loss" means, with respect to any property or asset, any
(1) loss, destruction or damage of such property or asset or (2) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

            "Excess Cash Flow" means, for any fiscal year of Parent, the sum, without duplication, of

            (a) Consolidated Cash Flow of Parent for such fiscal year; plus

            (b) extraordinary net cash gains or net cash gains from sales of assets, if any, during such fiscal year not included in CNI; plus

            (c) reductions to noncash working capital of Parent and its Consolidated Subsidiaries for such fiscal year (i.e., the decrease, if any, in Consolidated

Current Assets minus Consolidated Current Liabilities from the beginning to the end of such fiscal year); minus

            (d) the amount of any cash income taxes payable by Parent and its Consolidated Subsidiaries with respect to such fiscal year and any Tax Amounts Payments made by the Parent and its Consolidated Subsidiaries during such fiscal year; minus

            (e) Consolidated Interest Expense of Parent, to the extent paid in cash during such fiscal year; minus

            (f) Capital Expenditures of Parent during such fiscal year, to the extent funded from internally generated funds; minus

            (g) permanent repayments of Debt made by Parent and its Consolidated Subsidiaries during such fiscal year (including payments of principal in respect of revolving loans to the extent there is an equivalent reduction in the revolving commitments under the Credit Agreement); but only to the extent such repayments do not occur in connection with a refinancing of all or any portion of the loans under the Credit Facility, if any; minus

            (h) extraordinary cash losses from the sale of assets during such fiscal year and not included in Parent's CNI; minus

            (i) additions to noncash working capital of Parent and its Consolidated Subsidiaries for such fiscal year (i.e., the increase, if any, in Consolidated Current Assets minus Consolidated Current Liabilities from the beginning to the end of such fiscal year);

provided that, with respect to Parent's fiscal year 2002 only, for the purposes of this definition of "Excess Cash Flow", each of the foregoing shall be calculated for the period from and including the date the Merger is consummated through and including the last day of Parent's fiscal year 2002.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Exchange Notes" means Series B Notes issued pursuant to the Exchange Offer.

            "Exchange Offer" means an offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Exchange Notes for the

Notes issued on the Issue Date.

            "Exchange Offer Registration Statement" shall have the meaning set forth in the Registration Rights Agreement.

            "Exempted Affiliate Transaction" means (a) customary employee compensation arrangements approved by a majority of independent (as to such transactions) members of the Board of Directors of the Company, (b) dividends permitted by Section 4.9 hereof and payable in form and amount on a pro rata basis to all holders of common stock of the Company, (c) transactions solely between or among the Company and the Guarantors any Consolidated Subsidiaries of the Company or the Guarantors or solely among Consolidated Subsidiaries of the Company or the Guarantors, (d) payment of Monitoring Fees pursuant to the Monitoring Services Agreements, (e) payment of any Tax Amounts Payments that are not prohibited by Section 4.9 hereof, (f) the Monitoring Services Agreements, substantially in the form attached as Exhibits G and H to this Indenture, (g) Capital Contributions to the Company or any sale of Capital Stock (other than Disqualified Capital Stock) of the Company to an Affiliate, (h) payment of reasonable directors' fees to Persons who are not otherwise Affiliates of the Company or the Parent and customary indemnification and insurance agreements in favor of directors, regardless of affiliation with the Company or the Parent, and (i) payments to Affiliates as part of the Merger Consideration and Related Costs that were disclosed in the Offering Memorandum.

            "Existing Indebtedness" means Indebtedness of Herbalife International, Inc. and its Subsidiaries (other than Indebtedness under the Credit Facility) in existence on the Issue Date, reduced to the extent such amounts are repaid, refinanced or retired.

            "Fair Market Value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Company.

            "Final Determination" means a final "determination" as defined under section 1313 of the Code or a similar determination under state, local, or foreign law.

            "Final Determination Amount" means, in respect of any particular Tax Determination Year, any additional taxes, interest, and penalties resulting from a Final Determination and arising from or attributable to amounts paid or accrued pursuant to the Intercompany Service Agreement.

            "Foreign Subsidiary" means any Subsidiary of the Company which

(i) is not organized under the laws of the United States, any state thereof or the District of Columbia and (ii) conducts substantially all of its business operations outside the United States of America.

            "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect at the time.

            "Global Notes" means one or more Notes in the form of Exhibit A hereto that includes, as applicable, the information referred to in footnotes 3, 4 and 5 to the form of Note, attached hereto as Exhibit A, issued under this Indenture, that is deposited with or on behalf of and registered in the name of the Depositary or its nominee.

            "Global Note Legend" means the legend set forth in Section 2.6(g)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

            "Governmental Authority" means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

            "Guarantee" when used with respect to the Notes, means a guarantee by the Guarantors of all or any part of the Notes, in accordance with Article X hereof.

            "Guarantor" means the Parent and each present and future Subsidiary of Parent or the Company that at the time are guarantors of the Notes in accordance with this Indenture.

            "Hedging Agreement" means any Interest Rate Protection Agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

            "Holder" means a Person in whose name a Note is registered on the Registrar's books.

            "Holdings" means WH Holdings (Cayman Islands), Ltd., a corporation organized under the laws of the Cayman Islands.

            "Holdings CFC Group" means Holdings and the members of the Parent CFC Group.

            "Indebtedness" of any Person means, without duplication,

            (1) all liabilities and obligations, contingent or otherwise, of such Person, to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such Person in accordance with GAAP, (1) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (2) evidenced by bonds, notes, debentures or similar instruments, (3) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors;

            (2) all liabilities and obligations, contingent or otherwise, of such Person (1) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (2) relating to any Capitalized Lease Obligation, or (3) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit;

            (3) all net obligations of such Person under Interest Swap and Hedging Obligations;

            (4) all liabilities and obligations of others of the kind described in the preceding clause (a), (b) or (c) that such Person has guaranteed or provided credit support or that is otherwise its legal liability or which are secured by any assets or property of such Person;

            (5) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c) or (d), or this clause (e), whether or not between or among the same parties; and

            (6) all Disqualified Capital Stock of such Person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends).

For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair

Market Value to be determined in good faith by the board of directors of the issuer (or managing general partner of the issuer) of such Disqualified Capital Stock.

The amount of any Indebtedness outstanding as of any date shall be (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, but the accretion of original issue discount in accordance with the original terms of Indebtedness issued with an original issue discount shall not be deemed to be an incurrence and (2) the principal amount thereof, in the case of any other Indebtedness.

            "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

            "Indirect Participant" means an entity that clears through, maintains a direct or indirect, custodial relationship with, or holds a beneficial interest through, a Participant.

            "INITIAL PUBLIC OFFERING" MEANS AN UNDERWRITTEN PUBLIC OFFERING OF COMMON STOCK OF THE PARENT IN WHICH GROSS PROCEEDS TO THE PARENT ARE AT LEAST $50,000,000.

            "Initial Purchaser" means the initial purchaser under the Purchase Agreement.

            "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a QIB.

            "INTERCOMPANY SERVICE AGREEMENT" MEANS A SERVICE AGREEMENT (OR, IF MORE THAN ONE SERVICE AGREEMENT IS ENTERED INTO, THE AGGREGATE OF ALL SUCH SERVICE AGREEMENTS) ENTERED INTO BY AND AMONG AN INTERCOMPANY SERVICE PROVIDER AND ONE OR MORE MEMBERS OF THE PARENT GROUP, THE PRICING OF WHICH IS DETERMINED ON AN ARM'S-LENGTH BASIS AND IN COMPLIANCE WITH THE "BEST METHOD RULE" AND THE "DOCUMENTATION REQUIREMENTS" UNDER SECTIONS 482 AND 6662 OF THE CODE AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER.

            "INTERCOMPANY SERVICE PROVIDER" MEANS ANY MEMBER OF THE PARENT CFC GROUP THAT IS OBLIGATED TO RENDER SERVICES PURSUANT TO THE INTERCOMPANY SERVICE AGREEMENT.

            "INTERCOMPANY SERVICE RECEIPTS" MEANS, IN RESPECT OF ANY TAX DETERMINATION YEAR, AMOUNTS RECEIVED OR RECEIVABLE BY THE INTERCOMPANY SERVICE PROVIDER FROM MEMBERS OF THE PARENT GROUP IN RESPECT OF SERVICES PROVIDED BY THE INTERCOMPANY SERVICE PROVIDER TO SUCH MEMBERS PURSUANT TO AN INTERCOMPANY SERVICE AGREEMENT.

            "INTERCOMPANY SERVICE SUBPART F INCOME" MEANS, IN RESPECT OF ANY TAX DETERMINATION YEAR, (i) THE SUBPART F INCOME OF ANY MEMBER OF THE HOLDINGS CFC GROUP FOR SUCH YEAR AS DETERMINED UNDER SECTION 951(A)(1)(A) OF THE CODE AND
(ii) THE AMOUNT OF EARNINGS OF ANY MEMBER OF THE HOLDINGS CFC GROUP FOR SUCH YEAR AS DETERMINED UNDER SECTION 951(a)(1)(B) OF THE CODE IN RESPECT OF ANY
SECTION 956 AMOUNT THAT, IN THE CASE OF EACH OF THE IMMEDIATELY PRECEDING CLAUSES (i) AND (ii) AND WITHOUT DUPLICATION, ARISES FROM OR IS ATTRIBUTABLE TO INTERCOMPANY SERVICE RECEIPTS (OR THE DISTRIBUTION, PAYMENT, OR TRANSFER OF RECEIPTS BY SUCH MEMBER TO ANOTHER MEMBER OF THE HOLDINGS CFC GROUP).

            "Interest Payment Date" means the stated due date of an installment of interest on the Notes.

            "Interest Rate Protection Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or similar agreement or arrangement designed to protect Holdings or its Subsidiaries against fluctuations in interest rates and not entered into for speculation.

            "Interest Swap and Hedging Obligation" means any obligation of any Person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

            "Investment" by any Person in any other Person means (without duplication):

            (7) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of Equity Interests, capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other Person or any agreement to make any such acquisition;

            (8) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable, endorsements for collection or deposits arising in the ordinary course of business);

            (9) other than guarantees of Indebtedness of the Company or any Guarantor to the extent permitted by Section 4.7, the entering into by such Person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other Person;

            (10) the making of any capital contribution by such Person to such other Person;

            (11) the designation by the Board of Directors of the Company of any Person to be an Unrestricted Subsidiary; and

            (12) a Subsidiary of the Parent or the Company that is a Guarantor becoming a Non-Guarantor Subsidiary as a result of the release of the Guarantee of such Subsidiary in accordance with the provisions of Section 10.4.

The Company and the Parent, without duplication, shall be deemed to make an Investment in an amount equal to the fair market value of the net assets of any subsidiary of the Company or the Parent (or, if neither the Company nor any of its Subsidiaries has theretofore made an Investment in such subsidiary, in an amount equal to the Investments being made), at the time that such subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from the Company, the Parent or a Subsidiary of the Company or the Parent shall be deemed an Investment valued at its fair market value at the time of such transfer. The Company and the Parent, without duplication, shall be deemed to make an Investment in an amount equal to the fair market value of the net assets of any Subsidiary of the Company or the Parent that is a Guarantor (or, if neither the Company nor any of its Subsidiaries has theretofore made an Investment in such subsidiary, in an amount equal to the Investments being made) at the time that such Subsidiary becomes a Non-Guarantor Subsidiary as a result of the release of the Guarantee of such Subsidiary in accordance with the provisions of Section 10.4. The Company and the Parent shall be deemed to have made an Investment in a Person that is or was required to be a Guarantor if, upon the issuance, sale or other disposition of any portion of the Company's or the Guarantor's ownership in the Capital Stock of such Person, such Person ceases to be a Guarantor. The fair market value of each Investment shall be measured at the time made or returned, as applicable.

            "Issue Date" means the date of first issuance of the Notes under this Indenture.

            "Junior Security" means any Qualified Capital Stock and any Indebtedness of the Company or a Guarantor, as applicable, that is contractually subordinated in right of payment to Senior Debt (or any securities issued in exchange for Senior Debt) at least to the same extent as the Notes or the Guarantee, as applicable, and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity of the Notes; provided, that in the case of subordination in respect of Senior Debt under the Credit Agreement, "Junior Security" shall mean any Qualified Capital Stock and any Indebtedness of the Company or the Guarantor, as applicable, that:

            (24) has a final maturity date occurring after the final maturity date of, all Senior Debt outstanding under the Credit Agreement on the date of issuance of such Qualified Capital Stock or Indebtedness,

            (25) is unsecured,

            (26) has an Average Life longer than the security for which such Qualified Capital Stock or Indebtedness is being exchanged, and

            (27) by their terms or by law are subordinated to Senior Debt outstanding under the Credit Agreement (and any securities issued in exchange for such Senior Debt outstanding under the Credit Agreement) on the date of issuance of such Qualified Capital Stock or Indebtedness at least to the same extent as the Notes.

            "Korean Consumer Refund Guarantee" means the guarantee or letter of credit issued to any applicable Korean Governmental Authority as required to comply with the consumer refund laws of Korea, together with any supporting obligations in respect thereof.

            "Leverage Ratio" on any date of determination (the "Determination Date") means the ratio, on a pro forma basis, of (a) the aggregate amount of Indebtedness of the Parent and its Subsidiaries on a consolidated basis determined in accordance with GAAP to (b) the aggregate amount of Consolidated EBITDA of the Parent attributable to continuing operations and business (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period; provided, that for purposes of calculating Consolidated EBITDA for this definition: (1) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Determination Date shall be assumed to have occurred on the first day of the Reference Period, (2) transactions giving rise to the need to calculate the Leverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (3) the incurrence of any Indebtedness (including issuance of any Disqualified Capital Stock) during the Reference Period or subsequent to the Reference Period and on or prior to the Determination Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) (other than Indebtedness incurred under any revolving credit facility) shall be assumed to have occurred on the first day of the Reference Period, (4) the Consolidated Fixed Charges of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction
Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used, and (5) for any Reference Period that includes any date on or prior to December 31, 2002, one-time charges or expenses of the Parent and its Subsidiaries related to severance or to the termination of employment of employees of the Parent and its Subsidiaries, to the extent such charges relate to cash paid to such terminated employee, in each case, to the extent such charges or expenses reduced the Consolidated EBITDA of the Parent.

            "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

            "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

            "Liquidated Damages" means all liquidated damages then owing pursuant to the Registration Rights Agreement.

            "LUXEMBOURG HOLDINGS" MEANS WH LUXEMBOURG HOLDINGS SARL, A LUXEMBOURG COMPANY.

            "LUXEMBOURG INTERMEDIATE HOLDINGS" MEANS WH LUXEMBOURG INTERMEDIATE HOLDINGS SARL, A LUXEMBOURG COMPANY.

            "LUXEMBOURG CM" MEANS WH LUXEMBOURG CM SARL, A LUXEMBOURG COMPANY.

            "Merger" the merger of WH Acquisition Corp., a Nevada corporation, with and into Herbalife International, Inc., a Nevada corporation, pursuant to the Merger Agreement.

            "Merger Agreement" means the Agreement and Plan of Merger, dated as of April 10, 2002, by and among Holdings, a Cayman Islands corporation, WH Acquisition Corp., a Nevada corporation and Herbalife International, Inc., a Nevada corporation, as in effect on the Issue Date, without giving effect to any amendment thereto or waiver thereof after the Issue Date.

            "Merger Consideration and Related Costs" means:

            (1) the cash consideration for the Merger payable by the Company to holders of Herbalife International, Inc.'s common stock and options to purchase common stock pursuant to the Merger Agreement as described in the Offering Memorandum;

            (2) payment of obligations of Subsidiaries of Herbalife International, Inc. that are guaranteed by Herbalife International, Inc. and payable in connection with the Merger, as described in the Offering Memorandum; and

            (3) all fees and expenses related to the foregoing and payable in connection with the merger, as described in the Offering Memorandum.

            "Merger Financing Transactions" means the issuance of the Notes and the Equity Financing in connection with the consummation of the Merger.

            "Monitoring Fees" means payments to Whitney & Co., LLC or GGC Administration, LLC pursuant to the Monitoring Services Agreements.

            "Monitoring Services Agreements" means those certain separate monitoring fee agreements among (i) Holdings, the Company and Whitney & Co., LLC substantially in the form attached hereto as Exhibit I and (ii) Holdings, the Company and GGC Administration, LLC, substantially in the form attached hereto as Exhibit J, without giving effect to any amendment thereto or waiver thereof.

            "Net Cash Proceeds" means the aggregate amount of cash or Cash Equivalents received by the Company in the case of a sale or Capital Contribution in respect of Qualified Capital Stock and by the Company, the Parent and the Subsidiaries of the Company or the Parent in respect of an Asset Sale plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash on or after the Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and (in the case of Asset Sales, reasonable and customary), expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale or sale of Qualified Capital Stock, and, in the case of an Asset Sale only, less the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company, the Parent or any Subsidiary of the Company or the Parent in connection with such Asset Sale in the taxable year that such sale is consummated or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carryforwards, and similar tax attributes.

            "Non-Guarantor Subsidiary" means any Subsidiary of the Parent, including any Subsidiary of the Company, that has not guaranteed the Obligations under the Notes and this Indenture or that has been released from its obligations under its Guarantee of the Notes in accordance with the terms of this Indenture.

            "Notice of Deficiency" means a notice of deficiency as described under section 6212 of the Code or a similar notice under state, local or foreign law.

            "Non-U.S. Person" means any Person other than a U.S. Person.

            "Notes Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

            "Obligation" means any principal, premium or interest payment, or monetary penalty, or damages, due by the Company or any Guarantor under the terms of the Notes or this Indenture, including any Liquidated Damages due pursuant to the terms of the Registration Rights Agreement.

            "Offering Memorandum" means the Offering Memorandum, dated June 21, 2002, relating to the offer and sale of the Notes on the Issue Date.

            "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President of such Person.

            "Officers' Certificate" means the officers' certificate to be delivered upon the occurrence of certain events as set forth in this Indenture.

            "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Sections
12.4 and 12.5 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

            "Ownership Interest" means, with respect to any person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting), of capital of such person, including, if such person is a partnership, partnership interests (whether general or limited) and any other interest (other than an interest constituting Indebtedness) or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, whether outstanding on the date hereof or issued after the Issue Date.

            "Parent" means WH Intermediate Holdings Ltd.

            "Parent CFC Group" means Parent and any direct or indirect Subsidiary of Parent other than the Company and any direct or indirect Subsidiary of the Company.

            "Parent Group" means Parent and its Subsidiaries.

            "Parent Group Tax Savings Amount" means, in respect of any Tax Determination Year, the excess of (x) the tax liability incurred by the Parent Group for such Tax Determination Year as determined as if no Intercompany Service Agreement had been entered into by and among Intercompany Service Provider and any Subsidiary of the Parent Group over (y) the actual tax liability incurred by the Parent Group for such Tax Determination Year (as determined on a basis consistent with any Final Determination in respect of any previous Tax Determination Year), which liability shall take into account any taxes that have been, or will be, incurred by the Parent Group in connection with the making of a Tax Amounts Payment in respect of such Tax Determination Year. If, in respect of any Tax Determination Year, Parent or any Subsidiary of the Parent Group has received a Notice of Deficiency, in respect of which there has been no Final Determination, related to any item arising from or attributable to amounts paid or accrued pursuant to the Intercompany Service Agreement, the Parent Group Tax Savings Amount shall be determined on a basis consistent with such Notice of Deficiency except to the extent that, based on the advice of the Tax Amounts CPA, the Company reasonably determines that, more likely than not, the Parent or such Subsidiary will prevail on the merits in connection with contesting such Notice of Deficiency.

            "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

            "Participating Broker-Dealer" means any broker-dealer that receives Exchange Notes for its own account in the Exchange Offer in exchange for Notes that were acquired by such broker-dealer as a result of market-making or other trading activities.

            "Permitted Indebtedness" means that:

            (1) the Company and the Guarantors may incur Indebtedness evidenced by the Notes and the Guarantees (including the Exchange Notes and the Guarantees in respect thereof) issued pursuant to this Indenture up to the amounts being issued on the Issue Date less any amounts repaid or retired (and not including any Additional Notes);

            (2) the Company and its Subsidiaries may incur Refinancing Indebtedness with respect to any Existing Indebtedness or the Company and the Guarantors, as applicable, may incur Refinancing Indebtedness with respect to any Indebtedness (including Disqualified Capital Stock), described in clause (a) or incurred pursuant to the Debt Incurrence Ratio test of Section 4.7, or which was refinanced pursuant to this clause (b);

            (3) the Company, the Guarantors and the Subsidiaries of the Company and the Parent may incur Indebtedness solely in respect of bankers acceptances, letters of credit and performance bonds (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money or other Indebtedness), all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in the Company's industry; provided, that the aggregate principal amount outstanding of such Indebtedness (including any Refinancing Indebtedness and any other Indebtedness issued to retire, refinance, refund, defease or replace such Indebtedness) shall at no time exceed $1,000,000;

            (4) the Company may incur Indebtedness owed to (borrowed from) any Guarantor, and any Guarantor may incur Indebtedness owed to (borrowed from) any other Guarantor or the Company; provided, that in the case of Indebtedness of the Company, such obligations shall be unsecured and contractually subordinated in all respects to the Company's obligations pursuant to the Notes and any event that causes such Guarantor no longer to be a Guarantor (including by designation to be an Unrestricted Subsidiary) shall be deemed to be a new incurrence by such issuer of such Indebtedness and any guarantor thereof respectively subject to
Section 4.7;

            (5) the Company and the Guarantors may incur Indebtedness owed to (borrowed from) any Non-Guarantor Subsidiary and any Non-Guarantor Subsidiary may incur Indebtedness owed to (borrowed from) any other Non- Guarantor Subsidiary; provided, that in the case of Indebtedness of the Company or the Guarantors, such obligations shall be unsecured and contractually subordinated in all respects to the Company's obligations pursuant to the Notes or the Guarantor's obligations pursuant to its Guarantee and any event that causes such Non-Guarantor Subsidiary to no longer be a Non-Guarantor Subsidiary (other than by becoming a Guarantor) shall be deemed to be a new incurrence by such issuer of such Indebtedness and any guarantor thereof subject to Section 4.7;

            (6) the Company and the Guarantors may incur Interest Swap and

Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate or currency risk with respect to any fixed or floating rate Indebtedness that is permitted by this Indenture to be outstanding or any receivable or liability the payment of which is determined by reference to a foreign currency; provided, that the notional amount of any such Interest Swap and Hedging Obligation does not exceed the principal amount of Indebtedness to which such Interest Swap and Hedging Obligation relates;

            (7) the Company and its Subsidiaries may incur the Existing Indebtedness;

            (8) any Non-Guarantor Subsidiary may incur Indebtedness owed to (borrowed from) the Parent, the Company or any Guarantor; provided, that the Investment in the form of the loan is not prohibited at the time of incurrence by Section 4.9; and

            (9) Indebtedness in respect of the Korean Consumer Refund Guarantee.

            "Permitted Investment" means:

            (10) any Investment in any of the Notes;

            (11) any Investment in Cash Equivalents;

            (12) intercompany notes to the extent permitted under clause (d) or
(e) of the definition of "Permitted Indebtedness" herein;

            (13) any Investment by the Company, the Parent or any Subsidiary of the Company or the Parent in a Person in a Related Business if as a result of such Investment such Person immediately becomes a Subsidiary of the Company or the Parent and becomes a Guarantor or such Person is immediately merged with or into the Company or a Guarantor;

            (14) any Investment in any Person in exchange for the Company's Qualified Capital Stock or the Net Cash Proceeds of any substantially concurrent sale of the Company's Qualified Capital Stock;

            (15) Investment in other Persons, including Non-Guarantor Subsidiaries, provided, that after giving pro forma effect to each such Investment, the aggregate amount of all such Investments made on and after the Issue Date pursuant to this clause (f) that are outstanding (after giving effect to any such Investments that are returned to the Company or the Guarantor that made such prior Investment, without restriction, in cash on or prior to the date of any such calculation), but only up to the amount of the Investment made under this clause (f) in such Person, at any time does not in the aggregate exceed $15,000,000 (measured by the value attributed to the Investment at the time made or returned, as applicable);

            (16) Investments by Non-Guarantor Subsidiaries in other Non-Guarantor Subsidiaries;

            (17) any Investment by any Non-Guarantor Subsidiary in a Person in a Related Business if as a result of such Investment such Person immediately becomes a Non-Guarantor Subsidiary or a Guarantor or such Person becomes a Non-Guarantor Subsidiary or a Guarantor;

            (18) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.13;

            (19) Investments in customers and suppliers in the ordinary course of business and consistent with the Company's past practices that either (A) generate accounts receivables, or (B) are accepted in settlement of bonafide disputes;

            (20) Investments in the form of advances to employees for travel, relocation and like expenses, in each case, consistent with the Company's past practices; and

            (21) Investments in the form of loans and advances not to exceed $2,500,000 at any one time outstanding pursuant to this clause (l) to employees, directors and distributors, of the Parent, the Company and the Subsidiaries of the Parent for the purpose of funding the purchase of Capital Stock of the Parent or Holdings by such employees, directors and distributors.

            "Permitted Lien" means:

            (22) Liens existing on the Issue Date;

            (23) statutory liens of carriers, warehousemen, mechanics, material men, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business provided that (1) the underlying obligations are not overdue for a period of more than 30 days, or (2) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company or the Parent in accordance with GAAP;

            (24) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

            (25) Liens securing the Notes;

            (26) Liens securing Indebtedness of a Person existing at the time such Person becomes a Subsidiary or is merged with or into the Company, the Parent or a Subsidiary of the Company or the Parent or Liens securing Indebtedness incurred in connection with an Acquisition, provided, that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets;

            (27) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company, the Parent or any Subsidiary of the Company or the Parent in the ordinary course of business;

            (28) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the Holders of the Notes than the terms of the Liens securing such refinanced Indebtedness, and provided that the Indebtedness secured is not increased and the Lien is not extended to any additional assets or property that would not have been security for the Indebtedness refinanced;

            (29) Liens securing Indebtedness incurred under Senior Debt in accordance with the terms of Section 4.7 hereof; and

            (30) Liens securing Indebtedness of any Non-Guarantor Subsidiary incurred in accordance with the provisions of Section 4.7.

            "Person" or "person" means any corporation, individual, limited liability company, joint stock company, joint venture, partnership, limited liability company, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

            "Pledged Securities" means "Pledged Securities" as defined in the Security Agreement to be purchased by the Securities Intermediary with $154,126,222.22 of the net proceeds from the Notes, which the Securities Intermediary shall deposit in the Secured Proceeds Account as provided in the Security Agreement.

            "PM Obligation" means, for any person, the obligations of such person in respect of Debt incurred for the purpose of financing all or any part of the purchase price of any property (including Ownership Interests of any person) or the cost of installation, construction or improvement of any property or assets and any refinancing thereof; provided, however, that such Indebtedness is incurred within 90 days after such acquisition of such property by such person.

            "Preferred Stock" means any Equity Interest of any class or classes of a Person (however designated) which is preferred as to payments of dividends, or as to distributions upon any liquidation or dissolution, over Equity Interests of any other class of such Person.

            "Private Placement Legend" means the legend set forth in Section 2.6(g)(i) hereof to be placed on all Notes issued under this Indenture except where specifically stated otherwise by the provisions of this Indenture.

            "Proceeds" means:

            (a) with respect to any Asset Disposition, the cash proceeds received by Holdings or any of its Subsidiaries party to the Credit Agreement (including cash proceeds subsequently received (as and when received by Holdings or any of its Subsidiaries party to the Credit Agreement) in respect of noncash consideration initially received) net of (i) selling expenses (including reasonable brokers' fees or commissions, legal fees, transfer and similar taxes and the Company's reasonable and good faith estimate of income, franchise, sales, and other applicable taxes required to be paid by the Company or any of its respective Subsidiaries in connection with such Asset Disposition in the taxable year that such sale is consummated or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits, and tax credit carry forwards, and similar tax attributes; (ii) amounts escrowed or provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Asset Disposition (provided that, to the extent and at the time any such amounts are released from such escrow or reserve, such amounts shall constitute Proceeds); (iii) the Company's good faith estimate of payments required to be made with respect to unassumed liabilities relating to the assets sold within 90 days of such Asset Disposition (provided that, to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities within 90 days of such Asset Disposition, such cash proceeds shall constitute Proceeds); and (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Debt for borrowed money that is secured by a senior Encumbrance on the asset sold in such Asset Disposition and that is repaid with such proceeds (other than any such Debt assumed by the purchaser of such asset);

            (b) with respect to any Casualty Event, the cash insurance proceeds, condemnation awards and other compensation received in respect thereof, net of all reasonable costs and expenses incurred in connection with the collection of such proceeds, awards or other compensation in respect of such Casualty Event.

            "Pro Forma" or "pro forma" shall have the meaning set forth in Regulation S-X of the Securities Act of 1933, as amended, unless otherwise specifically stated herein.

            "Principals" means each of (1) Whitney V, L.P. and (2) CCG Investments (BVI), L.P.

            "Purchase Agreement" means the agreement dated June 21, 2002, among the Initial Purchaser, the Company, Herbalife International, Inc. and the Guarantors.

            "Purchase Money Indebtedness" of any Person means any Indebtedness of such Person to any seller or other Person incurred solely to finance the acquisition (including in the case of a Capitalized Lease Obligation, the lease), construction, installation or improvement of any after acquired real or personal tangible property which, in the reasonable good faith judgment of the Board of Directors of the Company, is directly related to a Related Business of the Company and which is incurred substantially concurrent with such acquisition, construction, installation or improvement and is secured only by the assets so financed.

            "QIB" means a "qualified institutional buyer" as defined in Rule
144A.

            "Qualified Capital Stock" means any Capital Stock of the Parent that is not Disqualified Capital Stock.

            "Qualified Equity Offering" means, except in connection with the Merger and Related Financing Transactions, (i) an underwritten public offering pursuant to a registration statement filed with the Commission in accordance with the Securities Act of 1933, as amended, of Qualified Capital Stock of the Parent, or (ii) an unregistered offering of Qualified Capital Stock of Parent for cash resulting in net proceeds to the Parent in excess of $50,000,000, or
(iii) a Capital Contribution to the Parent resulting in net cash proceeds in excess of $50,000,000.

            "Qualified Exchange" means:

            (28) any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock, or Indebtedness of the Parent or Company issued on or after the Issue Date with the Net Cash Proceeds received by the Parent or Company from the substantially concurrent sale of its Qualified Capital Stock (other than to the Parent, the Company, or a Subsidiary of the Company or the Parent) or, to the extent used to retire Indebtedness (other than Disqualified Capital Stock) of the Parent or the Company issued on or after the Issue Date, Refinancing Indebtedness of the Parent or the Company, or

            (29) any issuance of Qualified Capital Stock of the Parent or the Company in exchange for any Capital Stock or Indebtedness of the Parent or the Company issued on or after the Issue Date.

            "Real Property" means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned, leased or operated by any person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

            "Record Date" means a Record Date specified in the Notes, whether or not such date is a Business Day.

            "Recourse Indebtedness" means Indebtedness (a) as to which either the Company, the Parent or any Subsidiary of the Company or the Parent (1) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (2) is directly or indirectly liable (as a guarantor or otherwise), or (3) constitutes the lender, and (b) a default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company, the Parent or any Subsidiary of the Company or the Parent to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

            "Reference Period" with regard to any Person means the four full fiscal quarters ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or this Indenture.

            "Refinancing Indebtedness" means Indebtedness (including Disqualified Capital Stock) (a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness

(including Disqualified Capital Stock) in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing plus the amount of any premium paid in connection with such Refinancing) the lesser of (1) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness (including Disqualified Capital Stock) so Refinanced and (2) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided, that (A) such Refinancing Indebtedness shall only be used to refinance outstanding Indebtedness (including Disqualified Capital Stock) of such Person issuing such Refinancing Indebtedness, (B) such Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness (including Disqualified Capital Stock) to be so refinanced at the time of such Refinancing and (y) in all respects, be no less contractually subordinated or junior, if applicable, to the rights of Holders of the Notes than was the Indebtedness (including Disqualified Capital Stock) to be refinanced, (C) such Refinancing Indebtedness shall have a final stated maturity or redemption date, as applicable, no earlier than the final stated maturity or redemption date, as applicable, of the Indebtedness (including Disqualified Capital Stock) to be so refinanced or, if sooner, 91 days after the Stated Maturity of the Notes, and (D) such Refinancing Indebtedness shall be secured (if secured) in a manner no more adverse to the Holders of the Notes than the terms of the Liens (if any) securing such refinanced Indebtedness, including, without limitation, the amount of Indebtedness secured shall not be increased.

            "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Issue Date, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

            "Reg S Permanent Global Note" means one or more permanent Global Notes that shall be issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Reg S Temporary Global Note upon expiration of the Distribution Compliance Period.

            "Reg S Temporary Global Note" means one or more temporary Global Notes bearing the Private Placement Legend and the Reg S Temporary Global Note Legend, issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

            "Reg S Temporary Global Note Legend" means the legend set forth in
Section 2.6(g)(iii) hereof, which is required to be placed on all Reg S
Temporary

Global Notes issued under this Indenture.

            "Regulation S" means Regulation S promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

            "Regulation S Global Note" means a Reg S Temporary Global Note or a Reg S Permanent Global Note, as the case may be.

            "Related Business" means the business conducted (or proposed to be conducted) by Herbalife International, Inc. and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Company are materially related, ancillary or complementary businesses.

            "Related Business Asset" means assets that the Company determines will be used in a Related Business.

            "Related Financing Transactions" means the financing transactions in connection with the consummation of the Merger as described in the Offering Memorandum.

            "Related Party" means, with respect to any of the Principals, any Person who controls, is controlled by or is under common control with such Principal; provided, that for purposes of this definition "control" means the beneficial ownership of more than 80% of the total voting power of a Person normally entitled to vote in the election of directors, managers or trustees, as applicable of a Person.

            "Requirements of Law" means, collectively, any and all requirements of any Governmental Authority including any and all laws, ordinances, rules, regulations or similar statutes or case law.

            "Responsible Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

            "Restricted Definitive Note" means one or more Definitive Notes bearing the Private Placement Legend, issued under this Indenture.

            "Restricted Global Note" means one or more Global Notes bearing the Private Placement Legend, issued under this Indenture.

            "Restricted Investment" means, in one or a series of related transactions, any Investment, other than other Permitted Investments.

            "Restricted Payment" means, with respect to any Person:

            (1) the declaration or payment of any dividend or other distribution in respect of Equity Interests of such Person or any parent of such Person, which, for purposes hereof expressly includes the payment of any Monitoring Fees (or any comparable fees, reimbursements or payments of out-of-pocket expenses) by such Person to any Person,

            (2) any payment (except to the extent with Qualified Capital Stock) on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such Person or any parent of such Person,

            (3) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness, and

            (4) any Restricted Investment by such Person;

provided, however, that the term "Restricted Payment" does not include (1) any dividend, distribution or other payment on or with respect to Equity Interests of an issuer to the extent payable solely in shares of Qualified Capital Stock of such issuer, or (2) any dividend, distribution or other payment to the Company, or to any Guarantor, by the Company, any Subsidiary of the Company or the Parent, or (3) any Investment in the Company or any Guarantor by the Company, any Guarantor or any Subsidiary of the Company or the Parent; provided, that the consideration for such Investment shall be received by the Company or any Guarantor, or (4) the repurchase of Equity Interests deemed to occur upon the exercise of stock options if such Equity Interests represent a portion of the exercise price thereof, or (5) the payment of the Merger Consideration and Related Costs as described in the Offering Memorandum.

            "Rule 144" means Rule 144 promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

            "Rule 144A" means Rule 144A promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

            "SEC" means the United States Securities and Exchange Commission, or any successor agency.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

            "Securities Intermediary" means The Bank of New York, as securities intermediary under the Security Agreement.

            "Security Agreement" means the Security and Control Agreement, dated as of the Issue Date, among the Company, the Trustee and the Securities Intermediary.

            "Senior Debt" of the Company or any Guarantor means Indebtedness (including any obligation in respect of the Credit Agreement, and interest, whether or not allowable, accruing on Indebtedness incurred pursuant to the Credit Agreement after the filing of a petition initiating any proceeding under any bankruptcy, insolvency or similar law) of the Company or such Guarantor arising under the Credit Agreement or that, by the terms of the instrument creating or evidencing such Indebtedness, is expressly designated Senior Debt and made senior in right of payment to the Notes or the applicable Guarantee; provided, that in no event shall Senior Debt include (a) Indebtedness to any Subsidiary of the Company or the Parent or any officer, director or employee of the Company or the Parent or any Subsidiary of the Company or the Parent, (b) Indebtedness incurred in violation of the terms of this Indenture; provided, that Indebtedness under the Credit Agreement shall not cease to be Senior Debt as a result of this clause (b) if the lenders thereunder obtained a certificate from an executive officer of the Company on the date such Indebtedness was incurred certifying that the incurrence of such Indebtedness was not prohibited by this Indenture, (c) Indebtedness to trade creditors, (d) Disqualified Capital Stock, (e) Capitalized Lease Obligations, and (f) any liability for taxes owed or owing by the Company or such Guarantor.

            "Series A Notes" means the 11 3/4% Series A Senior Subordinated Notes due 2010 issued on the Issue Date.

            "Series B Notes" means the 11 3/4% Series B Senior Subordinated Notes due 2010 issued pursuant to the Exchange Offer.

            "Shelf Registration Statement" shall have the meaning set forth in the Registration Rights Agreement.

            "Significant Subsidiary" shall have the meaning provided under Regulation S-X of the Securities Act as in effect on the Issue Date.

            "SL Obligation" means the monetary obligation of a person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such person but which, upon the insolvency or bankruptcy of such person, would be characterized as the indebtedness of such person (without regard to accounting treatment).

            "Special Record Date" means, for payment of any Defaulted Interest, a date fixed by the Paying Agent pursuant to Section 2.12 hereof.

            "Stated Maturity," when used with respect to any Note, means July 15, 2010.

            "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor that is subordinated in right of payment by its terms or the terms of any document or instrument or instrument relating thereto ("contractually") to the Notes or such Guarantee, as applicable, in any respect.

            "Subsidiary," with respect to any Person, means (1) a corporation a majority of whose Equity Interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, and (2) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest, or (3) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner and in which such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be a Subsidiary of the Company, the Parent or of any Subsidiary of the Company or the Parent. Unless the context requires otherwise, Subsidiary means each direct and indirect Subsidiary of the Company and the Parent.

            "Tax Amounts CPA" means PricewaterhouseCoopers L.L.P. or any other certified public accounting firm of national reputation. The Tax Amounts CPA shall reasonably determine for each Tax Determination Year, the Applicable Tax Rate, the Final Determination Amount, Intercompany Service Receipts, Intercompany Service Subpart F Income, Tax Amounts Payment and Parent Group Tax Savings Amount.

            "Tax Amounts Payment" means, in respect of any Tax Determination Year, an amount payable to Tax Amounts Recipients equal to the lesser of (hereinafter referred to as the "Initial Limitation") (A) the product of (x) the Applicable Tax Rate and (y) the Intercompany Service Subpart F Income that is (or would be) includible in the gross income of the Tax Amounts Recipients (assuming, for this purpose, that each such Tax Amount Recipient is a "United States shareholder" as defined in section 951(b) of the Code) for such year under section 951(a) of the Code, (B) the Parent Group Tax Savings Amount for such year, (C) the product of (x) 6% and (y) the sum of (i) Consolidated Net Income of the Parent Group for such year, (ii) Consolidated income tax expense for the Parent Group for such year, and (iii) Tax Amount Payments made to Tax Amounts Recipients during such year, and (iv) in the case of the fiscal year ending December 31, 2002, the non-recurring expenses and charges of the Company and Herbalife International, Inc. related to the Merger and Related Financing Transactions, to the extent such non-recurring expenses and charges of the Company and Herbalife International, Inc. related to the merger and Related Financing Transactions were treated as deductions for purposes of computing Consolidated Net Income for such year or (D) $10,000,000. The Initial Limitation shall be reduced (but not below zero) by any Final Determination Amount in respect of a previous Tax Determination Year. A Final Determination Amount shall be applied to reduce an Initial Limitation for the Tax Determination Year during which the Final Determination in respect of such Final Determination Amount occurs. A Final Determination Amount shall be deemed to be reduced to the extent that such Final Determination Amount has been applied to reduce an Initial Limitation. Thereafter, the remaining Final Determination Amount, if any, shall be applied to reduce the Initial Limitation for each successive Tax Determination Year in like fashion until such Final Determination Amount has been reduced to zero.

            "Tax Amounts Recipient" means, in respect of any Tax Determination Year, persons who hold capital stock of Holdings on December 31 of such year or, if earlier, on the last day of such year that Holdings continues to be a "controlled foreign corporation" as defined under section 957 of the Code.

            "Tax Determination Year" means the calendar year (and, in the case of the 2002 calendar year, the relevant portion thereof) in respect of which a Tax Amounts Recipient is (or would be) required to include in gross income under section 951(a) of the Code his pro rata share of Intercompany Service Subpart F Income (assuming for this purpose, that such Tax Amounts Recipient is a "United States shareholder" as defined in Section 951(b) of the Code).

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

            "Transfer Restricted Notes" means Global Notes and Definitive Notes that bear or are required to bear the Private Placement Legend, issued under this Indenture.

            "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means such successor serving hereunder.

            "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

            "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend, issued under this Indenture.

            "Unrestricted Global Note" means one or more permanent Global Notes that do not bear and are not required to bear the Private Placement Legend, issued under this Indenture.

            "Unrestricted Subsidiary" means any subsidiary of the Company or Parent that does not directly, indirectly or beneficially own any Capital Stock of, and Subordinated Indebtedness of, or own or hold any Lien on any property of, the Company or the Parent or any other Subsidiary of the Company or Parent and that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company); provided, that such Subsidiary at the time of such designation (a) has no Recourse Indebtedness; (b) is not party to any agreement, contract, arrangement or understanding with the Company, Parent or any Subsidiary of the Company or Parent unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or Parent or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company, Parent nor any Subsidiary of the Company or Parent has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company, Parent or any Subsidiary of the Company or Parent. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Subsidiary, provided, that (1) no Default or Event of Default is existing or shall occur as a consequence thereof and (2) immediately after giving effect to such designation, on a pro forma basis, the Parent could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio of Section 4.7. Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an

Officers' Certificate certifying that such designation complied with the foregoing conditions.

            "U.S. Government Obligations" means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

            "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

            "Voting Equity Interests" means Equity Interests which at the time are entitled to vote in the election of, as applicable, directors, members or partners generally.

            "Wholly-Owned Subsidiary" means a Subsidiary all the Equity Interests of which (other than directors' qualifying shares) are owned by the Parent or one or more Wholly-Owned Subsidiaries of the Parent.

Section 1.2 Other Definitions

                                                                   Defined in
               Term                                                Section
               ----                                                ----------

               "Acceleration Notice"                               6.2
               "Affiliate Transaction"                             4.12
               "Asset Sale"                                        4.13
               "Asset Sale Amount"                                 4.13
               "Asset Sale Offer"                                  4.13
               "Asset Sale Offer Amount"                           4.13
               "Asset Sale Offer Period"                           4.13
               "Asset Sale Offer Price"                            4.13
               "Authentication Order"                              2.2
               "Benefitted Party"                                  10.1
               "Change of Control Offer"                           4.14
               "Change of Control Offer Period"                    4.14
               "Change of Control Purchase Date"                   4.14
               "Change of Control Purchase Price"                  4.14
               "Covenant Defeasance"                               8.3
               "Debt Incurrence Ratio"                             4.7


         "Defaulted Interest"                    2.7
         "Determination Date"                    1.1 Leverage Ratio
         "DTC"                                   2.3
         "Event of Default"                      6.1
         "Excess Cash Flow Amount"               4.15
         "Excess Cash Flow Offer"                4.15
         "Excess Cash Flow Purchase Price"       4.15
         "Excess Proceeds"                       4.13
         "Guarantee Obligations"                 10.1
         "incur" or "incurrence"                 4.7
         "Incurrence Date"                       4.7
         "Investment Company Act"                4.18
         "Legal Defeasance"                      8.2
         "LSE"                                   2.3
         "Mandatory Redemption"                  3.8
         "Mandatory Redemption Date"             3.8
         "Mandatory Redemption Price"            3.8
         "Original Credit Agreement"             1.1 Credit Agreement
         "Paying Agent"                          2.3
         "Payment Notice"                        11.2
         "Payment Blockage Period"               11.2
         "Payment Default"                       11.2
         "Refinancing"                           1.1 Refinancing Indebtedness
         "Registrar"                             2.3
         "Secured Proceeds Account"              3.8
         "Transaction Date"                      1.1 Consolidated Coverage Ratio
         "Triggering Event"                      3.8


Section 1.3 Incorporation by Reference of Trust Indenture Act

            Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture.

            The following TIA terms used in this Indenture have the following meanings:

            "Commission" means the SEC;

            "indenture securities" means the Notes;

            "indenture security Holder" means a Holder of a Note;

            "indenture to be qualified" means this Indenture;

            "indenture trustee" or "institutional trustee" means the Trustee;

            "obligor" on the Notes means the Company, each Guarantor and any successor obligor upon the Notes.

            All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.4 Rules of Construction

            Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and in the
            plural include the singular;

                  (5) provisions apply to successive events and transactions;

                  (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

                  (7) references to sections of or rules under the Securities
            Act and the Exchange Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE II
                                    THE NOTES

Section 1.5 Form and Dating

            (1) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

            The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

            (2) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Notes Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

            (3) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Banking Luxembourg" and "Customer Handbook" of Clearstream in effect at the relevant time shall be applicable to transfers of beneficial interests in the

Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

Section 1.6 Execution and Authentication

            Two Officers shall sign the Notes for the Company by manual or facsimile signature. In the case of Definitive Notes, such signatures may be imprinted or otherwise reproduced on such Notes. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid. A Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The Trustee shall, upon a written order of the Company signed by an Officer (an "Authentication Order"), authenticate Notes for issuance up to the aggregate principal amount stated in such Authentication Order; provided that Notes authenticated for issuance on the Issue Date shall not exceed $165,000,000 in aggregate principal amount. The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 1.7 Registrar, Paying Agent and Depositary

            The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar. The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Notes Custodian with respect to the Global Notes.

Section 1.8 Paying Agent to Hold Money in Trust

            The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes (whether such money has been distributed to it by the Company or any other obligor of the Notes), and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 1.9 Holder Lists

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish, or shall cause the Registrar (if other than the Company) to furnish, to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

Section 1.10 Transfer and Exchange

            (1) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that (x) the Depositary is unwilling or unable to continue to act as Depositary for the Global Notes and the Company thereupon fails to appoint a successor Depositary within 120 days or (y) the Depositary is no longer a clearing agency registered under the Exchange Act, (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the

Trustee or (iii) upon request of the Trustee or Holders of a majority of the aggregate principal amount of outstanding Notes if there shall have occurred and be continuing a Default or Event of Default with respect to the Notes; provided that in no event shall the Reg S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificate identified by the Company and its counsel to be required pursuant to Rule 903 or Rule 904 under the Securities Act. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as otherwise provided in this
Section 2.6 or as provided in Sections 2.7 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.6 or Section 2.7 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.6(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.6(b), (c) or (f) hereof.

            (2) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Reg S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(i).

                  (2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.6(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A)
(1) an order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and
(2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) an order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above; provided, that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Reg S Temporary Global Note prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates identified by the Company or its counsel to be required pursuant to Rule 903 and Rule 904 under the Securities Act. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.6(f) hereof, the requirements of this Section 2.6(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.6(h) hereof.

                  (3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.6(b)(ii) above and the Registrar receives the following:

                        (2) if the transferee shall take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                        (3) if the transferee shall take delivery in the form of a beneficial interest in the Reg S Temporary Global Note or the Reg S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                        (4) if the transferee shall take delivery in the form of an Institutional Accredited Investor Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                  (1) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.6(b)(ii) above and:

                        (5) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.6(f) hereof, and the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule
      144) of the Company;

                        (6) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                        (7) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                        (8) the Registrar receives the following: (1) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
      (2) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

            (3) Transfer or Exchange of Beneficial Interests for Definitive
Notes.

                  (1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                        (2) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                        (3) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                        (4) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                        (5) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                        (6) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

                        (7) if such beneficial interest is being transferred to the Company or any of its subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                        (8) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Note to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2 hereof, the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Note in the appropriate principal amount. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                  (1) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                        (9) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.6(f) hereof, and the Holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                        (10) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                        (11) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                        (12) the Registrar receives the following: (1) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or (2) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (1) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.6(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2 hereof, the Trustee shall authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Note in the appropriate principal amount. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the

Participant or Indirect Participant. The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iii) shall not bear the Private Placement Legend.

                  (2) Transfer or Exchange of Reg S Temporary Global Notes. Notwithstanding the other provisions of this Section 2.6, a beneficial interest in the Reg S Temporary Global Note may not be (A) exchanged for a Definitive Note prior to (x) the expiration of the Distribution Compliance Period (unless such exchange is effected by the Company, does not require an investment decision on the part of the Holder thereof and does not violate the provisions of Regulation S) and (y) the receipt by the Registrar of any certificates identified by the Company or its counsel to be required pursuant to Rule 903(c)(3)(B) under the Securities Act or (B) transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the events set forth in clause (A) above or unless the transfer is pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

            (4) Transfer and Exchange of Definitive Notes for Beneficial Interests.

                  (1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                        (2) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                        (3) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
      (1) thereof; or

                        (4) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
      (2) thereof,
the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

                  (1) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                        (5) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.6(f) hereof, and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                        (6) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                        (7) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                        (8) the Registrar receives the following: (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of any of the subparagraphs in this
      Section 2.6(d)(ii), the Trustee shall cancel the Restricted Definitive Notes so transferred or exchanged and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                  (1) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

                  (2) Transfer or Exchange of Unrestricted Definitive Notes to Beneficial Interest in Restricted Notes Prohibited. An Unrestricted Definitive Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

                  (3) Issuance of Unrestricted Global Notes. If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) of this Section 2.6(d) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section
2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

            (5) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e).

                  (1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                        (2) if the transfer shall be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                        (3) if the transfer shall be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                        (4) if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                  (1) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                        (5) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.6(f) hereof, and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                        (6) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                        (7) any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                        (8) the Registrar receives the following: (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of


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

      Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (1) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

            (6) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the sum of (A) the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (B) the principal amount of Definitive Notes exchanged or transferred for beneficial interests in Unrestricted Global Notes in connection with the Exchange Offer pursuant to
Section 2.6(d)(ii) hereof and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer (other than Definitive Notes described in clause (i)(B) immediately above). Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2 hereof, the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

            (7) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                  (1) Private Placement Legend.

                        (2) Except as permitted by subparagraph (B) below, until after the second anniversary of the later of the Issue Date and the


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

      last date on which the Company or any Affiliate of the Company was owner of such Note (or any predecessor security) (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities law in the opinion of counsel for the Company, unless otherwise agreed by the Company and the Holder thereof) , each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

      "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

      (i) REPRESENTS THAT(A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE ACT) (A"QIB"), (B) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT) (AN "IAI"),

      (ii) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT
      (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN


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

      EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND

      (iii) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANING GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING."

                        (3) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii),
      (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.6 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                  (1) Global Note Legend. To the extent required by the Depositary, each Global Note shall bear legends in substantially the following forms:

      "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND
      (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

      "UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF


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

      SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
      DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

                  (2) Reg S Temporary Global Note Legend. To the extent required by the Depositary, each Reg S Temporary Global Note shall bear a legend in substantially the following form:

      "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE CASH PAYMENTS OF INTEREST DURING THE PERIOD WHICH SUCH HOLDER HOLDS THIS NOTE. NOTHING IN THIS LEGEND SHALL BE DEEMED TO PREVENT INTEREST FROM ACCRUING ON THIS NOTE."

            (8) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement may be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other


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

Global Note shall be increased accordingly and an endorsement may be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

            (9) General Provisions Relating to Transfers and Exchanges.

                  (1) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order.

                  (2) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.6, 4.13 and 4.14 hereof).

                  (3) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                  (5) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

                  (6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.


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

                  (7) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.2 hereof.

                  (8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile.

            Notwithstanding anything herein to the contrary, as to any certifications and certificates delivered to the Registrar pursuant to this
Section 2.6, the Registrar's duties shall be limited to confirming that any such certifications and certificates delivered to it are in the form of Exhibits A, B, C and D attached hereto. The Registrar shall not be responsible for confirming the truth or accuracy of representations made in any such certifications or certificates.

Section 1.11 Replacement Notes

            If any mutilated Note is surrendered to the Trustee or the Company and the Trustee and the Company receive evidence (which evidence may be from the Trustee) to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee, the Company and the Guarantors to protect the Company, the Guarantors, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note. Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 1.12 Outstanding Notes

            The Notes outstanding at any time are all the Notes authenticated by the Trustee (including any Note represented by a Global Note) except for those cancelled by it or at its direction, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.8 as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note. If a Note is replaced pursuant to Section 2.7 hereof, such Note, together with the Guarantee of that particular Note endorsed thereon, ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. If the principal amount of any
Note is considered paid under Section 4.1


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

hereof, it ceases to be outstanding and interest on it ceases to accrue. If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or the maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 1.13 Treasury Notes

            In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

Section 1.14 Temporary Notes

            Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, at and after the consummation of the Merger, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes. Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 1.15 Cancellation

            The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else, shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Notes (subject to the record retention requirement of the Exchange Act) in accordance with its procedures for the disposition of cancelled securities in effect are as of the date of such disposition. Certification of the disposition of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation. If the Company shall


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

acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

Section 1.16 Defaulted Interest

            Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, any interest payable on the defaulted interest at the rate and in the manner provided in Section 4.1 hereof and in the Note (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder on the relevant Record Date, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

                  (1) The Company may elect to make payment of any Defaulted
            Interest to the Persons in whose names the Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee and the Paying Agent in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Paying Agent an amount of cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Paying Agent for such deposit prior to the date of the proposed payment, such cash when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Paying Agent shall fix a "Special Record Date" for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Paying Agent of the notice of the proposed payment. The Paying Agent shall promptly notify the Company and the Trustee of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note register maintained by the Registrar not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Notes (or their respective predecessor Notes) are registered on such

            Special Record Date and shall no longer be payable pursuant to the following clause (2).

                  (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee and the Paying Agent of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee and the Paying Agent.

            Subject to the foregoing provisions of this Section 2.12, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 1.17 CUSIP Numbers

            The Company in issuing the Notes may use "CUSIP" and/or "ISIN" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" and/or "ISIN" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the "CUSIP" and/or "ISIN" numbers.

Section 1.18 Issuance of Additional Notes

            The Company may, subject to Section 4.7 hereof and applicable law, issue additional Notes under this Indenture. The Notes issued on the Issue Date and any additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.

                                   ARTICLE III
                                   REDEMPTION

Section 1.19 Notices to trustee

            If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least 30 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days

(unless a longer period is acceptable to the Trustee) before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 1.20 Selection of Notes to Be Redeemed

            If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes or portions thereof to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 20 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

            The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes in denominations of larger than $1,000 selected shall be in amounts of $1,000 or integral multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not an integral multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 1.21 Notice of Redemption

            Subject to the provisions of Section 3.7 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

            The notice shall identify the Notes to be redeemed (including the CUSIP or ISIN number, if any) and shall state:

            (1) the redemption date;

            (2) the redemption price;

            (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, on or after the redemption


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

date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

            (4) the name and address of the Paying Agent;

            (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

            (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

            (8) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes.

            At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 15 days prior to the redemption date such notice is to be given (unless a shorter period shall be acceptable to the Trustee), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 1.22 Effect of Notice of Redemption

            Once notice of redemption is mailed in accordance with Section 3.3 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 1.23 Deposit of Redemption Price

            On or before the redemption date, the Company shall deposit with the Trustee or with the Paying Agent immediately available funds sufficient to pay the redemption price of and accrued and unpaid interest (and Liquidated Damages, if any) on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest (and Liquidated Damages, if any) on, all Notes to be redeemed.

            If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest (and Liquidated Damages, if any) shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.1 hereof.

Section 1.24 Notes Redeemed in Part

            Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 1.25 Optional Redemption

            (1) Except as set forth in clause (b) of this Section 3.7, the Company shall not have the option to redeem the Notes pursuant to this Section
3.7 prior to July 15, 2006. The Notes shall be redeemable for cash at the option of the Company, in whole or in part, at any time on or after July 15, 2006, upon not less than 30 days nor more than 60 days prior notice mailed by first class mail to each Holder at its last registered address, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing July 15 of the years indicated below, in each case (subject to the right of Holders of record on a Record Date to receive the corresponding interest due (and the corresponding Liquidated Damages, if any) on the corresponding Interest Payment Date that is on or prior to such redemption date) together with accrued and unpaid interest (and Liquidated Damages, if any) thereon to the date of redemption of the Notes (the "Redemption Date"):

            Year                             Percentage
            ----                             ----------
            2006..............................105.875 %
            2007..............................102.938 %
            2008 and thereafter...............100.000 %

            (2) Notwithstanding the provisions of clause (a) of this Section 3.7, at any time or from time to time on or prior to July 15, 2005, upon one or more Qualified Equity Offerings up to 35% of the aggregate principal amount of the Notes issued pursuant to this Indenture (only as necessary to avoid any duplication, excluding any replacement Notes) may be redeemed at the Company's option within 90 days of the closing of any such Qualified Equity Offering, on not less than 30 days, but not more than 60 days, notice to each Holder of the Notes to be redeemed, with cash received by the Company from the Net Cash Proceeds of such Qualified Equity Offering, at a redemption price equal to 111.75% of principal, together with accrued and unpaid interest (and Liquidated Damages, if any), thereon to the Redemption Date; provided, however, that immediately following such redemption not less than 65% of the aggregate principal amount of the Notes originally issued pursuant to this Indenture on the Issue Date remain outstanding (only as necessary to avoid any duplication, excluding any replacement Notes).

            (3) Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

Section 1.26 Mandatory Redemption

            Upon issuance of the Notes, the Company shall deliver $154,126,222.22 of the net proceeds from the sale of the Notes to the Securities Intermediary. The Securities Intermediary shall invest such net proceeds in Pledged Securities and shall deposit the Pledged Securities into a securities account (the "Secured Proceeds Account") maintained by the Securities Intermediary in accordance with the Security Agreement. In accordance with the procedures set forth in the Security Agreement, the Securities Intermediary shall liquidate the assets in the Secured Proceeds Account and deliver the proceeds thereof (after deducting the customary expenses of the Trustee and Securities Intermediary) to the Trustee to redeem Notes as set forth in clauses
(a) and (b) below.

            (a) If (i) the Merger has not occurred prior to the close of business on August 31, 2002 substantially in accordance with the terms of the Merger Agreement, or (ii) the Company has determined that the Merger will not occur by that date on substantially the terms set forth in the Merger Agreement and the Offering Memorandum (each, a "Triggering Event"), the Company shall promptly provide written notice thereof to the Trustee and shall, in accordance with the procedures set forth in clause (b) below and in the Security Agreement, redeem (a "Mandatory Redemption") $165,000,000 aggregate principal amount of Notes, for a price equal to 101% of their principal amount, plus accrued and unpaid interest thereon through the redemption date, together with Liquidated Damages, if any (the "Mandatory Redemption Price"). The Mandatory Redemption must occur no later than 10 Business Days after the Triggering Event (the "Mandatory Redemption Date").

            (b) In the event of a Mandatory Redemption, the Trustee, pursuant to the written direction of the Company, shall direct the Securities Intermediary to liquidate assets in the Secured Proceeds Account in an amount to generate sufficient net proceeds (after deducting the customary expenses of the Trustee and Securities Intermediary) to pay the Mandatory Redemption Price and to deliver the net proceeds to the Trustee. Notice of a Mandatory Redemption shall be mailed to each Holder of Notes to be redeemed, at its registered address, at least five Business Days before the Mandatory Redemption Date. On the Mandatory Redemption Date, upon payment to the Holders of the Mandatory Redemption Price, a portion of each Holder's Notes (equal to that Holder's pro rata share of the Notes to be redeemed) shall, automatically and without any further action by that Holder, be deemed to be no longer outstanding for any purpose under this Indenture.

            (c) Except as set forth above, the Company shall not be required to make mandatory redemption payments with respect to the Notes (however, the Company is required to offer to repurchase Notes in accordance with the provisions of Sections 4.13, 4.14 and 4.15 hereof) and the Notes shall not have the benefit of any sinking fund.

                                   ARTICLE IV
                                    COVENANTS

Section 1.27 Payment of Notes

            The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 12:00 noon Eastern time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement and herein.

            The Company shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (and Liquidated Damages, if any) (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 1.28 Maintenance of Office or Agency

            The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company and the Parent in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company and the Parent shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

            The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such additional designations; provided that no such designation or rescission shall in any manner relieve the Company and the Parent of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, and for so long as the Notes are listed on the LSE, in Luxembourg. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            The Company hereby designates the Corporate Trust Office as one such office or agency of the Company in accordance with Section 2.3 hereof.

Section 1.29 SEC Reports and Reports to Holders

            Whether or not the Company or Parent is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company and Parent shall deliver to the Trustee and to each Holder and prospective purchasers of Notes identified to the Company by an Initial Purchaser, within 5 days after the Company and Parent are or would have been (if the Company or Parent were subject to such reporting obligations) required to file such with the SEC, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports on Forms 10-K or 10-Q, if the Company and Parent were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the SEC, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required and, unless the SEC shall not accept such reports, file with the SEC the annual, quarterly and other reports which it is or would have been required to file with the SEC. In addition, the Company, Parent and Holdings agree that prior to the consummation of the Exchange Offer, they shall make available to the holders and the securities analysts and prospective investors upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

            Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificate).

Section 1.30 Compliance Certificate

            (1) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company, the Parent and the Subsidiaries of the Company and the Parent during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company, the Parent and the Subsidiaries of the Company and the Parent have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to his or her knowledge the Company, the Parent and the Subsidiaries of the Company and the Parent are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred and be continuing, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. The Company shall provide the Trustee with timely written notice of any change in its fiscal year end, which currently ends on the Thursday closest to December 31.

            (2) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, within five Business Days of any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 1.31 Taxes

            The Company and the Parent shall pay, and shall cause each of the Subsidiaries of the Company and the Parent to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment would not have a material adverse effect on the ability of the Company and the Guarantors to satisfy their obligations under the Notes, the Guarantees and this Indenture.

Section 1.32 Stay, Extension and Usury Laws

            The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 1.33 Limitation on Incurrence Of Additional Indebtedness and
             Disqualified Capital Stock

            Except as set forth in this Section 4.7, the Company shall not and the Parent shall not, and neither the Company nor the Parent shall permit any Subsidiary of the Company or the Parent to, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness (including Disqualified Capital Stock and Acquired Indebtedness), other than Permitted Indebtedness.

            Notwithstanding the foregoing if:

            (1) no Default or Event of Default shall have occurred and be continuing at the time of or would occur after giving effect on a pro forma basis to such incurrence of Indebtedness, and

            (2) on the date of such incurrence (the "Incurrence Date"), (x) the Parent's Consolidated Coverage Ratio for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness and, to the extent set forth in the definition of Consolidated Coverage Ratio, the use of proceeds thereof, would be at least
2.25 to

1.0, if the Indebtedness is incurred on or prior to July 1, 2004, or would be at least 2.50 to 1.0 if the Indebtedness is incurred thereafter (in each case, the "Debt Incurrence Ratio") and (y) the Parent's Leverage Ratio does not exceed the Applicable Leverage Ratio, then the Company and the Guarantors may incur such Indebtedness (including Disqualified Capital Stock).

In addition, the foregoing limitations of the first paragraph of this covenant shall not prohibit:

            (1) the incurrence by the Company or the incurrence by any Guarantor of Purchase Money Indebtedness; provided, that

                  (1) the aggregate amount of such Indebtedness incurred and outstanding at any time pursuant to this paragraph (a) (plus any Refinancing Indebtedness issued to retire, defease, refinance, replace or refund such Indebtedness) shall not exceed $15,000,000 (or the equivalent thereof, at the time of incurrence, in the applicable foreign currency), and

                  (2) in each case, such Indebtedness shall not constitute more than 100% of the cost to the Company or the cost to such Guarantor, (determined in accordance with GAAP in good faith by the Board of Directors of the Company), as applicable, of the property so purchased, constructed, improved or leased;

            (2) if no Event of Default shall have occurred and be continuing, the incurrence by the Company or the incurrence by any Subsidiary of the Parent or the Company of Indebtedness in an aggregate amount incurred and outstanding at any time pursuant to this paragraph (b) (plus any Refinancing Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) of up to $25,000,000 (or the equivalent thereof, at the time of incurrence, in the applicable foreign currencies), minus the amount of any Indebtedness (other than Permitted Indebtedness) of any Non-Guarantors Subsidiaries then outstanding; and

            (3) the incurrence by the Company or the incurrence by any Guarantor of Indebtedness pursuant to the Credit Agreement in an aggregate amount incurred and outstanding at any time pursuant to this paragraph (c), without regard to the notional amount of any Interest Swap or Hedging Obligations relating thereto that constitute Permitted Indebtedness pursuant to clause (f) of the definition thereof, (plus any Refinancing Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) of up to $205,000,000 (or the equivalent thereof at the time of incurrence in the applicable foreign currency), minus the amount of any such Indebtedness (1) retired with the Net Cash Proceeds from any Asset Sale applied to permanently reduce the outstanding amounts or the commitments with respect to such Indebtedness pursuant to clause (b) (2) of Section 4.13, (2) assumed by a transferee in an Asset Sale and (3) the aggregate amount of all mandatory principal payments and prepayments in respect of term loans thereunder (excluding any such payments to the extent refinanced at the time of payment under a replacement or refinancing thereof) actually made; provided, that, this clause (3) shall not reduce the aggregate amount of Indebtedness available to be incurred and outstanding by the Company and the Guarantors pursuant to this clause (c) below $35,000,000.

            Indebtedness (including Disqualified Capital Stock) of any Person which is outstanding at the time such Person becomes a Subsidiary of the Company or the Parent (including upon designation of any subsidiary or other Person as a Subsidiary of the Company or the Parent) or is merged with or into or consolidated with the Company or the Parent or a Subsidiary of the Company or the Parent shall be deemed to have been incurred at the time such Person becomes or is designated a Subsidiary of the Company or the Parent or is merged with or into or consolidated with the Company or the Parent or a Subsidiary of the Company or the Parent.

            Notwithstanding any other provision of this Section 4.7, but only to avoid duplication, a guarantee of the Company's Indebtedness or of the Indebtedness of another Guarantor incurred in accordance with the terms of this Indenture (other than Indebtedness incurred pursuant to clause (a) hereof) issued at the time such Indebtedness was incurred or if later at the time the guarantor thereof became a Subsidiary of the Company or the Parent shall not constitute a separate incurrence, or amount outstanding, of Indebtedness. Upon each incurrence the Company may designate pursuant to which provision of this
Section 4.7 such Indebtedness is being incurred and the Company may subdivide an amount of Indebtedness and designate more than one provision pursuant to which such amount of Indebtedness is being incurred and such Indebtedness shall not be deemed to have been incurred or outstanding under any other provision of this
Section 4.7, except as stated otherwise in the foregoing provisions.

Section 1.34 Limitation on Liens

            The Company shall not and the Guarantors shall not, and neither the Company nor the Parent shall permit any Subsidiary of the Company or the Parent to, create, incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, upon any of their respective assets now owned or acquired on or after the date of this Indenture or upon any income or profits therefrom securing any of the Company's Indebtedness or any Indebtedness of any Guarantor other than Indebtedness pursuant to Senior Debt, unless the Company and the Parent provide, and cause the Subsidiaries of the Company and the Parent to provide, concurrently therewith, that the Notes and the applicable Guarantees are equally and ratably so secured; provided that if such Indebtedness is Subordinated Indebtedness, the Lien securing such Subordinated Indebtedness shall be contractually subordinate and junior to the Lien securing the Notes (and any related applicable Guarantees) with the same relative priority as such Subordinated Indebtedness shall have with respect to the Notes (and any related applicable Guarantees).

Section 1.35 Limitation on Restricted Payments

            (1) The Company shall not and the Parent shall not, and the Parent shall not permit any Subsidiary of the Company or the Parent to, directly or indirectly, make any Restricted Payment if, after giving effect to such Restricted Payment on a pro forma basis:

                  (1) a Default or an Event of Default shall have occurred and be continuing,

                  (2) the Parent is not permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio in
            Section 4.7 hereof, or

                  (3) the aggregate amount of all Restricted Payments made by
            Herbalife International, Inc. and its Subsidiaries, the Company, the Parent and the Subsidiaries of the Company and the Parent, as applicable, including after giving effect to such proposed Restricted Payment, on and after the Issue Date, would exceed, without duplication, the sum of:

                        (1) 50% of the Parent's aggregate Consolidated Net Income for the period (taken as one accounting period), commencing on the first day of the first full fiscal quarter commencing after the Issue Date, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation for which the Parent's consolidated financial statements are required to be delivered to the Trustee or, if sooner, filed with the SEC (or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit); provided, that, solely for the purposes of determining the Parent's aggregate Consolidated Net Income for purposes of this clause (a) after the consummation of the Merger, the aggregate Parent's Consolidated Net Income shall be determined from the first day of the first full fiscal quarter commencing after the Issue Date after giving pro forma effect to the Merger and the Related Financing Transactions as if the Merger and the Related Financing Transactions had occurred on the first day of such full fiscal quarter, plus

                        (2) the aggregate Net Cash Proceeds received by the Company from a Capital Contribution or from the sale of the Company's Qualified Capital Stock (other than (i) to the Parent or to a Subsidiary of the Company or the Parent, (ii) to the extent applied in connection with a Qualified Exchange or a Permitted Investment pursuant to clause (e) of the definition thereof, and (iii) Net Cash proceeds received by the Company from a Capital Contribution or from the sale of the Company's Qualified Capital Stock or from a Capital Contribution in connection with the Merger and Related Financing Transactions, or, (iv) to avoid duplication, otherwise given credit for in any provision of the following paragraph), after the Issue Date, plus

                        (3) except in each case, in order to avoid duplication, to the extent any such payment or proceeds have been included in the calculation of Consolidated Net Income, an amount equal to the net reduction in Investments (other than returns of or from Permitted Investments) in any Person resulting from cash distributions on or cash repayments of any Investments, including payments of interest on Indebtedness, dividends, repayments of loans or advances, or other distributions or other transfers of assets, in each case to the Company or any Guarantor or from the Net Cash Proceeds from the sale of any such Investment or from redesignations of Unrestricted Subsidiaries as Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by the Company or any Guarantor in such Person, including, if applicable, such Unrestricted Subsidiary, less the cost of disposition, plus

                        (4) $7,500,000.

            (2) The foregoing clause (a)(3) of this Section 4.9, however, shall not prohibit:

                  (1) payments of up to an aggregate of $2,500,000 in Monitoring
            Fees to the Principals and their Related Parties in any twelve month period pursuant to the Monitoring Services Agreements plus reasonable out-of-pocket expenses.

            (3) Clauses (a)(2) and (3) of this Section 4.9, however, shall not prohibit:

                  (1) payments of cash dividends to Holdings for repurchases of
            Capital Stock from the Company's employees, distributors or directors (or their heirs or estates) or employees or directors (or their heirs or estates) of the Parent or any Subsidiary of the Company or the Parent upon the death, disability or termination of employment (or termination of distribution, in the case of a distributor) in an aggregate amount to all employees or directors (or their heirs or estates) not to exceed $5,000,000 in the aggregate on and after the Issue Date, provided, such repurchases are made with the proceeds of such dividends within three Business Days of the payment of such dividends, or

                  (2) provided that (x) prior to declaration and disbursement of a Tax Amounts Payment, Parent delivers to the Trustee an Officer's Certificate (i) certifying that the Tax Amounts CPA has made the determinations required to be made by the Tax Amounts CPA pursuant to this Indenture and (y) setting forth in reasonable detail the basis for the determination of the Tax Amounts Payment, then, with respect to each Tax Determination Year, the disbursement of a Tax Amounts Payment, following the close of such Tax Determination Year.

            (4) Clause (a) of this Section 4.9 above, however, shall not prohibit:

                  (1) any dividend, distribution or other payments by any
            Subsidiary of the Company or the Parent on its Equity Interests that is paid pro rata to all holders of such Equity Interests,

                  (2) a Qualified Exchange,

                  (3) the payment of any dividend on Qualified Capital Stock within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions, and

                  (4) Investments made as a result of a Subsidiary of the Parent or the Company becoming a Non-Guarantor Subsidiary as a result of the release of the Guarantee of such Subsidiary in accordance with the provisions described under Section 10.4 hereof; and

                  (5) Restricted Investments by the Company or any Guarantor,
            without duplication, in Herbalife Korea Co. Ltd. for the purposes of cash collateralizing or otherwise securing Herbalife Korea Co. Ltd.'s obligations in respect of the Korean Consumer Refund Guarantee; provided that (i) the proceeds of any such Restricted Investment are immediately deposited into a bank account and used solely for the purposes of cash collateralizing or otherwise securing Herbalife Korea Co. Ltd.'s obligations in respect of the Korean Consumer Refund Guarantee and (ii) to the extent cash deposits securing the Korean Consumer Refund Guarantee are no longer required, the Parent shall cause Herbalife Korea Co. Ltd. to immediately repay the Company or the Guarantor that made such Restricted Investment such amount.

            (5) The full amount of any Restricted Payment made pursuant to clauses (b)(1), (c)(1), (d)(1), (d)(3), (d)(4)and (d)(5) of this Section 4.9
(but not pursuant clauses (c)(2) or (d)(2) of this Section 4.9), however, shall be counted as Restricted Payments made for purposes of the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (a)(3) of this Section 4.9; provided, however, that if there is a Final Determination in respect of any particular Tax Determination Year for which a Tax Amounts Payment has been disbursed pursuant to the foregoing clause (C), the Final Determination Amount related thereto (other than interest and penalties) shall be counted as a Restricted Payment made for purposes of the calculation of such aggregate Restricted Payments from and after the date such Final Determination is made.

            (6) For purposes of this Section 4.9, the amount of any Restricted Payment made or returned, if other than in cash, shall be the fair market value thereof, as determined in the good faith reasonable judgment of the Company's Board of Directors, at the time made or returned, as applicable. Additionally, within 5 days of each Restricted Payment in excess of $250,000 that is not a Restricted Investment, the Company shall deliver an Officers' Certificate to the Trustee describing in reasonable detail the nature of such Restricted Payment, stating the amount of such Restricted Payment, stating in reasonable detail the provisions of this Indenture pursuant to which such Restricted Payment was made and certifying that such Restricted Payment was made in compliance with the terms of this Indenture.

Section 1.36 Limitation on Dividends and Other Payment Restrictions Affecting
             Subsidiaries

            The Company shall not and the Parent shall not, and neither the Company nor the Parent shall permit any Subsidiary of the Company or the Parent to, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any Subsidiary of the Company or the Guarantors to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or make or pay loans or advances to or on behalf of, the Company, the Parent or any Subsidiary of the Company or the Parent, except:

            (1) restrictions imposed by the Notes or this Indenture or by the Company's other Indebtedness (which may also be guaranteed by the Guarantors) ranking pari passu in right of payment with the Notes or the Guarantees, as applicable; provided, that such restrictions are no more restrictive taken as a whole than those imposed by this Indenture and the Notes,

            (2) restrictions imposed by applicable law,

            (3) existing restrictions under Existing Indebtedness (as in effect on the Issue Date),

            (4) restrictions under any Acquired Indebtedness not incurred in violation of this Indenture or any agreement (including any Equity Interest) relating to any property, asset, or business acquired by the Company, the Parent or any Subsidiary of the Company or the Parent, which restrictions in each case existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any Person, other than the Person acquired, or to any property, asset or business, other than the property, assets and business so acquired,

            (5) any restriction imposed by Indebtedness incurred under the Credit Agreement or other Senior Debt incurred pursuant to Section 4.7 hereof; provided, that such restriction or requirement is no more restrictive, taken as a whole, than that imposed by the Credit Agreement, as of the consummation of the Merger,

            (6) any restriction imposed by Indebtedness incurred by Non-Guarantor Subsidiaries incurred pursuant to Section 4.7 hereof,

            (7) restrictions with respect solely to any Subsidiary of the Company or the Parent imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all of the Equity Interests or assets of such Subsidiary; provided, that such restrictions apply solely to the Equity Interests or assets of such Subsidiary which are being sold,

            (8) in connection with and pursuant to permitted Refinancings, replacements of restrictions imposed pursuant to clause (1), (3) or (4) or this clause (8) of this Section 4.10 that are not more restrictive taken as a whole than those being replaced and do not apply to any other Person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced or replaced, and

            (9) customary provisions with respect to the disposition or distribution of assets in joint venture agreements and other similar agreements relating solely to the assets subject to such agreement.

            Notwithstanding the foregoing, (a) customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice shall not be prohibited by this
Section 4.10 and (b) any asset subject to a Lien which is not prohibited to exist with respect to such asset pursuant to the terms of this Indenture may be subject to customary restrictions on the transfer or disposition thereof pursuant to such Lien.

Section 1.37 Limitation on Lines of Business

            Neither the Company, the Parent nor any Subsidiary of the Company or the Parent shall directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of the Company's Board of Directors, is a Related Business.

Section 1.38 Limitation on Transactions with Affiliates

            The Company and the Parent shall not and shall not let any Subsidiary of the Company or the Parent, on or after the Issue Date, enter into or suffer to exist any contract, agreement, arrangement or transaction with any Affiliate (an "Affiliate Transaction"), or any series of related Affiliate Transactions, (other than Exempted Affiliate Transactions), (1) unless it is determined that the terms of such Affiliate Transaction are fair and reasonable to the Company, and no less favorable to the Company than could have been obtained in an arm's length transaction with a non-Affiliate, and (2) if involving consideration to either party in excess of $5,000,000, unless such Affiliate Transaction(s) has been approved by a majority of the members of the Company's Board of Directors that are disinterested in such transaction, if there are any directors who are so disinterested, and (3) if involving consideration to either party in excess of $10,000,000, or $7,500,000 if there are no disinterested directors for such transaction, unless, in addition the Company, prior to the consummation thereof, obtains a written favorable opinion as to the fairness of such transaction to the Company and the Parent from a financial point of view from an independent investment banking firm of national reputation in the United States or, if pertaining to a matter for which such investment banking firms do not customarily render such opinions, an appraisal or valuation firm of national reputation in the United States. Within 5 days of any Affiliate Transaction(s) involving consideration


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to either party of $5,000,000 or more (other than Exempted Affiliate
Transactions), the Company shall deliver to the Trustee an Officers' Certificate addressed to the Trustee certifying that such Affiliate Transaction (or Transactions) complied with clauses (1), (2), and (3) of this Section 4.12, as applicable.

Section 1.39 Limitation on Sale Of Assets And Subsidiary Stock

            (1) The Company shall not and the Parent shall not, and neither the Company nor Parent shall permit any Subsidiary of the Company or the Parent to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of their property, business or assets, including by merger or consolidation (in the case of a Subsidiary of the Company or the Parent), and including any sale or other transfer or issuance of any Equity Interests of any Subsidiary of the Company or of the Parent, whether by the Company, the Guarantor, or the Parent or through the issuance, sale or transfer of Equity Interests by a Subsidiary of the Company or Parent and including any sale and leaseback transaction (any of the foregoing, an "Asset Sale"), unless:

                  (1) with respect to any Asset Sale or related series of Asset
            Sales involving securities, property or assets with an aggregate fair market value in excess of $ 1,000,000, at least 75% of the total consideration for such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents;

                  (2) the Parent determines in good faith that the Company, the
            Parent or such Subsidiary, as applicable, receives, as applicable, fair market value for such Asset Sale; and

                  (3) IF THE VALUE OF THE ASSETS BEING DISPOSED OF IN SUCH ASSET
            SALE OR SERIES OF ASSET SALES WITH AN AGGREGATE FAIR MARKET VALUE (AS DETERMINED IN GOOD FAITH BY THE BOARD OF DIRECTORS) IS AT LEAST $10,000,000, THE BOARD OF DIRECTORS SHALL HAVE RECEIVED A WRITTEN OPINION OF A NATIONALLY RECOGNIZED INVESTMENT BANKING FIRM (OR, IF PERTAINING TO A MATTER FOR WHICH SUCH INVESTMENT BANKING FIRMS DO NOT CUSTOMARILY RENDER SUCH OPINIONS, AN APPRAISAL OR VALUATION FIRM OF NATIONAL REPUTATION IN THE UNITED STATES) TO THE EFFECT THAT SUCH ASSET SALE OR SERIES OF ASSET SALES IS FAIR, FROM A FINANCIAL POINT OF VIEW, TO THE PARENT OR SUCH SUBSIDIARY AND THE COMPANY SHALL HAVE DELIVERED A COPY OF SUCH OPINION TO THE TRUSTEE PROMPTLY FOLLOWING THE CONSUMMATION OF SUCH ASSET SALE OR SERIES OF ASSET SALES.

            For purposes of clause (1) above, total consideration received means the total consideration received for such Asset Sales minus the amount of, (a) Senior Debt assumed by a transferee in an Asset Sale; provided, that the Company and all of the Guarantors and all of the Subsidiaries of the Company and the Parent are fully released from obligations in connection therewith, and (b) property that within 30 days of such Asset Sale is converted into cash or Cash Equivalents; provided, that


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            such cash and Cash Equivalents shall be treated as Net Cash Proceeds attributable to the original Asset Sale for which such property was received.

            (2) Within 360 days following such Asset Sale, the Net Cash Proceeds therefrom (the "Asset Sale Amount") are:

                  (1) invested in Related Business Assets and property (except in connection with the acquisition of a Person that becomes a Subsidiary of the Company or the Parent and which immediately becomes a Guarantor in a Related Business) other than notes, bonds, obligation and securities) or make Permitted Investments pursuant to and in accordance with clauses (f) and (g) of the definition thereof which in the good faith reasonable judgment of the Board of Directors of the Company shall immediately constitute or be a part of a Related Business of the Parent, the Company or such Subsidiary (if it continues to be a Subsidiary) immediately following such transaction, or

                  (2) used to retire Senior Debt and, to permanently reduce (in the case of Senior Debt that is not such Purchase Money Indebtedness) the amount of such Indebtedness outstanding on the date the Merger is consummated or permitted pursuant to paragraph
            (b) or (c), as applicable, of Section 4.7 hereof (including, in the case of a revolver or similar arrangement that makes credit available, permanently reducing the commitment by such amount), or

                  (3) applied to the optional redemption of the Notes in
            accordance with the terms of this Indenture and the Company's other Indebtedness ranking on a parity with the Notes and with similar provisions requiring the Company to redeem such Indebtedness with the proceeds from such Asset Sale, pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding, except that, in the case of each of the provisions of clauses (1) and (2), only proceeds from an Asset Sale of assets or capital stock of a Non-Guarantor Foreign Subsidiary may be invested in or used to retire Indebtedness of a Non-Guarantor Subsidiary. Pending the final application of any Net Cash Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Cash Proceeds in any manner that is not prohibited by this Indenture.

                  (a) The accumulated Net Cash Proceeds from Asset Sales not applied as set forth in clauses (1), (2) or (3) of Section 4.13(b) above shall


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constitute Excess Proceeds. Within 30 days after the date that the amount of
Excess Proceeds exceeds $15,000,000, the Company shall apply the Excess Proceeds (the "Asset Sale Offer Amount") to the repurchase of the Notes and such other Indebtedness ranking on a parity with the Notes and with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from such Asset Sale pursuant to a cash offer (subject only to conditions required by applicable law, if any) (pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding) (the "Asset Sale Offer"), at a purchase price of 100% of the principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) (the "Asset Sale Offer Price"), together with accrued and unpaid interest and Liquidated Damages, if any, to the date of payment. Each Asset Sale Offer shall remain open for a minimum of 20 Business Days following its commencement (the "Asset Sale Offer Period").

                  (b) Upon expiration of the Asset Sale Offer Period, the Company shall apply the Asset Sale Offer Amount plus an amount equal to accrued and unpaid interest and Liquidated Damages, if any, to the purchase of all Indebtedness properly tendered in accordance with the provisions hereof (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all Indebtedness so tendered) at the Asset Sale Offer Price, (together with accrued interest and Liquidated Damages, if any). To the extent that the aggregate amount of Notes and such other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, the Company may use any remaining Net Cash Proceeds in any manner not otherwise prohibited by this Indenture and following the consummation of each Asset Sale Offer the Excess Proceeds amount shall be reset to zero.

            Notwithstanding, and without complying with, the provisions of this
Section 4.13:

                  (4) the Company, the Parent and the Subsidiaries of the
            Company and the Parent may, in the ordinary course of business, (a) convey, sell, transfer, assign or otherwise dispose of inventory and other assets acquired and held for resale in the ordinary course of business and (b) liquidate Cash Equivalents;

                  (5) the Company, the Parent and the Subsidiaries of the
            Company and the Parent may convey, sell, transfer, assign or otherwise dispose of all or substantially all of its assets pursuant to and in accordance with Article V hereof;


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                  (6) the Company, the Parent and the Subsidiaries of the
            Company and the Parent may convey, sell, transfer, assign or otherwise dispose of assets to the Company or any Guarantor;

                  (7) the Company, the Parent, and the Subsidiaries of the
            Company and the Parent may settle, release or surrender, tort or other litigation claims in the ordinary course of business or grant Liens (and permit foreclosure thereon) not prohibited by this Indenture;

                  (8) Non-Guarantor Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets to the Company, any of the Guarantors, or any other Non-Guarantor Subsidiary;

                  (9) the Company, the Parent and the Subsidiaries of the
            Company and the Parent may make Permitted Investments (pursuant to and in accordance with clauses (f), (g), and (h) in the definition thereof) and Restricted Investments under Section 4.9 hereof;

                  (10) the Company, the Parent and the Subsidiaries of the
            Company and the Parent may incur Liens (and the disposition of assets related to such Liens by the secured party pursuant to a foreclosure) that are not prohibited by this Indenture; and

                  (11) Subsidiaries of the Company and the Parent may issue
            Equity Interests of such Subsidiary upon conversion of, or in exchange for, other outstanding securities of such Subsidiary the issuance of which was not prohibited by this Indenture.

            All Net Cash Proceeds from an Event of Loss (other than the proceeds of any business interruption insurance) shall be reinvested or used as otherwise provided above in clause (b)(1) or (2) of this Section 4.13.

            To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.13, the Company's compliance or the compliance of any of the Company's subsidiaries with such laws and regulations shall not in and of itself cause a breach of the Company's obligations under this Section 4.13.

            If the payment date in connection with an Asset Sale Offer hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any), due on such Interest Payment Date shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date.


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Section 1.40 Repurchase of Notes At The Option Of The Holder upon a Change of
             Control

            In the event that a Change of Control has occurred, each Holder of Notes shall have the right, at such Holder's option, pursuant to an offer (subject only to conditions required by applicable law, if any) by the Company (the "Change of Control Offer"), to require the Company to repurchase all or any part of such Holder's Notes (provided, that the principal amount of such Notes must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that is no later than 45 Business Days after the occurrence of such Change of Control, at a cash price equal to 101% of the principal amount thereof (the "Change of Control Purchase Price"), together with accrued and unpaid interest (and Liquidated Damages, if any), to the Change of Control Purchase Date.

            The Change of Control Offer shall be made within 20 Business Days following a Change of Control and shall remain open for 20 Business Days following its commencement or such other period as may be required by applicable law (the "Change of Control Offer Period"). Upon expiration of the Change of Control Offer Period, the Company shall promptly purchase all Notes properly tendered in response to the Change of Control Offer.

            Notwithstanding the foregoing, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company, including any requirements to repay in full all Indebtedness under the Credit Agreement, any Senior Debt or Senior Debt of any Guarantor or obtains the consents of such lenders to such Change of Control Offer as set forth in the following paragraph of this Section 4.14, and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

            Prior to the commencement of a Change of Control Offer, but in any event within 30 days following any Change of Control, the Company shall:

                  (1) (a) repay in full in cash and terminate all commitments under Indebtedness under the Credit Agreement and all other Senior Debt the terms of which require repayment upon a Change of Control or (b) offer to repay in full and terminate all commitments under all Indebtedness under the Credit Agreement and all such other Senior Debt and repay the Indebtedness owed to each lender which has accepted such offer in full, or


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                  (2) obtain the requisite consents under the Credit Agreement and all such other Senior Debt to permit the repurchase of the Notes as provided herein.

                  The Company's failure to comply with the preceding sentence shall constitute an Event of Default described in clause (3) under
            Section 6.1 hereof.

                  On or before the Change of Control Purchase Date, the Company shall:

                  (3) accept for payment Notes or portions thereof properly
            tendered pursuant to the Change of Control Offer,

                  (4) deposit with the Paying Agent cash sufficient to pay the
            Change of Control Purchase Price (together with accrued and unpaid interest (and Liquidated Damages, if any) to the Change of Control Purchase Date) of all Notes so tendered, and

                  (5) deliver to the Trustee the Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by the Company.

            The Paying Agent promptly shall pay the Holders of Notes so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any) and the Trustee promptly shall authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be delivered promptly by the Company to the Holder thereof. The Company publicly shall announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

            To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, the Company's compliance or compliance by any of the Guarantors with such laws and regulations shall not in and of itself cause a breach of their obligations under such covenant.

            If the Change of Control Purchase Date hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any) due on such Interest Payment Date shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date.


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Section 1.41 Repurchase of Notes at the Option of the Holder from Excess Cash
             Flow

            If the Parent has Excess Cash Flow for any fiscal year, then no later than the 140th day following the end of each fiscal year, the Parent shall apply an amount equal to 50% of the Excess Cash Flow for such fiscal year:

            (1) first, to the extent the Parent elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase (and permanently reduce the commitments thereunder) Senior Debt of the Company or the Guarantors with such percentage of Excess Cash Flow; and (1) (2) second, to the extent of the balance of such percentage of Excess Cash Flow after application in accordance with clause (1) (the amount of such unapplied percentage, the "Excess Cash Flow Amount"), to make an offer (the "Excess Cash Flow Offer") to the holders of the Notes and such other Indebtedness ranking on a parity with the Notes and with similar provisions requiring the Company to purchase such Indebtedness from the Company's Excess Cash Flow to purchase, on a pro rata basis in proportion to the respective principal amounts (or accreted values, in the case of Indebtedness issued with original issue discount) of the Notes and such other Indebtedness then outstanding, Notes at a purchase price in cash equal to 100% of the principal amount (or accreted value in the case of Indebtedness issued with original issue discount) of the Notes or such other Indebtedness to be purchased (the "Excess Cash Flow Purchase Price"), together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the date fixed for the purchase of the Notes pursuant to such Excess Cash Flow Offer, in accordance with the terms of this Section 4.15; provided, however, that in connection with any prepayment, repayment or purchase of Debt pursuant to clause (1) above, the Company or such Guarantor shall permanently retire such Debt and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; and provided, further, that no Excess Cash Flow Offer shall be required to be made if the Parent's Leverage Ratio is less than 2.50 to 1.0 on the last day of such fiscal year.

            The Excess Cash Flow Offer will be required to remain open for 20 Business Days following its commencement. Upon the expiration of that period, the Parent promptly (and in any case, within three Business Days following such expiration) will apply the Excess Cash Flow Offer Amount plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the purchase of all Indebtedness validly tendered pursuant to an Excess Cash Flow Offer for the Excess Cash Purchase Price. If the aggregate principal amount of Indebtedness tendered pursuant to an Excess Cash Flow Offer exceeds the Excess Cash Flow Offer Amount with respect thereto, the Parent will purchase such Indebtedness, or portions thereof tendered, pro rata or by such other method as may be required by law. If the aggregate amount of Notes and such other pari passu Indebtedness tendered pursuant to any Excess Cash Flow Offer is less than the


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Excess Cash Flow Offer Amount, the Company and the Guarantors may use any
remaining Excess Cash Flow Amount for any purposes not prohibited by the Indentures. The Parent will not be required to make an Excess Cash Flow Offer to purchase Notes pursuant to this covenant if the available cumulative Excess Cash Flow after the application of Excess Cash Flow in accordance with clause (1) of the previous paragraph is less than $5,000,000; provided, that any such lesser amount of Excess Cash Flow (if positive) will be added to the Excess Cash Flow for each subsequent fiscal year until an Excess Cash Flow Offer is made.

            To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, the Company's compliance with such laws and regulations shall not in and of itself cause a breach of the Company's obligations under such covenant.

Section 1.42 Limitation on Layering Indebtedness

            The Company shall not, and Parent shall not and neither the Company nor the Parent shall permit any Subsidiary of the Company or the Parent to, directly or indirectly, incur, or suffer to exist any Indebtedness that is contractually subordinate in right of payment to any of the Company's other Indebtedness or any other Indebtedness of a Guarantor unless, by its terms, such Indebtedness is contractually subordinate in right of payment to, or ranks pari passu with, the Notes or the Guarantee, as applicable.

Section 1.43 Future Guarantors

            The Parent may cause any Subsidiary of the Parent or the Company to become a Guarantor by guaranteeing all principal, premium, if any, and interest on the Notes on a senior subordinated basis in accordance with the terms of this Indenture. The Parent and the Company shall cause all present and future Subsidiaries of the Parent and the Company that guarantee any Indebtedness under the Credit Agreement to jointly and severally, irrevocably and unconditionally, guarantee all principal, premium, if any, and interest on the Notes on a senior subordinated basis on or prior to the time such Subsidiaries guarantee any Indebtedness under the Credit Agreement by executing a supplemental indenture, substantially in the form attached as Exhibit E.

            Notwithstanding anything in this Indenture to the contrary, if any Subsidiary of the Company or the Parent (including Non-Guarantor Subsidiaries) that is not a Guarantor guarantees any of the Company's Indebtedness or any Indebtedness of any Guarantor, or the Company or the Parent or any Subsidiary of the Company or the Parent, individually or collectively, pledges more than 66% of


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the Voting Equity Interests of a Subsidiary that is not a Guarantor (including
Non-Guarantor Subsidiaries) of the Company or any Guarantor to a lender to secure Indebtedness of the Company (other than Indebtedness under the Credit Agreement) or any Indebtedness of any Guarantor (other than Indebtedness under the Credit Agreement), then such Subsidiary must become a Guarantor, by executing a supplemental indenture, substantially in the form attached as Exhibit E.

Section 1.44 Limitation On Status As Investment Company

            The Company, the Parent and each of the Subsidiaries of the Company and the Parent shall be prohibited from being required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act")), or from otherwise becoming subject to regulation under the Investment Company Act.

Section 1.45 Maintenance of Properties and Insurance

            The Company and the Guarantors shall cause all material properties used or useful to the conduct of their business and the business of each of their Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in their reasonable judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 4.19 shall prevent the Company or any Guarantor from discontinuing any operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is (a) (i) in the judgment of the Company, desirable in the conduct of the business of such entity and (ii) would not have a material adverse effect on the ability of the Company and the Guarantors to satisfy their obligations under the Notes, the Guarantees and this Indenture, and, to the extent applicable, (b) as otherwise permitted under Section 4.13 hereof.

            The Company and the Guarantors shall provide, or cause to be provided, for themselves and each of their Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, opinion of the Company is adequate and appropriate for the conduct of the business of the Company, the Guarantors and such Subsidiaries.

Section 1.46 Corporate Existence

            Subject to Section 4.14 and Article V hereof, each of the Company and the Parent shall do or cause to be done all things necessary to preserve and keep


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in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company, the Parent or any such Subsidiary of the Company or the Parent and (ii) the rights (charter and statutory), licenses and franchises of the Company, the Parent and the Subsidiaries of the Company and the Parent; provided, however, that the Company and the Parent shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of the Subsidiaries of the Company or the Parent, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company, the Parent and the Subsidiaries of the Company or the Parent, taken as a whole, and that the loss thereof would not have a material adverse effect on the ability of the Company and the Guarantors to satisfy their obligations under the Notes, the Guarantees and this Indenture.

Section 1.47 Limitation on Ability of Company to Release Funds From Secured
             Proceeds Account.

            The Company agrees that (i) the terms of the Security Agreement shall exclusively control the conditions under which and procedures pursuant to which the Secured Proceeds can be released and (ii) it shall not attempt to release funds from the secured proceeds account except in accordance with the Security Agreement.

Section 1.48 Limitation on activities prior to consummation of the merger.

            Prior to consummation of the Merger, except in connection with the consummation of the Merger and the Related Financing Transactions, none of the Company, the Parent or any of the Parent's Subsidiaries shall engage in any business activities and the Parent, the Company, or any of the Parent's Subsidiaries shall incur any Indebtedness (other than the Notes and the Guarantees), grant any Liens (other than Liens securing the Notes and the Guarantees) or make any Restricted Payments; provided, that, in the event of a Triggering Event, the Company shall redeem the Notes in accordance with the Mandatory Redemption provisions described in Section 3.8 hereof.

                                    ARTICLE V
                                   SUCCESSORS

Section 1.49 Merger, Consolidation or Sale of Assets of the Company

            The Company shall not consolidate with or merge with or into another


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Person or, directly or indirectly, sell, lease, convey or transfer all or substantially all of the Company's assets (such amounts to be computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons of the Company or adopt a plan of liquidation, unless:

                  (1) either (a) the Company is the continuing entity or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the Company's obligations in connection with the Notes and this Indenture;

                  (2) no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction;

                  (3) unless such transaction is solely the merger of the
            Company and one of the Company's previously existing Wholly-Owned Subsidiaries which is also a Guarantor for the purpose of reincorporation into another jurisdiction and which transaction is not for the purpose of evading this provision and not in connection with any other transaction, immediately after giving effect to such transaction on a pro forma basis, the consolidated resulting, surviving or transferee entity would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in Section 4.7 herein; and

                  (4) each Guarantor shall have by amendment to its Guarantee if necessary, confirmed in writing that its Guarantee shall apply to the obligations of the Company or the surviving entity in accordance with the Notes and this Indenture.

Section 1.50 Successor Corporation Substituted FOR THE COMPANY

            Upon any consolidation or merger of the Company in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Company is merged shall succeed to and (except in the case of a lease or a sale of less than all assets of the Company) be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named therein as the Company, and (except in the case of a lease or a sale of less than all of the Company's assets) the Company shall be released from the obligations under the Notes and this Indenture except with respect to any obligations that arise from, or are related to, such transaction.


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            For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, the Company's interest in which constitutes all or substantially all of the Company's properties and assets, shall be deemed to be the transfer of all or substantially all of the Company's properties and assets.

Section 1.51 Merger, Consolidation or Sale of Assets of Parent

            The Parent shall not consolidate with or merge with or into another Person, other than the Company or, directly or indirectly, sell, lease, convey or transfer all or substantially all of the Parent's assets (such amounts to be computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person (other than the Company) or group of affiliated Persons or adopt a plan of liquidation, unless:

                  (1) either (a) the Parent is the continuing entity or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia or any member country of the European Union and expressly assumes by supplemental indenture all of the Parent's obligations in connection with the Notes and this Indenture;

                  (2) no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction;

                  (3) unless such transaction is solely the merger of the Parent and one of the Parent's previously existing Wholly-Owned Subsidiaries which is also a Guarantor for the purpose of reincorporation into another jurisdiction and which transaction is not for the purpose of evading this provision and not in connection with any other transaction, immediately after giving effect to such transaction on a pro forma basis, the consolidated resulting, surviving or transferee entity would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in Section 4.7; and

                  (4) each Guarantor shall have by amendment to its Guarantee, if necessary, confirmed in writing that its Guarantee shall apply to the obligations of the Company or the surviving entity in accordance with the Notes and this Indenture.


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Section 1.52 Successor Corporation Substituted for the Parent

            Upon any consolidation or merger in accordance with Section 5.3, the successor corporation formed by such consolidation or into which the Parent is merged shall succeed to and (except in the case of a lease or a sale of less than all of the Parent's assets) be substituted for, and may exercise every right and power of, the Parent under this Indenture with the same effect as if such successor corporation had been named therein as the Parent, and (except in the case of a lease or a sale of less than all of the Parent's assets) the Parent shall be released from the obligations under the Notes and this Indenture except with respect to any obligations that arise from, or are related to, such transaction.

            For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, the Parent's interest in which constitutes all or substantially all of the Parent's properties and assets, shall be deemed to be the transfer of all or substantially all of the Parent's properties and assets.

                                   ARTICLE VI
                              DEFAULTS AND REMEDIES

Section 1.53 Events of Default

            An "Event of Default," wherever used herein, means any one of the following events:

                  (1) the Company's failure to pay any installment of interest
            (or Liquidated Damages, if any) on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days,

                  (2) the Company's failure to pay all or any part of the
            principal, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price, the Asset Sale Offer Price or the Excess Cash Flow Purchase Price, on Notes validly tendered and not properly withdrawn pursuant to a Change of Control Offer, Asset Sale Offer or Excess Cash Flow Offer, as applicable,

                  (3) the Company's failure or the failure by the Parent or any
            Subsidiary of the Company or the Parent to observe or perform any other covenant or agreement contained in the Notes or this


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            Indenture and, except for the provisions under Sections 4.14, 4.15,
            5.1 and 5.3 hereof, the continuance of such failure for a period of 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding,

                  (4) the Company's failure to report the occurrence of a
            Default under any covenant contained in the Notes or this Indenture and the continuance of such failure for a period of 30 days after management of the Company or the Parent, exercising reasonable diligence, becomes aware thereof,

                  (5) a court having jurisdiction in the premises enters a
            decree or order for (a) relief in respect of the Company, the Parent or any Significant Subsidiary of the Company or the Parent in an involuntary case under any applicable Bankruptcy Law now or hereafter in effect, (b) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (c) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

                  (6) the Company or the Parent or any Significant Subsidiary of
            the Company or the Parent (a) commences a voluntary case under any applicable Bankruptcy Law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (b) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or the Parent or any Significant Subsidiary of the Company or the Parent or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (c) effects any general assignment for the benefit of creditors;

                  (7) a default in the Indebtedness of the Company or the Parent or the Indebtedness of any Subsidiary of the Company or the Parent with an aggregate amount outstanding in excess of $5,000,000 (a) resulting from the failure to pay principal at maturity or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity,


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                  (8) final unsatisfied judgments not covered by insurance
            aggregating in excess of $15,000,000, at any one time rendered against the Company, the Parent or any Subsidiary of the Company or the Parent and not stayed, bonded or discharged within 60 days,

                  (9) the Guarantee of Parent ceases to be in full force and effect or becomes unenforceable or invalid or is declared null and void (other than in accordance with the terms of the Guarantee and this Indenture) or Parent denies or disaffirms its Obligations under its Guarantee; and

                  (10) any Guarantee of a Guarantor that is a Significant
            Subsidiary ceases to be in full force and effect or becomes unenforceable or invalid or is declared null and void (other than in accordance with the terms of the Guarantee and this Indenture) or any Guarantor (other than Parent) denies or disaffirms its Obligations under its Guarantee.

Section 1.54 Acceleration

            (1) If an Event of Default occurs and is continuing (other than an Event of Default specified in clauses (5) and (6) of Section 6.1 hereof relating to the Company, the Parent or any of the Significant Subsidiaries of the Company or the Parent,) then in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all principal, determined as set forth below, and accrued interest (and Liquidated Damages, if any) thereon to be due and payable immediately; provided, however, that if any Senior Debt is outstanding pursuant to the Credit Agreement, upon a declaration of such acceleration, such principal and interest shall be due and payable upon the earlier of (x) the fifth Business Day after sending the Company and the representative such written notice, unless such Event of Default is cured or waived prior to such date and (y) the date of acceleration of any Senior Debt under the Credit Agreement. In the event a declaration of acceleration resulting from an Event of Default described in clause (7) under Section 6.1 hereof with respect to any Senior Debt has occurred and is continuing, such declaration of acceleration shall be automatically annulled if such default is cured or waived or the holders of the Indebtedness which is the subject of such default have rescinded their declaration of acceleration in respect of such Indebtedness within 30 days thereof and the Trustee has received written notice of such cure, waiver or rescission and no other Event of Default described in clause (7) under
Section 6.1 hereof has occurred that has not been cured or waived within 30 days of the declaration of such acceleration in


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respect of such Indebtedness. If an Event of Default specified in clause (5) or
(6) under Section 6.1 hereof, relating to the Company, the Parent or any of the Company's Significant Subsidiaries occurs, all principal and accrued interest (and Liquidated Damages, if any) thereon shall be immediately due and payable on all outstanding Notes without any declaration or other act on the part of the Trustee or the Holders. The Holders of a majority in aggregate principal amount of Notes generally are authorized to rescind such acceleration if all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest on the Notes which have become due solely by such acceleration have been cured or waived.

            (2) Prior to the declaration of acceleration of the maturity of the Notes, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may waive on behalf of all the Holders any Default, except a Default in the payment of principal or of interest on any Note not yet cured or a Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Subject to the provisions of this Indenture relating to the duties of the Trustee, the Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee security or indemnity satisfactory to it. Subject to all provisions of this Indenture and applicable law, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

            (3) At any time after such a declaration of acceleration being made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VI, the Holders of not less than a majority in aggregate principal amount of then outstanding Notes, by written notice to the Company and the Trustee, may rescind, on behalf of all Holders, any such declaration of acceleration and its consequences if:

                  (1) the Company has paid or deposited with the Trustee cash sufficient to pay: (a) all overdue interest (and Liquidated Damages, if any) on all Notes; (b) the principal of (and premium, if any, applicable to) any Notes which would become due other than by reason of such declaration of acceleration, and to the extent such interest is lawful, interest thereon at the rate borne by the Notes; (c) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes; and (d) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses,


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            disbursements and advances of the Trustee and its agents and counsel, and all other amounts due the Trustee under Section 7.7 hereof; and

                  (2) all Events of Default, other than the non-payment of the principal of, premium, if any, and interest (and Liquidated Damages, if any) on the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.4 hereof.

                  (4) Notwithstanding clause (c)(2) of this Section 6.2, no
            waiver shall be effective against any Holder for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected thereby, unless all such affected Holders agree, in writing, to waive such Event of Default or other event. No such waiver shall cure or waive any subsequent default or impair any right consequent thereon.

Section 1.55 Other Remedies

            If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, Liquidated Damages, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 1.56 Waiver of Past Defaults

            Subject to Section 6.7 hereof and notwithstanding anything contained in Section 6.2(b), the Holders of a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee, may, on behalf of all Holders, waive any existing or past Default or Event of Default hereunder and its consequences under this Indenture, except, subject to Section 6.2(c), a default:

                  (1) in the payment of principal of, premium, if any,
            Liquidated Dam-ages, if any, or interest on any Note not yet cured as


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            specified in clauses (1) and (2) of Section 6.2(c) hereof;

                  (2) in respect of a covenant or provision hereof which, under
            Article IX, cannot be modified or amended without the consent of the Holder of each outstanding Note affected, unless all such affected Holders agree, in writing, to waive such default; or

                  (3) the rescission of which would conflict with any judgment order, or decree of a court of competent jurisdiction.

            Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right arising therefrom.

Section 1.57 Control by Majority

            Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines in good faith may be unduly prejudicial to the rights of other Holders of Notes not joining in the giving of such direction or that may involve the Trustee in personal liability and the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders of the Notes.

Section 1.58 Limitation on Suits

            A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

                  (1) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

                  (2) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (3) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;


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                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (5) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 1.59 Rights of Holders of Notes to Receive Payment

            Notwithstanding any other provision of this Indenture, except as permitted by Section 9.2 hereof, the right of any Holder of a Note to receive payment of the principal of, premium and interest (and Liquidated Damages, if any) on the Notes, on or after the respective due dates expressed in the Notes (including in connection with an offer to purchase) or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 1.60 Collection Suit by Trustee

            If an Event of Default specified in Section 6.1 hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium (and Liquidated Damages, if any) and interest remaining unpaid on the Notes and, to the extent lawful, interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 1.61 Trustee May File Proofs of Claim

            The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the


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event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditor's committee.

Section 1.62 Priorities

            If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

            First: to the Trustee, its agents and attorneys for amounts due under Section 7.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection (including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel);

            Second: to Holders of Notes for amounts due and unpaid on the Notes for principal and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any, and interest, respectively; and

            Third: to the Company or to such party as a court of competent jurisdiction shall direct.

            The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 1.63 Undertaking for Costs


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            In any suit for the enforcement of any right or remedy under this
Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

                                   ARTICLE VII
                                     TRUSTEE

Section 1.64 Duties of Trustee

            (1) If an Event of Default of which the Trustee has knowledge has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of its own affairs.

            (2) Except during the continuance of an Event of Default of which the Trustee has knowledge:

                  (1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (3) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:


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                  (1) this paragraph (c) does not limit the effect of paragraph
            (b) of this Section 7.1;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by an Officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

            (4) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.1 and 7.2 hereof.

            (5) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

            (6) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 1.65 Rights of Trustee

            (1) In connection with the Trustee's rights and duties under this Indenture, the Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

            (2) Before the Trustee acts or refrains from acting under this Indenture, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.


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            (3) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (4) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

            (5) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

            (6) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

            (7) Except with respect to Section 4.1 hereof, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in
Article IV hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(1), 6.1(2) and 4.1 hereof or (ii) any Default or Event of Default of which the Trustee shall have received written notification in the manner set forth in this Indenture or a Responsible Officer of the Trustee shall have obtained actual knowledge. Delivery of reports, information and documents to the Trustee under Section 4.3 hereof is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's or any Guarantor's, as applicable, compliance with any of their covenants thereunder (as to which the Trustee is entitled to rely exclusively on an Officer's Certificate).

            (8) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee may, in its discretion, make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.


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            (9) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company request or Company order and any resolution of the Board of Directors may be sufficiently evidenced by a Board resolution.

            (10) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

            (11) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 1.66 Individual Rights of Trustee

            The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections
7.10 and 7.11 hereof.

Section 1.67 Trustee's Disclaimer

            The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 1.68 Notice of Defaults

            If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice in the


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manner and to the extent provided by Section 313(c) of the TIA of the Default or
Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, Liquidated Damages, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 1.69 Reports by Trustee to Holders of the Notes

            Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA
Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

            A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or delisted therefrom.

Section 1.70 Compensation and Indemnity

            The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the Company and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

            The Company shall indemnify the Trustee, and any predecessor Trustee and their agents, against any and all losses, liabilities or expenses (including reasonable attorneys' fees) incurred by them arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.7) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such


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loss, liability or expense may be attributable to its negligence, bad faith or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

            The obligations of the Company under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

            To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

            When the Trustee incurs expenses or renders services after an Event of Default specified in Sections 6.1(5) or 6.1(6) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

            The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

Section 1.71 Replacement of Trustee

            A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8.

            The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10 hereof;

                  (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any


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            Bankruptcy Law;

                  (3) a Custodian or public officer takes charge of the Trustee or its property; or

                  (4) the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Company), the Company, or the Holders of Notes of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with
Section 7.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

Section 1.72 Successor Trustee by Merger, etc.

            If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 1.73 Eligibility; Disqualification


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            There shall at all times be a Trustee hereunder that is a
corporation or trust company (or a member of a bank holding company) organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has (or the bank holding company of which it is a member has) a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

            This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

Section 1.74 Preferential Collection of Claims Against Company

            The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                  ARTICLE VIII
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 1.75 Option to Effect Legal Defeasance or Covenant Defeasance

            The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

Section 1.76 Legal Defeasance and Discharge

            Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, each of the Company and the Guarantors, as applicable, shall, subject to the satisfaction of the applicable conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes and Guarantees, as applicable, on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged all amounts owed under the outstanding Notes, and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Guarantees, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes, such Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the


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same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.4 hereof, and as more fully set forth in Section 8.4, payments in respect of the principal of, premium, if any, and interest (and Liquidated Damages, if any) on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Sections 2.6, 2.7 and 2.10 and Section 4.2 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article VIII. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section
8.3 hereof.

Section 1.77 Covenant Defeasance

            Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the applicable conditions set forth in Section 8.4 hereof, the Company and the Guarantors shall be released from their respective obligations under Sections 4.3, 4.4, 4.5, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.19, 4.21 and 4.22
hereof and Article V hereof, and the Guarantors shall be released from their obligations under Article X hereof, in each case on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes and the Guarantees shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the applicable conditions set forth in Section 8.4 hereof, (x) Sections 6.1(3), (4), (7) and
(8) hereof shall not constitute Events of Default and (y) Sections 6.1(5) and 6.1(6) hereof shall not constitute an Event of Default to the extent they occur after the 91st day following the occurrence of the Company's exercise of Covenant Defeasance; provided, however that for all other purposes as set forth herein, such Covenant Defeasance provisions shall be effective.


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Section 1.78 Conditions to Legal or Covenant Defeasance

            The following shall be the conditions to the application of either
Section 8.2 or 8.3 hereof to the outstanding Notes:

            In order to exercise either Legal Defeasance or Covenant Defeasance:

            (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of Holders of the Notes, cash in United States legal tender, U.S. Government Obligations, or a combination thereof, in amounts that shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and Liquidated Damages, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Trustee must have, for the benefit of Holders of the Notes, a valid, perfected exclusive security interest in such trust;

            (b) in the case of an election under Section 8.2 hereof, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee from United States legal counsel confirming that (A) the Company has received from, or there has been published by the Internal Revenue Service a ruling, or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (c) in the case of an election under Section 8.3 hereof, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee from United States legal counsel confirming that Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (d) in the case of an election under Section 8.2 or 8.3 hereof, (x) no Default or Event of Default shall have occurred and be continuing on the date of the deposit, and (y) in the case of Legal Defeasance, no Event of Default specified in clause (5) or (6) of Section 6.1 hereof shall have occurred


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      at any time from the date of the deposit to the 91st calendar day thereafter;

            (e) the Defeasance may not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of the Guarantors are a party or by which the Company or any of the Guarantors are bound;

            (f) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent to hinder, delay or defraud any other of the Company's creditors; and

            (g) the Company must deliver to the Trustee an Officers' Certificate confirming the satisfaction of the conditions in clauses (a) through (f) above, and an Opinion of Counsel, confirming the satisfaction of the conditions in clauses (a) (with respect to the validity and perfection of the security interest), (b), (c) and (e) above.

            Legal Defeasance and Covenant Defeasance shall be deemed to occur on the earlier of (i) the 91st day after the deposit and (ii) the date all of the applicable conditions set forth in this Section 8.4 are satisfied.

Section 1.79 Deposited Money and Government Securities to be Held in Trust;
             Other Miscellaneous Provisions

            Subject to Section 8.6 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest (and Liquidated Damages, if any), but such money need not be segregated from other funds except to the extent required by law.

            The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the money or U.S. Government Obligations deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

            Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the


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Company any money or U.S. Government Obligations held by it as provided in
Section 8.4 hereof which, in the opinion of a firm of independent public accountants nationally recognized in the United States expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 1.80 Repayment to Company

            Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, Liquidated Damages, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, Liquidated Damages, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 1.81 Reinstatement

            If the Trustee or Paying Agent is unable to apply any United States legal tender or U.S. Government Obligations in accordance with Section 8.2 or
8.3 hereof, as the case may be, by reason of any order directing the repayment of the deposited money to the Company or otherwise making the deposit unavailable to make payments under the Notes when due, or if any court enters an order avoiding the deposit of money with the Trustee or Paying Agent or otherwise requires the payment of the money so deposited to the Company or to a fund for the benefit of its creditors, then (so long as the insufficiency exists or the order remains in effect) the Company's and the Guarantors' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, Liquidated Damages, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the


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Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE IX
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 1.82 Without Consent of Holders of Notes

            Notwithstanding Section 9.2 hereof, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or any Guarantee, without the consent of any Holder of a Note:

            (a) to cure any ambiguity, defect or inconsistency;

            (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

            (c) to provide for the assumption of the Company's obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to Article V hereof;

            (d) to provide for additional Guarantors as set forth in Section
      4.17 hereof or for the release or assumption of a Guarantee in compliance with this Indenture;

            (e) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the rights hereunder of any Holder of the Note;

            (f) to comply with the provisions of the Depositary, Euroclear or Clearstream or the Trustee with respect to the provisions of this Indenture or the Notes relating to transfers and exchanges of Notes or beneficial interests therein;

            (g) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

            (h) to provide for the issuance of additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof.

            Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 9.6


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hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that adversely affects its own rights, duties or immunities under this Indenture or otherwise.

Section 1.83 With Consent of Holders of Notes

            Except as expressly stated otherwise in this Section 9.2, and subject to Section 6.7 hereof, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes and the Guarantees, with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.4 and 6.7 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).

            Subject to Sections 6.4 and 6.7 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company or any Subsidiary with any provision of this Indenture or the Notes.

            However, without the consent of each Holder affected (it being understood that, except as expressly stated otherwise in paragraphs (a) through
(c) below, Section 4.13 and 4.14 hereof may be amended, waived or modified in accordance with the first paragraph of this Section 9.2) an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

                  (a) change the Stated Maturity on any Note, or reduce the
            principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption thereof at the Company's option, or change the city of payment where, or the coin or currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption at the Company's option, on or after the Redemption Date), or after an Asset Sale, Change of Control


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            or Excess Cash Flow Offer has occurred reduce the Asset Sale Offer
            Prince, Change of Control Purchase Price or the Excess Cash Flow Purchase Price with respect to the corresponding Asset Sale, Change of Control or Excess Cash Flow Offer or alter the provisions (including the defined terms used therein) regarding the Company's right to redeem the Notes at the Company's option in a manner adverse to the Holders,

                  (b) reduce the percentage in principal amount of the
            outstanding Notes, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in this Indenture,

                  (c) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby, or

                  (d) release the Guarantee of Parent.

            In connection with any amendment, supplement or waiver under this
Article IX, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

            Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

            It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the


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Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

Section 1.84 Compliance with Trust Indenture Act

            Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

Section 1.85 Revocation and Effect of Consents

            Until an amendment, supplement or waiver becomes effective (as determined by the Company and which may be prior to any such amendment, supplement or waiver becoming operative), a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same Indebtedness as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective (as determined by the Company), which may be prior to any such amendment, supplement or waiver becoming operative.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.

            After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in any of clauses (a) through (d) of Section 9.2 hereof, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and interest (and Liquidated Damages, if any) on a Note, on or after the respective dates set for such amounts to become due and payable expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates.


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Section 1.86 Notation on or Exchange of Notes

            The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

            Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 1.87 Trustee to Sign Amendments, etc.

            The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental Indenture, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive and (subject to Section 7.1 hereof) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture is authorized or permitted by this Indenture.

                                    ARTICLE X
                                   GUARANTEES

Section 1.88 Guarantees

            By its execution hereof, each of the Guarantors acknowledges and agrees that it receives substantial benefits from the Company and that such party is providing its Guarantee for good and valuable consideration, including, without limitation, such substantial benefits and services. Accordingly, subject to the provisions of this Article X, each Guarantor, jointly and severally, hereby unconditionally guarantees on an unsecured senior subordinated basis to each Holder of a Note authenticated and delivered by the Trustee and its successors and assigns that: (i) the principal of, premium, if any, and interest (and Liquidated Damages, if any) on the Notes shall be duly and punctually paid in full when due, whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise, and interest on overdue principal, premium, if any, Liquidated Damages, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes and all other payment Obligations of the Company to the Holders or the Trustee hereunder or under the Notes (including fees, expenses or other) shall be promptly paid in full, all in accordance with the terms hereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such


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other Obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, call for redemption, upon a Change of Control, upon an Asset Sale Offer or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 10.5 hereof (collectively, the "Guarantee Obligations").

            Subject to the provisions of this Article X, each Guarantor hereby agrees that its Guarantee hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any thereof, the entry of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives and relinquishes: (a) any right to require the Trustee, the Holders or the Company (each, a "Benefitted Party") to proceed against the Company, the Subsidiaries or any other Person or to proceed against or exhaust any security held by a Benefitted Party at any time or to pursue any other remedy in any secured party's power before proceeding against the Guarantors; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefitted Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional Indebtedness or obligation or of any action or non-action on the part of the Guarantors, the Company, the Subsidiaries, any Benefitted Party, any creditor of the Guarantors, the Company or the Subsidiaries or on the part of any other Person whomsoever in connection with any Obligations the performance of which are hereby guaranteed;
(d) any defense based upon an election of remedies by a Benefitted Party, including but not limited to an election to proceed against the Guarantors for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Benefitted Party's election, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Code; and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code. The Guarantors hereby covenant that, except as otherwise provided therein, the Guarantees shall not be discharged except by payment in full of all Guarantee Obligations, including the principal, premium, if any, and interest on the Notes and all other costs provided for under this Indenture.

            If any Holder or the Trustee is required by any court or otherwise to return to either the Company or the Guarantors, or any trustee or similar official


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acting in relation to either the Company or the Guarantors, any amount paid by the Company or the Guarantors to the Trustee or such Holder, the Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each of the Guarantors agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guarantee Obligations hereby until payment in full of all such obligations guaranteed hereby. Each Guarantor agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantee Obligations, and (y) in the event of any acceleration of such Obligations as provided in Article VI hereof, such Guarantee Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of the Guarantee.

Section 1.89 Execution and Delivery of Guarantees

            To evidence its Guarantee set forth in Section 10.1 hereof, each of the Guarantors agrees that a notation of its Guarantee substantially in the form included in Exhibit A hereto shall be endorsed on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by an Officer of such Guarantor.

            Each of the Guarantors agree that its Guarantee set forth in this
Article X shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of its Guarantee.

            If an Officer whose facsimile signature is on a Note or a notation of Guarantee no longer holds that office at the time the Trustee authenticates the Note on which the Guarantee is endorsed, the Guarantee shall be valid nevertheless.

            The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantees set forth in this Indenture on behalf of the Guarantors.

Section 1.90 Guarantors May Consolidate, etc., on Certain Terms

            (a) Subject to Article V, nothing contained in this Indenture or in the Notes shall prevent any consolidation or merger of any Guarantor with or into each other or with or into the Company. Upon any such consolidation or merger, the Guarantee of the Guarantor that does not survive the consolidation or merger shall no longer be of any force or effect.


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            (b) Except for a merger or consolidation in which a Guarantor is sold and its Guarantee is released in compliance with the provisions of Section
10.4 hereof or as permitted by Section 10.3(a), no Guarantor shall consolidate or merge with or into (whether or not such Guarantor is the surviving Person) another Person unless, (i) subject to the provisions of the following paragraph and the other provisions of this Indenture, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture, and (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred or be continuing. In case of any such consolidation or merger and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, of the Guarantees endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by such Guarantor, such successor corporation shall succeed to and be substituted for such Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

            (c) The Trustee, subject to the provisions of Section 12.4 hereof, shall be entitled to receive an Officers' Certificate as conclusive evidence that any such consolidation or merger, and any such assumption of Guarantee Obligations, comply with the provisions of this Section 10.3. Such Officers' Certificate shall comply with the provisions of Section 12.5 hereof.

Section 1.91 Release of Guarantors

            Notwithstanding Section 10.3(b) hereof, upon the sale or disposition (including by merger or stock purchase) of a Guarantor (other than a sale or disposition of Parent, which shall be governed by Section 5.3) (as an entirety) to an entity which is not and is not required to become a Guarantor, or the designation of a Subsidiary to become an Unrestricted Subsidiary, which transaction is otherwise in compliance with this Indenture (including, without limitation, the provisions of Section 4.13 hereof), such Guarantor shall be deemed released from its obligations under its Guarantee of the Notes; provided, however, that any such termination shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any Indebtedness of the Company or the Parent or any Indebtedness of any


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other Subsidiary of the Company and the Parent shall also terminate upon such release, sale or transfer and none of its Equity Interests are pledged for the benefit of any holder of any Indebtedness of the Company or the Parent or any Indebtedness of any Subsidiary of the Company or the Parent.

            Upon delivery by the Company to the Trustee of an Officers' Certificate, to the effect that such sale or other disposition or that such designation was made by the Company in accordance with the provisions of this Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any such Guarantor from its obligations under its Guarantee. Except as provided in Section 10.3(a) hereof, any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article X.

            Notwithstanding the foregoing provisions of this Article X, (i) any Guarantor whose Guarantee would otherwise be released pursuant to the provisions of this Section 10.4 may elect, at its sole discretion, by written notice to the Trustee, to maintain such Guarantee in effect notwithstanding the event or events that otherwise would cause the release of such Guarantee (which election to maintain such Guarantee in effect may be conditional or for a limited period of time), and (ii) any Subsidiary of the Company which is not a Guarantor may elect, at its sole discretion, by written notice to the Trustee, to become a Guarantor (which election may be conditional or for a limited period of time).

            IF, AT ANY TIME WHEN THERE IS INDEBTEDNESS OUTSTANDING UNDER THE ORIGINAL CREDIT AGREEMENT, THE GUARANTEE OF ALL OF THE INDEBTEDNESS UNDER THE ORIGINAL CREDIT AGREEMENT OF ANY OF THE GUARANTORS, OTHER THAN THE PARENT, IS RELEASED PURSUANT TO THE TERMS OF THE ORIGINAL CREDIT AGREEMENT, THE PARENT MAY CAUSE SUCH GUARANTOR TO BE RELEASED FROM ITS OBLIGATIONS UNDER ITS GUARANTEE OF THE NOTES; PROVIDED, HOWEVER, THAT ANY SUCH TERMINATION SHALL OCCUR ONLY TO THE EXTENT THAT ALL OBLIGATIONS OF SUCH GUARANTOR UNDER ALL OF ITS GUARANTEES OF, AND UNDER ALL OF ITS PLEDGES OF ASSETS OR OTHER SECURITY INTERESTS WHICH SECURE, ANY OF INDEBTEDNESS OF THE COMPANY OR THE PARENT OR ANY INDEBTEDNESS OF ANY OTHER GUARANTOR SHALL ALSO TERMINATE UPON SUCH RELEASE, SALE OR TRANSFER AND NONE OF ITS EQUITY INTERESTS ARE PLEDGED FOR THE BENEFIT OF ANY HOLDER OF ANY INDEBTEDNESS (OTHER THAN INDEBTEDNESS UNDER THE ORIGINAL CREDIT AGREEMENT) OF THE COMPANY OR THE PARENT OR ANY INDEBTEDNESS (OTHER THAN INDEBTEDNESS UNDER THE ORIGINAL CREDIT AGREEMENT) OF ANY GUARANTOR; PROVIDED, FURTHER, THAT, THE PARENT MAY NOT CAUSE A RELEASE OF ANY GUARANTOR FROM ITS OBLIGATIONS UNDER ITS GUARANTEE OF THE NOTES PURSUANT TO THE PROVISIONS OF THIS PARAGRAPH AS A RESULT OF A RELEASE OF SUCH GUARANTOR'S GUARANTEE OF INDEBTEDNESS UNDER THE ORIGINAL CREDIT AGREEMENT IN CONNECTION WITH THE PAYMENT OF ALL OR SUBSTANTIALLY ALL OF THE INDEBTEDNESS OUTSTANDING UNDER THE ORIGINAL CREDIT AGREEMENT AT SUCH TIME.

            IF AT ANY TIME THERE IS NO INDEBTEDNESS OUTSTANDING UNDER THE ORIGINAL CREDIT AGREEMENT AND (A) ANY FOREIGN SUBSIDIARY OF THE COMPANY THAT HAS NOT BECOME DOMESTICATED INTO THE UNITED STATES (i) HAS GUARANTEED THE NOTES AND
(ii) THE PARENT GROUP WOULD INCUR A TAX LIABILITY, AS DETERMINED ON A CONSOLIDATED BASIS, MATERIALLY GREATER THAN THE TAX LIABILITY THAT WOULD BE INCURRED BY THE PARENT GROUP, DETERMINED ON A CONSOLIDATED BASIS, HAD NO SUCH


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GUARANTEE BEEN INCURRED, OR (B) THE GUARANTEE OF ANY FOREIGN SUBSIDIARY OF THE
PARENT BECOMES ILLEGAL UNDER APPLICABLE LAW AND SUCH FOREIGN SUBSIDIARY DELIVERS AN OPINION OF COUNSEL TO THE TRUSTEE TO SUCH EFFECT, THEN, IN EACH CASE, THE PARENT MAY CAUSE SUCH FOREIGN SUBSIDIARY TO BE RELEASED FROM ITS GUARANTEE IN ACCORDANCE WITH THE PROVISIONS OF THE INDENTURE; PROVIDED, HOWEVER, THAT ANY SUCH RELEASE SHALL OCCUR ONLY TO THE EXTENT THAT ALL OBLIGATIONS OF SUCH GUARANTOR UNDER ALL OF ITS GUARANTEES OF, AND UNDER ALL OF ITS PLEDGES OF ASSETS OR OTHER SECURITY INTERESTS WHICH SECURE, ANY OF INDEBTEDNESS OF THE COMPANY OR THE PARENT OR ANY INDEBTEDNESS OF ANY OTHER SUBSIDIARY OF THE COMPANY AND THE PARENT SHALL ALSO TERMINATE UPON SUCH RELEASE, SALE OR TRANSFER AND NONE OF ITS EQUITY INTERESTS ARE PLEDGED FOR THE BENEFIT OF ANY HOLDER OF ANY INDEBTEDNESS OF THE COMPANY OR THE PARENT OR ANY INDEBTEDNESS OF ANY SUBSIDIARY OF THE COMPANY OR THE PARENT.

Section 1.92 Limitation of Guarantor's Liability; Certain Bankruptcy Events

            (a) Each Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee Obligation of such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the Guarantee Obligations of such Guarantor under this Article X shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the Guarantee Obligations of such other Guarantor under this Article X, result in the Guarantee Obligations of such Guarantor under the Guarantee of such Guarantor not constituting a fraudulent transfer or conveyance.

            (b) Each Guarantor hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, such Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guarantee and hereby waives and agrees, to the fullest extent that it may do so under applicable law, not to take the benefit of any such stay of execution, whether under Section 362 or 105 of the Bankruptcy Law or otherwise.

Section 1.93 Application of Certain Terms and Provisions to the Guarantors

            (a) For purposes of any provision of this Indenture which provides for the delivery by any Guarantor of an Officers' Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 1.1 hereof shall apply to such Guarantor as if references therein to the Company were references to such Guarantor.

            (b) Any request, direction, order or demand which by any


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provision of this Indenture is to be made by any Guarantor, shall be sufficient if evidenced as described in Section 12.2 hereof as if references therein to the Company were references to such Guarantor.

            (c) Any notice or communication which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Notes to or on any Guarantor may be given or served as described in Section 12.2 hereof as if references therein to the Company were references to such Guarantor.

            (d) Upon any demand, request or application by any Guarantor to the Trustee to take any action under this Indenture, such Guarantor shall furnish to the Trustee such certificates and opinions as are required in Section 12.4 hereof as if all references therein to the Company were references to such Guarantor.

Section 1.94 Subordination of Guarantees

            The obligations of each Guarantor under its Guarantee pursuant to this Article X is subordinated in right of payment to the prior payment in full in cash of all Senior Debt of such Guarantor on the same basis as the Notes are subordinated to Senior Debt of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of Notes pursuant to this Indenture, including as set forth in Article XI hereof. In the event that the Trustee or the Holders receive any payment from a Guarantor at a time when such payment is prohibited by the foregoing sentence, such payment shall be held in trust for the benefit of, and immediately paid over and delivered to, the holders of the Senior Debt of such Guarantor remaining unpaid, to the extent necessary to pay in full in cash all such Senior Debt.

                                   ARTICLE XI
                                  SUBORDINATION

Section 1.95 Notes Subordinated to Senior Debt

            The Company and the Guarantors, and each Holder by its acceptance of Notes, agree that (a) the payment of the principal of, premium, if any, and interest (and Liquidated Damages, if any) on the Notes and (b) any other payment in respect of the Notes, including on account of the acquisition or redemption of the Notes by the Company and the Guarantors (including, without limitation, pursuant to Sections 4.13 and 4.14) is subordinated, to the extent and in the manner provided in this Article XI, to the prior payment in full in cash of all Senior Debt of the Company and the Guarantors, as applicable, and that these subordination provisions are for the benefit of the holders of Senior Debt.


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            This Article XI shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

Section 1.96 No Payment on Notes in Certain Circumstances

            (1) No payment (by setoff or otherwise), as applicable, on account of any Obligation in respect of the Notes, including the principal of, premium, if any, or interest on the Notes or Liquidated Damages, or on account of the redemption provisions of the Notes (including any repurchases of Notes), for cash or property (other than Junior Securities): (i) upon the maturity of any of the Company's Senior Debt or any Senior Debt of such Guarantor by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of, premium, if any, and the interest on such Senior Debt are first paid in full in cash or Cash Equivalents (or such payment is duly provided for); or (ii) in the event of default in the payment of any principal of, premium, if any, or interest on the Company's Senior Debt or Senior Debt of such Guarantor, as applicable, when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.

            (2) Upon (i) the happening of an event of default other than a Payment Default that permits the holders of Senior Debt to declare such Senior Debt to be due and payable and (ii) written notice of such event of default given to the Company by the representative under the Credit Agreement or, if no Indebtedness under the Credit Agreement is then outstanding, the holders of an aggregate of at least $25,000,000 principal amount outstanding of any other Senior Debt or their representative (a "Payment Notice"), then, unless and until such event of default has been cured or waived or otherwise has ceased to exist, no payment (by setoff or otherwise) may be made by the Company or on behalf of the Company or by or on behalf of any Guarantor which is an obligor under such Senior Debt on account of any Obligation in respect of the Notes, including the principal of, premium, if any, or interest on the Notes (including any repurchases of any of the Notes), or on account of the redemption provisions of the Notes (or Liquidated Damages), in any such case, other than payments made with Junior Securities. Notwithstanding the foregoing, unless the Senior Debt in respect of which such event of default exists has been declared due and payable in its entirety within 179 days after the Payment Notice is delivered as set forth above (the "Payment Blockage Period") (and such declaration has not been rescinded or waived), at the end of the Payment Blockage Period, the Company and the Guarantors shall be required to pay all sums not previously paid to


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the Holders of the Notes during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Notes.

            Any number of Payment Notices may be given; provided, however, that:
(i) not more than one Payment Notice shall be given within a period of any 360 consecutive days; and (ii) no non-payment default that existed upon the date of such Payment Notice or the commencement of such Payment Blockage Period shall be made the basis for the commencement of any other Payment Blockage Period (for purposes of this provision, any subsequent action, or any subsequent breach of any financial covenant for a period commencing after the expiration of such Payment Blockage Period that, in either case, would give rise to a new event of default, even though it is an event that would also have been a separate breach pursuant to any provision under which a prior event of default previously existed, shall constitute a new event of default for this purpose).

            (3) In furtherance of the provisions of Section 11.1, in the event that, notwithstanding the foregoing provisions of this Section 11.2 or Section 11.3, any payment or distribution of the Company's assets or any Guarantor's assets (other than Junior Securities) shall be received by the Trustee or the Holders at a time when such payment or distribution is prohibited by the foregoing provisions of this Section 11.2, such payment or distribution shall be held in trust for the benefit of the holders of such Senior Debt, and shall be immediately paid or delivered by the Trustee or such Holders, as the case may be, to the holders of such Senior Debt remaining unpaid or unprovided for or to their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate principal amounts remaining unpaid on account of such Senior Debt held or represented by each, for application to the payment of all such Senior Debt remaining unpaid, to the extent necessary to pay or to provide for the payment of all such Senior Debt in full in cash or Cash Equivalents after giving effect to any concurrent payment or distribution to the Holders of such Senior Debt.

Section 1.97 Notes Subordinated to Prior Payment of All Senior Debt on
             Dissolution, Liquidation or Reorganization

            Upon any distribution of the Company's assets or any Guarantor's assets upon any dissolution, winding up, total or partial liquidation or reorganization of the Company or a Guarantor, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshaling of assets or liabilities:

            (1) the holders of all of the Company's Senior Debt or such Guarantor's Senior Debt, as applicable, shall first be entitled to receive payment in


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full in cash or Cash Equivalents (or have such payment duly provided for) before the Holders are entitled to receive any payment on account of any Obligation in respect of the Notes, including the principal of, premium, if any, and interest on the Notes (or Liquidated Damages) (other than Junior Securities); and

            (2) any payment or distribution of the Company's assets or such Guarantor's assets of any kind or character from any source, whether in cash, property or securities (other than Junior Securities) to which the Holders or the Trustee on behalf of the Holders would be entitled (by setoff or otherwise), except for the subordination provisions contained in this Indenture, shall be immediately paid by the liquidating trustee or agent or other Person making such a payment or distribution directly to the holders of such Senior Debt or their representative to the extent necessary to make payment in full (or have such payment duly provided for) on all such Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

Section 1.98 Holders to Be Subrogated to Rights of Holders of Senior Debt

            Subject to the payment in full in cash of all Senior Debt of the Company or any Guarantor as provided herein, the Holders of Notes shall be subrogated to the rights of the holders of such Senior Debt to receive payments or distributions of assets of the Company applicable to the Senior Debt until all amounts owing on the Notes shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of such Senior Debt by or on behalf of the Company or any Guarantor, or by or on behalf of the Holders by virtue of this Article XI, which otherwise would have been made to the Holders shall, as between the Company or any Guarantor and the Holders, be deemed to be payment by the Company or any Guarantor or on account of such Senior Debt, it being understood that the provisions of this Article XI are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of such Senior Debt, on the other hand.

Section 1.99 Relative Rights

            This Article XI defines the relative rights of Holders and holders of Senior Debt. Nothing in this Indenture shall: (1) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms; (2) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Debt; or (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders.


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Section 1.100 Trustee Entitled to Assume Payments Not Prohibited in Absence of
              Notice

            The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee unless and until a Responsible Officer of the Trustee or any Paying Agent shall have received, no later than three Business Days prior to such payment written notice thereof from the Company or from one or more holders of Senior Debt or from any representative therefor and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 7.1 and 7.2, shall be entitled in all respects conclusively to assume that no such fact exists.

            Notwithstanding anything to the contrary in this Article XI or elsewhere in this Indenture or in the Notes, upon any distribution of assets of the Company and the Guarantors referred to in this Article XI, the Trustee, subject to the provisions of Sections 7.1 and 7.2, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company or any Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XI so long as such court has been apprised of the provisions of, or the order, decree or certificate makes reference to, the provisions of this
Article XI.

Section 1.101 Application by Trustee of Assets Deposited With It

            Amounts deposited in trust with the Trustee pursuant to and in accordance with Article VIII shall be for the sole benefit of Holders and, to the extent the making of such deposit by the Company shall (i) not be in contravention of any term or provision of the Credit Agreement and (ii) be allocated for the payment of the Notes, shall not be subject to the subordination provisions of this Article XI. Otherwise, any deposit of assets with the Trustee or the Agent (whether or not in trust) for the payment of principal of or interest on any Notes shall be subject to the provisions of Sections 11.1, 11.2, 11.3 and 11.4; provided, that, if prior to three Business Days preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including without limitation, the payment of either principal of or interest on any Note) the Trustee or such Paying Agent shall not have received with respect to such assets the written notice provided for in Section 11.6, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they


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were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

Section 1.102 Subordination Rights Not Impaired by Acts or Omissions of the
              Company, the Guarantors or Holders of Senior Debt

            No right of any present or future holders of any Senior Debt to enforce the subordination provisions contained in this Article XI shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any Guarantor or by any act or failure to act, in good faith, by any such Holder, or by any noncompliance by the Company or any Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such Holder may have or be otherwise charged with. The holders of Senior Debt may extend, renew, modify or amend the terms of the Senior Debt or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company and the Guarantors, all without affecting the liabilities and obligations of the parties to this Indenture or the Holders. The subordination provisions contained in this Indenture are for the benefit of the holders from time to time of Senior Debt and may not be rescinded, cancelled, amended or modified in any way other than any amendment or modification that is consented to by each Holder of Senior Debt that would be adversely affected thereby. The subordination provisions hereof shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any Holder of the Senior Debt upon the insolvency, bankruptcy, or reorganization of the Company, any Guarantor, or otherwise, all as though such payment has not been made.

Section 1.103 Holders Authorize Trustee to Effectuate Subordination of Notes.

            Each Holder of the Notes by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provisions contained in this Article XI and to protect the rights of the Holders pursuant to this Indenture, and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company or any Guarantor (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company or any Guarantor), the immediate filing of a claim for the unpaid balance of his Notes in the form required in said proceedings and cause said claim to be approved. In the event of any liquidation or reorganization of the Company or any Guarantor in bankruptcy, insolvency, receivership or similar proceeding, if the Holders of the Notes (or the Trustee on their behalf) have not filed any claim, proof of claim, or other instrument of similar character necessary to enforce the obligations of the Company or any Guarantor in respect of the Notes at least thirty (30) days before the expiration of the time to file the same, then in such event, but only in such event, the holders of the Senior Debt or a representative on their behalf may, as an attorney-in-fact for such Holders, file any claim, proof of claim, or other instrument of similar character on behalf of such Holders. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their representative to vote in respect of the claim of any Holder in any such proceeding.

Section 1.104 Right of Trustee to Hold Senior Debt

            The Trustee shall be entitled to all of the rights set forth in this
Article XI in respect of any Senior Debt at any time held by it to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

            Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7.

Section 1.105 Article XI Not to Prevent Events of Default

            The failure to make a payment on account of principal of, premium, if any, or interest (or Liquidated Damages, if any) on the Notes by reason of any provision of this Article XI shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 6.1 or in any way limit the rights of the Trustee or any Holder to pursue any other rights or remedies with respect to the Notes.

Section 1.106 No Fiduciary Duty of Trustee to Holders of Senior Debt

            The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to the Holders of Notes or the Company, any Guarantor or any other Person, cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article XI or otherwise. With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Debt shall be read into this Indenture against the Trustee. Nothing in this Section 11.12 shall affect the obligation of any other such Person to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Debt or their representative. In the event of any conflict between the fiduciary duty of the Trustee to the Holders of Notes and to the holders of Senior Debt, the Trustee is expressly authorized to resolve such conflict in favor of the Holders.

                                   ARTICLE XII
                                  MISCELLANEOUS

Section 1.107 Trust Indenture Act Controls

            If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by the TIA, the imposed duties shall control.

Section 1.108 Notices

            Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

                           If to the Company
                           or the Guarantors:

                           WH Acquisition Corp.
                           c/o Whitney & Co., LLC
                           177 Broad Street
                           Stamford, CT 06901
                           Attention: Mr. James H. Fordyce
                                      Kevin J. Curley, Esq.
                           Telecopier No. (203) 973-1422


                           with copies (which
                           shall not constitute
                           notice) to:

                           Chadbourne & Parke, LLP
                           30 Rockefeller Plaza
                           New York, NY 10112
                           Attention: Philip Colbran, Esq.
                           Telecopier No. (212) 541-5369


                           If to the Trustee:

                           The Bank of New York
                           15 Broad Street, 26th Floor
                           New York, New York 1005
                           Attention: Global Finance Unit
                           Telecopier No.: (212) 235-2531

            The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

            All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) the third Business Day after sent by mail; (iii) when receipt acknowledged, if telecopied; and (iv) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

            Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

            If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

            If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 1.109 Communication by Holders of Notes with Other Holders of Notes

            Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 1.110 Certificate and Opinion as to Conditions Precedent

            Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

            (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

            (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 1.111 Statements Required in Certificate or Opinion

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

            (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

            (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificate of public officials.

Section 1.112 Rules by Trustee and Agents

            The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 1.113 No Personal Liability of Directors, Officers, Employees and
              Stockholders

            No past, present or future director, officer, employee, incorporator or stockholder (direct or indirect) of the Company or the Guarantors (or any such successor entity), as such, shall have any liability for any Obligations of the Company or the Guarantors under the Notes, the Guarantees or this Indenture solely by reason of his or its status as such stockholder, employee, officer or director, except that this provision shall in no way limit the obligation of any Guarantor pursuant to any Guarantee of the Notes. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 1.114 Governing Law

            THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b).

Section 1.115 No Adverse Interpretation of Other Agreements

            This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 1.116 Successors

            All agreements of the Company and the Guarantors in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 1.117 Severability

            In case any one or more of the provisions of this Indenture or in the Notes or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 1.118 Counterpart Originals

            The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 1.119 Table of Contents, Headings, Etc.

            The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES

            IN WITNESS WHEREOF, the parties hereto have executed this Indenture as of the date first written above.


                                        THE COMPANY:
                                        WH ACQUISITION CORP.


                                        By: /s/
                                            ------------------------------------
                                            Name:
                                            Title:


                                        PARENT:
                                        WH INTERMEDIATE HOLDINGS, LTD.


                                        By: /s/
                                            ------------------------------------
                                            Name:
                                            Title:


                                        GUARANTORS:
                                        WH LUXEMBOURG HOLDINGS SaRL


                                        By: /s/
                                            ------------------------------------
                                            Name:
                                            Title:


                                        WH LUXEMBOURG INTERMEDIATE HOLDINGS SaRL


                                        By: /s/
                                            ------------------------------------
                                            Name:
                                            Title:


                                        WH LUXEMBOURG CM SaRL


                                        By: /s/
                                            ------------------------------------

                                            Name:
                                            Title:


                                        THE TRUSTEE:
                                        THE BANK OF NEW YORK


                                        By: /s/
                                            ------------------------------------
                                            Name:
                                            Title:

                                    EXHIBIT A

                                 [FORM OF NOTE]

                              WH Acquisition Corp.

           11 3/4% [SERIES A] [SERIES B](1) SENIOR SUBORDINATED NOTE
                                    DUE 2010

                                                               CUSIP: __________
                                                                 ISIN: _________

No.                                                            $________________


      WH Acquisition Corp., a Nevada corporation (hereinafter called the "Company" which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of __________ Dollars, on July 15, 2010.

      Interest Payment Dates: January 15 and July 15, commencing January 15,
2003.

      Record Dates: January 1 and July 1.

      Reference is made to the further provisions of this Note on the reverse side, which shall, for all purposes, have the same effect as if set forth at this place.


--------
(1)   Series A should be replaced with Series B in the Exchange Notes.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                        WH ACQUISITION CORP.


                                        By: /s/
                                            ------------------------------------
                                            Name:
                                            Title:


                                        By: /s/
                                            ------------------------------------
                                            Name:
                                            Title:


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      This is one of the Notes described in the within-mentioned Indenture.

                                        THE BANK OF NEW YORK


                                        By: /s/
                                            ------------------------------------
                                            Authorized Signatory

Dated:
       --------------------

                                 (Back of Note)

      11 3/4% [Series A] [Series B](2) Senior Subordinated Notes due 2010

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.](3)

[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](4)

--------------
(2)   Series A should be replaced with Series B in the Exchange Notes.

(3)   To be included only on Global Notes deposited with the Depositary.

(4)   To be included only on Global Notes deposited with the Depositary.

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE CASH PAYMENTS OF INTEREST DURING THE PERIOD WHICH SUCH HOLDER HOLDS THIS NOTE. NOTHING IN THIS LEGEND SHALL BE DEEMED TO PREVENT INTEREST FROM ACCRUING ON THIS NOTE.](5)

[THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

      (i) REPRESENTS THAT(A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE ACT) (A"QIB"), (B) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT) (AN "IAI" ),

      (ii) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT
      (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE ACT, (F) IN ACCORDANCE

--------------
(5)   To be included only on Reg S Temporary Global Notes in accordance with
      Section 2.6(g)(iii) of the Indenture.

      WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (iii) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANING GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.](6)

      Capitalized terms used herein shall have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

      1. Interest. the Company promises to pay interest on the principal amount of this Note at 11 3/4% per annum from the Issue Date until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 4 of the Registration Rights Agreement referred to below. The Company shall pay interest (and Liquidated Damages, if any) semi-annually on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). The first Interest Payment Date shall be January 15, 2003. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a Record Date (defined below) referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. The Company shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate then in effect; it shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (and Liquidated Damages, if any) (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

-------------
(6)   To be included only on Transfer Restricted Notes.

      2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) (and Liquidated Damages, if any) to the Persons who are registered Holders of Notes at the close of business on the January 1 or July 1 next preceding the Interest Payment Date (each a "Record Date"), even if such Notes are cancelled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, interest, premium, if any, (and Liquidated Damages, if any) at the office or agency of the Company maintained within the City and State of New York for such purpose, or, at the option of the Company, payment of interest (and Liquidated Damages, if any) may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds to an account within the United States shall be required with respect to principal of and interest, premium, if any (and Liquidated Damages, if any), on all Global Notes. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

      3. Paying Agent and Registrar. Initially, The Bank of New York, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

      4. Indenture. The Company issued the Notes under an Indenture dated as of the Issue Date ("Indenture") by and among the Company, the Guarantors party thereto and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.

      5. Optional Redemption.

         (2) Except as set forth in clause (b), the Company shall not have the option to redeem the Notes pursuant to this Section 5 prior to July 15, 2006. The Notes shall be redeemable for cash at the option of the Company, in whole or in part, at any time on or after July 15, 2006, upon not less than 30 days nor more than 60 days prior notice mailed by first class mail to each Holder at its last registered address, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing July 15 of the years indicated below, in each case (subject to the right of Holders of record on a Record Date to receive the corresponding interest due (and the corresponding Liquidated Damages, if any) on the corresponding Interest Payment Date that is on or prior to such redemption date) together with accrued and unpaid interest (and Liquidated Damages, if any) thereon to the date of redemption of the Notes (the "Redemption Date"):

              Year                                 Percentage
              ----                                 ----------

              2006.............................    105.875 %
              2007.............................    102.938 %
              2008 and thereafter..............    100.000 %

         (3) Notwithstanding the provisions of clause (a) of this Section 5, at any time on or prior to July 15, 2005, upon one or more Qualified Equity Offerings, up to 35% of the aggregate principal amount of the Notes issued pursuant to the Indenture (only as necessary to avoid any duplication, excluding any replacement Notes) may be redeemed at the Company's option within 90 days of the closing of any such Qualified Equity Offering, on not less than 30 days, but not more than 60 days, prior notice to each Holder of the Notes to be redeemed, with cash received by the Company from the Net Cash Proceeds of such Qualified Equity Offering, at a redemption price equal to 111.75% of principal, together with accrued and unpaid interest (and Liquidated Damages, if any) thereon to the Redemption Date; provided, however, that immediately following each such redemption not less than 65% of the aggregate principal amount of the Notes originally issued pursuant to the Indenture on the Issue Date remain outstanding (only as necessary to avoid any duplication, excluding any replacement Notes).

         (4) Notice of redemption shall be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest (and Liquidated Damages, if any) ceases to accrue on Notes or portions thereof called for redemption unless the Company defaults in such payments due on the redemption date.

      1. Mandatory Redemption. If (i) the Merger has not occurred prior to the close of business on August 31, 2002 substantially in accordance with the terms of the Merger Agreement, or (ii) the Company has determined that the Merger shall not occur by that date on substantially the terms set forth in the Merger Agreement and the Offering Memorandum, for consideration not in excess of the amount determined in accordance with the Merger Agreement (each, a "Triggering Event"), the Company shall be required to redeem (a "Mandatory Redemption") all of the outstanding Notes, for a price equal to 101% of their principal amount, plus accrued and unpaid interest thereon through the redemption date (the "Mandatory Redemption Price"). The Mandatory Redemption must occur no later than 10 Business Days after the Triggering Event (the "Mandatory

Redemption Date"). Except for a Mandatory Redemption, the Company will not be required to make any mandatory redemption payments with respect to the Notes and the Notes will not have the benefit of any sinking fund.

      2. Offers to Purchase.

         (5) Change of Control. In the event that a Change of Control has occurred, each Holder of Notes shall have the right, at such Holder's option, pursuant to an offer (subject only to conditions required by applicable law, if any) by the Company (the "Change of Control Offer"), to require the Company to repurchase all or any part of such Holder's Notes (provided, that the principal amount of such Notes must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that is no later than 45 Business Days after the occurrence of such Change of Control, at a cash price equal to 101% of the principal amount thereof, together with accrued and unpaid interest (and Liquidated Damages, if any), to the Change of Control Purchase Date.

         The Change of Control Offer shall be made within 20 Business Days following a Change of Control and shall remain open for 20 Business Days following its commencement or such other period as may be required by applicable law (the "Change of Control Offer Period"). Upon expiration of the Change of Control Offer Period, the Company shall promptly purchase all Notes properly tendered in response to the Change of Control Offer.

         (6) Asset Sale. If the Company, the Parent or any of their respective Subsidiaries consummates an Asset Sale, within 30 days after the date that the amount of Excess Proceeds exceeds $15,000,000, the Company shall apply the Excess Proceeds (the "Asset Sale Offer Amount") to the repurchase of the Notes and such other Indebtedness ranking on a parity with the Notes and with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from such Asset Sale pursuant to a cash offer (subject only to conditions required by applicable law, if any) (pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding) (the "Asset Sale Offer"), at a purchase price of 100% of the principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) (the "Asset Sale Offer Price"), together with accrued and unpaid interest and Liquidated Damages, if any, to the date of payment. Each Asset Sale Offer shall remain open for a minimum of 20 Business Days following its commencement (the "Asset Sale Offer Period").

         (7) Excess Cash Flow. If the Parent has Excess Cash Flow for any fiscal year, then no later than the 140th day following the end of each fiscal year, after the Parent applies an amount equal to 50% of the Excess Cash Flow to payments to the Senior Debt of the Company or the Guarantors, to the extent the remaining balance (the "Excess Cash Flow Amount") is greater than $5,000,000, the Parent will make an offer (the "Excess Cash Flow Offer") to the holders of the Notes to purchase, on a pro rata basis, Notes at a purchase price in cash equal to 100% of the principal amount of the Notes to be purchased (the "Excess Cash Flow Purchase Price"), together with accrued and unpaid interest and Liquidated Damages, if any, to the date fixed for the purchase of the Notes. Each Excess Cash Flow Offer shall remain open for 20 Business Days following its commencement.

      8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a Record Date and the next succeeding Interest Payment Date.

      9. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

      10. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Notes or the Guarantees may be amended or supplemented with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.4 and 6.7 of the Indenture, any existing Default or Event of Defaults (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture, the Notes or the Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). Without the consent of any Holder of a Note, the Indenture, the Notes or the Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to provide for additional Guarantees as set forth in the Indenture or for the release or assumption of Guarantees in compliance with the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the rights under the Indenture of any such Holder, to comply with the provisions of the Depositary, Euroclear or Clearstream or the Trustee with respect to the provisions of the Indenture or the Notes relating to transfers and exchanges of Notes or beneficial interests therein, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA or to provide for the issuance of additional Notes in accordance with the limitations set forth in the Indenture.

      11. Defaults and Remedies. The Indenture provides that each of the following constitutes an Event of Default:

            (1) the Company's failure to pay any installment of interest (or Liquidated Damages, if any) on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days,

            (2) the Company's failure to pay all or any part of the principal, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price, the Asset Sale Offer Price or the Excess Cash Flow Purchase Price, on Notes validly tendered and not properly withdrawn pursuant to a Change of Control Offer, Asset Sale Offer or Excess Cash Flow Offer, as applicable,

            (3) the Company's failure or the failure by the Parent or any Subsidiary of the Company or the Parent to observe or perform any other covenant or agreement contained in the Notes or the Indenture and, except for the provisions under Sections 4.14, 4.15, 5.1 and 5.3 of the Indenture, the continuance of such failure for a period of 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding,

            (4) the Company's failure to report the occurrence of a Default under any covenant contained in the Notes or the Indenture and the continuance of such failure for a period of 30 days after management of the Company or the Parent, exercising reasonable diligence, becomes aware thereof,

            (5) a court having jurisdiction in the premises enters a decree or order for (a) relief in respect of the Company, the Parent or any Significant Subsidiary of the Company or the Parent in an involuntary case under any applicable Bankruptcy Law now or hereafter in effect, (b) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant

Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (c) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

            (6) the Company or the Parent or any Significant Subsidiary of the Company or the Parent (a) commences a voluntary case under any applicable Bankruptcy Law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (b) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or the Parent or any Significant Subsidiary of the Company or the Parent or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (c) effects any general assignment for the benefit of creditors;

            (7) a default in the Indebtedness of the Company or the Parent or the Indebtedness of any Subsidiary of the Company or the Parent with an aggregate amount outstanding in excess of $5,000,000 (a) resulting from the failure to pay principal at maturity or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity,

            (8) final unsatisfied judgments not covered by insurance aggregating in excess of $15,000,000, at any one time rendered against the Company, the Parent or any Subsidiary of the Company or the Parent and not stayed, bonded or discharged within 60 days,

            (9) the Guarantee of Parent ceases to be in full force and effect or becomes unenforceable or invalid or is declared null and void (other than in accordance with the terms of the Guarantee and this Indenture) or Parent denies or disaffirms its Obligations under its Guarantee; and

            (10) any Guarantee of a Guarantor that is a Significant Subsidiary ceases to be in full force and effect or becomes unenforceable or invalid or is declared null and void (other than in accordance with the terms of the Guarantee and the Indenture) or any Guarantor (other than Parent) denies or disaffirms its Obligations under its Guarantee.

            If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice in the manner and to the extent provided by Section 313(c) of the TIA of the Default or Event of Default within 90 days after it occurs.

      1. Subordination. The Notes and the Guarantees are subordinated in right of payment, to the extent and in the manner provided in Section 10.7 and Article XI of the Indenture, to the prior payment in full in cash of all Senior Debt. The Company and the Guarantors agree, and each Holder by accepting a Note consents and agrees, to the subordination provided in the Indenture and authorizes the Trustee to give it effect.

      13. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may become the owner of pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.

      14. No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder (direct or indirect) of the Company or the Guarantors (or any such successor entity), as such, shall have any liability for any Obligations of the Company or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation, except in their capacity as an obligor or Guarantor of the Notes in accordance with the Indenture. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

      15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

      16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

      17. Additional Rights of Holders of Transfer Restricted Notes.7 In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transfer Restricted Notes shall have all the rights set forth in the Registration Rights Agreement dated as of the date of the Indenture, among the Company, the Guarantors parties thereto and the Initial Purchaser (the "Registration Rights Agreement").

      18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and/or ISIN numbers to be printed on the Notes and the Trustee shall use CUSIP and/or ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes


----------------
(7)   To be included only on Transfer Restricted Notes.

or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon, and any such redemption shall not be affected by any defect in or omission of such numbers.

      19. Governing Law. THE INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL LAWS AND RULES 327(b).

            The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture [and/or the Registration Rights Agreement](8). Requests may be made to:

                              WH Acquisition Corp.
                             c/o Whitney & Co., LLC
                                177 Broad Street
                           Stamford, Connecticut 06901
                       Attention: Mr. James H. Fordyce or
                              Kevin J. Curley, Esq.
                                 (203) 973-1400


------------------
(8)   To be included only on Transfer Restricted Notes.

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (We) assign and transfer this Note to


________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)


________________________________________________________________________________


________________________________________________________________________________


________________________________________________________________________________


________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.


________________________________________________________________________________

Date: __________________________

Your Signature:_________________________________________________________________
          (Sign exactly as your name appears on the face of this Note)

Signature Guarantee*


________________________________________________________________________________

*NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or
(iv) in such other guarantee program acceptable to the Trustee.

                       OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have this Note purchased by the Company pursuant to Section 4.13, Section 4.14 or Section 4.15 of the Indenture, check the box below:

[ ]  Section 4.13                 Section 4.14                      Section 4.15

      If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.13, Section 4.14 or Section 4.15 of the Indenture, state the amount you elect to have purchased (in denominations of $1,000 only, except if you have elected to have all of your Notes purchased): $___________

Date: ______________________  Your Signature:___________________________________
                                 (Sign exactly as your name appears on the Note)


Social Security or Tax Identification No.:______________
Signature Guarantee*


________________________________________________________________________________




*NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP);

or (iv) in such other guarantee program acceptable to the Trustee.

            SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE(9)


            The following exchanges of an interest in this Global Note for an interest in another Global Notes or for a Definitive Note, or exchanges of an interest in another Global Note or Definitive Note for an interest in this Global Note, have been made:

                     Amount of        Amount of      Principal Amount     Signature
                      Decrease         Increase       of this Global    of Authorized
                    in Principal     in Principal     Note Following      Officer of
                   Amount of this   Amount of this     Such Decrease      Trustee or
Date of Exchange    Global Note       Global Note     (or Increase)     Note Custodian
----------------   --------------   --------------   ----------------   --------------



-------------------
(9)   This should be included only if the Note is issued in global form.

                                    GUARANTEE

            The Guarantors listed below (hereinafter referred to as the "Guarantors," which term includes any successors or assigns under the Indenture, dated June 27, 2002, among the Guarantors party thereto, the Company (as defined below) and The Bank of New York, as trustee, (the "Indenture") and any additional Guarantors), have irrevocably and unconditionally guaranteed on an unsecured senior subordinated basis the Guarantee Obligations (as defined in Section 10.1 of the Indenture), which include (i) the due and punctual payment of the principal of, premium, if any, and interest (and Liquidated Damages, if any) on the 11 3/4% Senior Subordinated Notes due 2010 (the "Notes") of WH Acquisition Corp., a Nevada corporation (the "Company"), whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise, and the prompt payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest on the Notes, and all other payment Obligations of the Company, to the Holders or the Trustee all in accordance with the terms set forth in Article X of the Indenture, and (ii) in case of any extension of time of payment or renewal of any Notes or any such other Obligations, the prompt payment in full of such Notes or other Obligations when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer, or otherwise, subject in the case of clauses (i) and (ii) above, to the limitations set forth in Section 10.5 of the Indenture.

            The obligations of each Guarantor to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee.

            The obligations of each Guarantor to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly subordinated to Senior Debt of the Guarantor as set forth in Section 10.7 of the Indenture and reference is hereby made to such Section for the precise terms of such subordination.

            No past, present or future director, officer, employee, incorporator or stockholder (direct or indirect) of the Guarantors (or any such successor entity), as such, shall have any liability for any obligations of the Guarantors under this Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, except in their capacity as an obligor or Guarantor of the Notes in accordance with the Indenture.

            This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of the Company's obligations under the Notes and Indenture or until released or legally defeased in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and performance and not of collectibility.

            This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

            The obligations of each Guarantor under this Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

            THE TERMS OF ARTICLE X AND XI OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

            Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

            IN WITNESS WHEREOF, each of the Guarantors has caused this instrument to be duly executed.

Dated:  June [ ], 2002

                                                  WH INTERMEDIATE HOLDINGS, LTD.


                                                  By: /s/
                                                      --------------------------
                                                      Name:
                                                      Title:

                                                  WH LUXEMBOURG HOLDINGS SaRL


                                                  By: /s/
                                                      --------------------------
                                                      Name:
                                                      Title:

                                                  WH LUXEMBOURG INTERMEDIATE
                                                  HOLDINGS SaRL


                                                  By: /s/
                                                      --------------------------
                                                      Name:
                                                      Title:

                                                  WH LUXEMBOURG CM SaRL


                                                  By: /s/
                                                      --------------------------
                                                      Name:
                                                      Title:

                                    EXHIBIT B
                         FORM OF CERTIFICATE OF TRANSFER

WH Acquisition Corp.
c/o Whitney & Co., LLC
177 Broad Street
Stamford, CT 06901


The Bank of New York
15 Broad Street, 26th Floor
New York, New York 1005

      Re: 11 3/4% Senior Subordinated Notes due 2010

Dear Sirs:

      Reference is hereby made to the Indenture, dated as of June 27, 2002 (the "Indenture"), among WH Acquisition Corp., as issuer (the "Company"), the Guarantors party thereto and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. ________________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to _______________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

[ ] 1. CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any State of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

[ ] 2. CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) and the interest transferred shall be held immediately thereafter through Euroclear or Clearstream. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

[ ] 3. CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any State of the United States, and accordingly the Transferor hereby further certifies that (check one):

[ ] (a) Such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

[ ] (b) Such Transfer is being effected to the Company or a Subsidiary thereof; or

[ ] (c) Such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or

[ ] (d) such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in a form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification and provided to the Company, which has confirmed its acceptability), to the effect that such Transfer is in compliance with the Securities Act and with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

[ ] 4. CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

[ ]   (a) CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and
(ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture and the Securities Act.

[ ]   (b) CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is
being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture and the

Securities Act.

[ ]   (c) CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is
being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.



---------------------------------            Dated:
[Insert Name of Transferor]                         ----------------------------


By:
    ------------------------------------
    Name:
    Title:

                       ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

[ ] (a) a beneficial interest in the:

[ ]     (i) 144A Global Note (CUSIP _______), or

[ ]     (ii) Regulation S Global Note (CUSIP ______; or ISIN _____), or

[ ] (b) a Restricted Definitive Note.

2. After the Transfer the Transferee will hold:

[CHECK ONE]

[ ] (a) a beneficial interest in the:

[ ]     (i) 144A Global Note (CUSIP _______), or

[ ]     (ii) Regulation S Global Note (CUSIP _______; or ISIN _____), or

[ ]     (iii) Unrestricted Global Note (CUSIP _______); or

[ ] (b) a Restricted Definitive Note; or

[ ] (c) an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

                                    EXHIBIT C
                         FORM OF CERTIFICATE OF EXCHANGE

WH Acquisition Corp.
c/o Whitney & Co., LLC
177 Broad Street
Stamford, CT 06901


The Bank of New York
15 Broad Street, 26th Floor
New York, New York 1005

         Re: 11 3/4% Senior Subordinated Notes due 2010

Dear Sirs:

      Reference is hereby made to the Indenture, dated as of June 27, 2002 (the "Indenture"), between WH Acquisition Corp., as issuer (the "Company"), the Guarantors party thereto and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      ______________________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $________________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

      1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE.

[ ]   (a) CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL
NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

[ ]   (b) CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL
NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

[ ]   (c) CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL
INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

[ ]   (d) CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED
DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies
(i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES.

[ ]   (a) CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL
NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

[ ]   (b) CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL
INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the: [CHECK ONE] 144A Global Note or Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any State of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

      This certificate and the statements contained herein are made for your benefit and the benefit of the Company.



------------------------------------
[Insert Name of Owner]



By:
    --------------------------------
    Name:
    Title:


Dated:
       ------------------------

                                    EXHIBIT D
                       FORM OF CERTIFICATE FROM ACQUIRING
                        INSTITUTIONAL ACCREDITED INVESTOR

WH Acquisition Corp.
c/o Whitney & Co., LLC
177 Broad Street
Stamford, CT 06901


The Bank of New York
15 Broad Street, 26th Floor
New York, New York 1005

      Re: 11 3/4% Senior Subordinated Notes due 2010

Dear Sirs:

      Reference is hereby made to the Indenture, dated as of June 27, 2002 (the "Indenture"), between WH Acquisition Corp., as issuer (the "Company"), the Guarantors party thereto and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      In connection with our proposed purchase of $___________________ aggregate principal amount of: (a) a beneficial interest in a Global Note, or (b) a Definitive Note, we confirm that:

      1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

      2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (i) to the Company, (ii) in the United States to a person whom the seller reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (iii) outside the United States in an offshore transaction in accordance with Rule 904 under the Securities Act, (iv) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (v) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (v) in accordance with any applicable securities laws of any state of the United States, and we further agree to provide to any person purchasing the Definitive Note from us in a transaction meeting the requirements of clauses (i) through (v) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

      3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Notes or beneficial interest therein acquired by us must be effected through the Initial Purchaser.

      4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

      5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

      You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                                  Dated:
-------------------------------------                    -----------------------
[Insert Name of Accredited Investor]


By: ----------------------------------
Name:
Title:

                                    EXHIBIT E

                      FORM OF SUPPLEMENTAL INDENTURE TO BE
                       DELIVERED BY SUBSEQUENT GUARANTORS


      Supplemental Indenture (this "Supplemental Indenture"), dated as of ________, among ___________________ (the "Guaranteeing Subsidiary"), a subsidiary of WH Acquisition Corp. (or its permitted successor), a Nevada corporation (the "Company"), the Company and The Bank of New York, as trustee under the Indenture referred to below (the "Trustee").

                               W I T N E S S E T H
                               -------------------

      WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of June 27, 2002, providing for the issuance of 11 3/4% Senior Subordinated Notes due 2010 (the "Notes");

      WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which any newly-acquired or created Guarantor shall unconditionally guarantee all of the Company's obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Subsidiary Guarantee"); and

      WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

      NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

      1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

      2. Agreement to Guarantee. The Guaranteeing Subsidiary irrevocably and unconditionally guarantees the Guarantee Obligations, which include (i) the due and punctual payment of the principal of, premium, if any, and interest (and Liquidated Damages, if any) on the Notes, whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest on the Notes, and payment of expenses, and the due and punctual performance of all other obligations of the Company, to the Holders or the Trustee all in accordance with the terms set forth in Article X of the Indenture, and (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise.

      The obligations of Guaranteeing Subsidiary to the Holders and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee.

      No past, present or future director, officer, employee, incorporator or stockholder (direct or indirect) of the Guaranteeing Subsidiary (or any such successor entity), as such, shall have any liability for any obligations of the Guaranteeing Subsidiary under this Subsidiary Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, except in their capacity as an obligor or Guarantor of the Notes in accordance with the Indenture.

      This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon the Guaranteeing Subsidiary and its successors and assigns until full and final payment of all of the Company's obligations under the Notes and Indenture or until released in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and performance and not of collectibility.

      The obligations of the Guaranteeing Subsidiary under its Subsidiary Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

      THE TERMS OF ARTICLE X OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

      3. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b).

      4. Counterparts. The parties may sign any number of copies of this

Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

      5. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

                                           THE COMPANY:
                                           WH ACQUISITION CORP.


                                           By: /s/
                                               ---------------------------------
                                               Name:
                                               Title:


                                           GUARANTEEING SUBSIDIARY:
                                           NAME:


                                           By: /s/
                                               ---------------------------------
                                               Name:
                                               Title:


                                           THE TRUSTEE:
                                           THE BANK OF NEW YORK


                                           By: /s/
                                               ---------------------------------
                                               Name:
                                               Title:

                                    EXHIBIT F

                           FORM OF SECURITY AGREEMENT

                                   [ATTACHED]

                                    EXHIBIT G

                            FORM OF SUPPORT AGREEMENT
                        TO BE DELIVERED BY WHITNEY V, L.P

                                   [ATTACHED]

                                    EXHIBIT H

                            FORM OF SUPPORT AGREEMENT
                 TO BE DELIVERED BY CCG INVESTMENTS (BVI), L.P.

                                   [ATTACHED]

                                    EXHIBIT I

                FORM OF MONITORING FEES AGREEMENT AMONG HOLDINGS,
                       THE COMPANY AND WHITNEY & CO., LLC

                                   [ATTACHED]

                                    EXHIBIT J

                FORM OF MONITORING FEES AGREEMENT AMONG HOLDINGS,
                     THE COMPANY AND GGC ADMINISTRATION, LLC

                                   [ATTACHED]


                                      J-1